As filed with the Securities and Exchange Commission on November 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GMX RESOURCES INC.*

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	1311	73-1534474
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Benham Place, Suite 600

9400 North Broadway

Oklahoma City, OK 73114

(405) 600-0711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

James A. Merrill Chief Financial Officer GMX Resources Inc. 9400 North Broadway, Suite 600 Oklahoma City, OK 73114 (405) 600-0711	James W. Larimore, Esq. Crowe & Dunlevy, A Professional Corporation 20 North Broadway, Suite 1800 Oklahoma City, OK 73102 (405) 235-7700	David C. Buck, Esq. Andrews Kurth LLP 600 Travis St., Suite 4200 Houston, TX 77002-3009 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
11.375% Senior Notes due 2019	$200,000,000	100%	$200,000,000	$23,220(1)
Guarantees by certain subsidiaries of GMX Resources Inc.*	—	—	—	— (2)

(1)	The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.
*	The subsidiary guarantors of GMX Resources Inc. and co-registrants to this Registration Statement are identified on the following page.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrants as Specified in Their Respective Charters (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Diamond Blue Drilling Co.	Oklahoma	20-3937463	1381
Endeavor Pipeline Inc.	Oklahoma	73-1543948	1389

(1)	The address and telephone number of the principal executive offices of each of Diamond Blue Drilling Co. and Endeavor Pipeline Inc. are 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, and (405) 600-0711, respectively, and the agent for service at such address is James A. Merrill.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 1, 2011

GMX RESOURCES INC.

Offer to exchange up to

$200,000,000 of 11.375% Senior Notes Due 2019

that have been registered under the Securities Act of 1933

for

$200,000,000 of 11.375% Senior Notes Due 2019 that have not been registered under the

Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 PM, NEW YORK

CITY TIME, ON                     , 2011, UNLESS WE EXTEND IT

Terms of the Exchange Offer:

•

We are offering to exchange up to $200.0 million aggregate principal amount of registered 11.375% Senior Notes due 2019, which we refer to as the new notes, for any and all of our $200.0 million aggregate principal amount of unregistered 11.375% Senior Notes due 2019, which we refer to as the old notes, that were issued on February 9, 2011.

•	We will exchange all outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes.

•

The terms of the new notes will be substantially identical to those of the outstanding old notes, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•	The old notes are, and the new notes will be guaranteed on a senior basis by two of our existing subsidiaries and by all of our future direct and indirect subsidiaries.

•	There is no established trading market for the new notes or the old notes.

•	We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through any quotation system.

Please read “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider prior to tendering your outstanding old notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

The date of this prospectus is                             , 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to in this prospectus as the SEC. In making your decision to participate in the exchange offer, you should rely only on the information contained in or incorporated by reference into this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or in the documents incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT OUR COMPANY THAT HAS NOT BEEN INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY SUCH INFORMATION. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: INVESTOR RELATIONS, GMX RESOURCES INC., 9400 NORTH BROADWAY, SUITE 600, OKLAHOMA CITY, OK 73114; ELECTRONIC MAIL: AVANHORN@GMXRESOURCES.COM; OR TELEPHONE NUMBER (405) 600-0711. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION. ACCORDINGLY, YOU SHOULD REQUEST THE INFORMATION NO LATER THAN                     , 2011.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “GMX,” the “Company,” “we,” “our” or “us” are to GMX Resources Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public

i

reference room and copy charges. Also, using our website, http://www.gmxresources.com, you can access electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning Investor Relations at our principal executive office, which is 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, avanhorn@gmxresources.com, or (405) 600-0711, respectively.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

INCORPORATION BY REFERENCE

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents we filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011, as amended by Annual Reports on Form 10-K/A, filed with the SEC on September 1, 2011 and October 27, 2011;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011, and for the quarter ended June 30, 2011, filed with the SEC on August 9, 2011;

•

our Current Reports on Form 8-K, as filed with the SEC on: January 20, 2011; January 28, 2011; February 3, 2011; February 8, 2011, February 9, 2011; March 2, 2011; March 3, 2011; March 24, 2011; April 13, 2011; May 4, 2011; May 27, 2011; and August 4, 2011;

•	information specifically incorporated by reference into our Annual Report on Form 10-K from our proxy statement on Schedule 14A filed on April 22, 2011; and

•

the description of our common stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2009, including any amendments or reports filed for the purpose of updating such descriptions.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this prospectus and prior to the termination of the exchange offer shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus at no cost to the requestor. Inquiries should be directed to: Investor Relations, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, (405) 600-0711.

FORWARD-LOOKING STATEMENTS

All statements made in this prospectus other than purely historical information are “forward-looking statements” within the meaning of the federal securities laws. These statements reflect expectations and are based on historical operating trends, proved reserve positions and other currently available information. Forward-looking statements include statements regarding future plans and objectives, future exploration and development expenditures and number and location of planned wells and statements regarding the quality of our properties and potential reserve and production levels. These statements may be preceded or followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “continues,” “plans,” “estimates,” “projects” or similar expressions or statements that events “will,” “should,” “could,” “might” or “may” occur. Except as otherwise specifically indicated, these statements assume that no significant changes will occur in the operating environment for oil and natural gas properties and that there will be no material acquisitions or divestitures except as otherwise described.

The forward-looking statements in this prospectus are subject to all the risks and uncertainties that are described in this prospectus. We may also make material acquisitions or divestitures or enter into financing transactions. None of these events can be predicted with certainty and are not taken into consideration in the forward-looking statements.

For all of these reasons, actual results may vary materially from the forward-looking statements, and we cannot assure you that the assumptions used are necessarily the most likely. We will not necessarily update any forward-looking statements to reflect events or circumstances occurring after the date the statement is made except as may be required by federal securities laws.

There are a number of risks that may affect our future operating results and financial condition. Factors that could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•	uncertainties inherent in making estimates of our oil and natural gas data;

•	the volatility of oil prices;

•	discovery and development of oil reserves;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	current and future government regulation of the oil and natural gas industry, including without limitation regulation of drilling practices, including hydraulic fracturing;

•	cost of compliance with laws and regulations;

•	changes in environmental, climate change, or natural resource laws or the implementation of those laws;

•	environmental liabilities;

•	greenhouse gas or climate change regulation;

•	potential public opposition to, or controversy directed at, oil and gas drilling practices;

•	potential liabilities inherent in oil and natural gas operations;

•	geological, technical, drilling and processing problems;

•	competition;

•	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

•	the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;

•	drilling risks and operational hazards;

•	the availability and cost of developing appropriate infrastructure around and transportation to our discoveries and prospects;

•	the ability to obtain financing;

•	our dependence on our key management personnel and our ability to attract and retain qualified personnel;

•	our vulnerability to severe weather events; and

•	the cost and availability of adequate insurance coverage.

You are urged to carefully consider these factors and the “Risk Factors” on page 12 of this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the risks discussed in the “Risk Factors” section, the historical consolidated financial statements and notes to those financial statements. This summary may not contain all of the information that investors should consider before making a decision to participate in the exchange offer.

The Company

GMX Resources Inc. is an independent oil and gas company currently focused on development acreage in two oil shale resource plays in the Williston Basin (North Dakota / Montana) targeting the Bakken and Sanish-Three Forks Formations and the DJ Basin (Wyoming), targeting the Niobrara Formation. Both plays are estimated to be 90% oil. Our natural gas resources are located in the East Texas Basin, in the Haynesville/Bossier gas shale and the Cotton Valley Sand Formation, where the majority of our acreage is contiguous and held by production. We believe these oil and natural gas resource plays provide a substantial inventory of operated, high probability, repeatable, organic growth opportunities. The Bakken properties contain nearly 600 undrilled, 9,500’ lateral length locations, 43 potential operated 1,280-acre units and 172 operated locations, with between 45% and 100% working interest. The Niobrara properties contain 584 undrilled, 4,000’ lateral length locations, including 94 potential operated 640-acre units and 376 operated locations, with an average working interest of 51%. The Haynesville/Bossier and the Cotton Valley Sand locations include 253 net Haynesville/Bossier horizontal locations and 108 net Cotton Valley Sand horizontal locations.

We have three subsidiaries: Diamond Blue Drilling Co. (“Diamond Blue”), which currently owns two conventional drilling rigs in our core area; Endeavor Pipeline Inc. (“Endeavor Pipeline”), which operates our water supply and salt water disposal systems in our core area; and Endeavor Gathering, LLC (“Endeavor Gathering”), which owns the natural gas gathering system and related equipment operated by Endeavor Pipeline. Kinder Morgan Endeavor LLC (“KME”) owns a 40% membership interest in Endeavor Gathering.

How You Can Contact Us

Our principal executive office is located at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma, 73114 and our telephone number is (405) 600-0711.

Recent Developments

On August 2, 2011, we entered into a third amendment to our Fifth Amended and Restated Loan Agreement to amend the EBITDA to interest expense ratio as defined in the credit facility to be greater than or equal to 2.00 to 1.00 for the period between July 1, 2011 and December 31, 2011. Beginning January 1, 2012, the required EBITDA to interest expense ratio will return to be greater than or equal to 2.50 to 1.00. During any period between July 1, 2011 and December 31, 2011 in which our EBITDA to interest expense ratio is below 2.50 to 1.00, the applicable LIBO rate margin and applicable prime rate margin will increase by 1.50%. This amendment also increases the unused facility fee by 0.5% to 1.0% per annum when our EBITDA to interest expense ratio is less than 2.50 to 1.00 (or as otherwise provided in the credit facility). We paid a fee equal to 1% of the borrowing base in connection with this amendment.

We have temporarily suspended drilling new Haynesville/Bossier horizontal (“H/B Hz”) wells as of July 2011 and are focusing our capital to accelerating the development of our oil acreage. As a result of temporarily suspending our H/B Hz drilling program beginning in July 2011, certain hedged natural gas volumes exceeded estimated future production. In order to reduce the amount of hedged volumes, we monetized 84,887 Mcf of 2011 hedges and 4.3 Bcfe of 2012 hedges in July 2011. Net of deferred premiums payable related to these volumes, we received $2.7 million in proceeds.

Organizational Chart

The following diagram depicts our organizational structure.

The Exchange Offer

On February 9, 2011, we completed a private offering of $200.0 million aggregate principal amount of the old notes. As part of the private offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer within 360 days of the issue date of the old notes. The following is a summary of the exchange offer.

Old Notes	11.375% Senior Notes due February 15, 2019, which were issued on February 9, 2011.

New Notes	11.375% Senior Notes due February 15, 2019. The terms of the new notes are substantially identical to the terms of the outstanding old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the new notes.

Exchange Offer	We are offering to exchange up to $200.0 million aggregate principal amount of our new notes that have been registered under the Securities Act for an equal amount of our outstanding old notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The new notes will evidence the same debt as the old notes and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Because the new notes will be registered, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their old notes accepted in the exchange offer will have no registration rights.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we decide to extend the date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book-entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but the old notes are not immediately available, time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer, then you may tender old notes by following the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2011. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer—Withdrawal Rights.”

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read the discussion under the caption “Material United States Federal Income Tax Consequences” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent for the exchange offer. For the address, telephone number and fax number of the exchange agent, please read “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	the new notes are being acquired in the ordinary course of business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the new notes issued to you in the exchange offer;

•	you are not our affiliate or an affiliate of any of our subsidiary guarantors; and

•	you are not a broker-dealer tendering old notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any new notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of New Notes” for more information regarding resales of the new notes.

Consequences of Not Exchanging Your Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register your old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please read “The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities” and “Description of the Notes.”

Description of the Notes

The terms of the new notes and those of the outstanding old notes will be substantially identical, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the old notes. The new notes represent the same debt as the old notes for which they are being exchanged. The new notes are governed by the same indenture as the old notes are.

The following summary contains basic information about the new notes and is not intended to be complete. For a more complete understanding of the new notes, please refer to the section in this prospectus entitled “Description of the Notes.” When we use the term “notes” in this prospectus, unless the context requires otherwise, the term includes the old notes and the new notes.

Issuer	GMX Resources Inc.

Securities Offered	$200.0 million aggregate principal amount of 11.375% Senior Notes due 2019.

Interest	The new notes will accrue interest from the most recent interest payment date, August 15, 2011, at the rate of 11.375% per year. Interest on the new notes will be payable in cash on February 15 and August 15 of each year.

Maturity Date	February 15, 2019.

Optional Redemption	On or after February 15, 2015, we may redeem some or all of the new notes at any time at the redemption prices set forth in “Description of the Notes—Optional Redemption” plus accrued and unpaid interest, if any, to the redemption date.

Before February 15, 2014, we may redeem up to 35% of the new notes, including additional notes, with the proceeds of certain public offerings of our common stock at a price of 111.375% of their principal amount plus accrued interest, provided that at least 65% of the aggregate principal amount of the notes originally issued remains outstanding after the redemption, as further described in “Description of the Notes—Optional Redemption.”

In addition, prior to February 15, 2015, we may redeem the new notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium.

Change of Control	Upon a change of control (as defined under “Description of the Notes”), we will be required to make an offer to purchase the new notes. The purchase price will equal 101% of the principal amount of the new notes on the date of purchase plus accrued interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the new notes).

Guarantees	Two of our existing and all of our future direct and indirect subsidiaries will fully and unconditionally guarantee the new notes on a senior basis. Endeavor Gathering, LLC, one of our subsidiaries, will not guarantee the notes. See “Description of the Notes—Subsidiary Guarantees.”

Ranking	The new notes and the new guarantees will be our and the guarantors’ general senior unsecured obligations. The new notes and the new guarantees will rank:

•	senior in right of payment to any of our and the guarantors’ future obligations that are expressly subordinated thereto;

•	equal in right of payment with all of our and the guarantors’ existing and future senior debt; and

•

effectively junior to (i) all of our and the guarantors’ obligations that are secured by liens, including the borrowings and other obligations under our secured revolving credit facility, to the extent of the value of the assets securing such obligations, and (ii) all existing and future indebtedness and other liabilities of any subsidiary that is not a guarantor of the new notes.

As of June 30, 2011, we had outstanding, on a consolidated basis, $341.4 million of total indebtedness, of which:

•

none was senior secured indebtedness, we had no indebtedness outstanding under our senior secured revolving credit facility, and we had $59.9 million of availability under our amended senior secured revolving credit facility; and

•	$340.0 million of senior unsecured indebtedness, consisting of our 5.00% convertible senior notes due 2013, our existing 4.50% convertible senior notes due 2015 and the old notes.

As of June 30, 2011, our only non-guarantor subsidiary, Endeavour Gathering, LLC, had $56.0 million of total assets and $1.5 million of total liabilities and generated none of our consolidated revenues.

Certain Covenants	We will issue the new notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries (as described in “Description of the Notes”) to among other things:

•	incur additional indebtedness;

•	create liens;

•	pay dividends or make distributions in respect of capital stock;

•	purchase or redeem capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	issue or sell stock of restricted subsidiaries;

•	enter into transactions with stockholders or affiliates; or

•	effect a consolidation or merger.

However, these covenants will be subject to a number of important qualifications and exceptions, which are described under “Description of the Notes—Certain Covenants.”

Asset Sales	If we sell assets under certain circumstances, we will be required to use the proceeds to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date. See “Description of the Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

No Established Trading Market	The new notes are a new issue of securities with no established trading market. The new notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If an active or liquid trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Risk Factors	Investing in the notes involves substantial risks and uncertainties. See “Risk Factors” beginning on page 12 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to exchange your old notes.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Selected Historical Consolidated Financial Data

The following table presents our selective financial information for the periods indicated which were derived from our consolidated financial statements. It should be read in conjunction with our consolidated financial statements and related notes and other financial information included herein.

	Year Ended December 31					Six Months Ended June 30,
	2010	2009 (as adjusted)(2)	2008 (as adjusted)(2)	2007	2006	2011	2010
	(in thousands, except share and per share data)
Statement of Operations Data:
Oil and natural gas sales	$96,523	$94,294	$125,736	$67,883	$31,882	$62,235	$44,513
Expenses:
Lease operations	10,651	11,776	15,101	8,982	4,479	5,733	5,354
Production and severance taxes(1)	743	(930)	5,306	2,746	465	549	1,025
General and administrative	27,119	21,390	16,899	8,717	5,829	14,683	13,406
Depreciation, depletion and amortization	38,061	31,006	31,744	18,681	8,046	26,093	15,101
Impairment of oil and natural gas properties and assets held for sale	143,712	188,150	192,650	—	—	65,181	—

Total expenses	220,286	251,392	261,700	39,126	18,819	112,239	34,886

Income (loss) from operations	(123,763)	(157,098)	(135,964)	28,757	13,063	(50,004)	9,627

Total non-operating income (expense)	(18,768)	(24,022)	(14,174)	(3,862)	(673)	(10,756)	(8,964)

Income (loss) before income taxes	(142,531)	(181,120)	(150,138)	24,895	12,390	(60,760)	663
(Provision) benefit for income taxes	4,239	33	26,217	(8,010)	(3,415)	(2,868)	3,419

Net income (loss)	(138,292)	(181,087)	(123,921)	16,885	8,975	(63,628)	4,082
Net income attributable to non-controlling interest	3,114	173	—	—	—	3,158	931

Net income (loss) applicable to GMX	(141,406)	(181,260)	(123,921)	16,885	8,975	(66,786)	3,151
Preferred stock dividends	4,633	4,625	4,625	4,625	1,799	3,047	2,313

Net income (loss) applicable to GMX common shareholders	$(146,039)	$(185,885)	$(128,546)	$12,260	$7,176	$(69,833)	$838

Statement of Cash Flows Data:
Cash provided by operating activities	$58,735	$49,490	$83,237	$52,445	$38,333	$37,624	$22,470
Cash used in investing activities	(176,000)	(181,324)	(318,360)	(194,998)	(130,573)	(192,258)	(77,581)
Cash provided by financing activities	84,068	160,672	235,932	143,500	94,807	157,154	22,682

Balance Sheet Data (at end of period):
Oil and natural gas properties, net	$347,763	$331,329	$383,890	$320,955	$157,300	$482,301	$399,934
Total assets	507,090	522,071	525,001	395,340	210,322	634,096	566,575
Long-term debt, including current portion	284,969	190,278	224,342	125,734	41,820	341,358	218,630
Total GMX equity	116,420	246,380	246,797	208,926	131,481	193,304	256,287

(1)	Production and severance taxes in 2010, 2009, 2008, 2007 and 2006 reflect severance tax refunds of $3.1 million, $2.9 million, $1.2 million, $518,000 and $1.4 million, respectively, received and accrued during the year, and $1.3 million and $2.7 million received and accrued during the six months ended June 30, 2011 and 2010, respectively.
(2)	Certain amounts have been adjusted for the adoption of ASU 2009-15. See “Note B—Share Lending Arrangements and Adoption of ASU 2009-15,” in the consolidated financial statements.

Summary Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preference Dividends

The following table contains a summary of our earnings to fixed charges and to combined fixed charges and preference dividends for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, included herein.

	Years Ended December 31,					Six Months Ended
(Dollars in thousands)	2006	2007	2008	2009	2010	June 30, 2011
Ratio of earnings (loss) to fixed charges(1)	12.97	6.88	(9.40)	(8.89)	(6.24)	(2.62)
Insufficient coverage	$—	$—	$150,499	$183,053	$148,277	$66,899
Ratio of earnings (loss) to combined fixed charges and preferred dividends(1)	3.77	2.63	(6.78)	(7.11)	(5.06)	(2.26)
Insufficient coverage	$—	$—	$156,102	$187,679	$153,052	$69,809

(1)	For purposes of determining the ratio of earnings to fixed charges and the ratio of combined fixed charges and preference dividends to earnings, earnings are defined as income before income taxes, plus fixed charges (excluding amortization of capitalized interest) less capitalized interest. Fixed charges consist of interest incurred (whether expensed or capitalized) and amortization of deferred financing costs. Preference dividends consist of dividends paid with respect to our outstanding preferred stock.

RISK FACTORS

An investment in the new notes involves risks. Before making an investment decision, you should carefully consider the following risk factors together with the risk factors included in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010, and of our Quarterly Reports for the quarters ended March 31, 2011 and June 30, 2011, together with the risk factors and other information contained in our subsequent filings under the Exchange Act and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement.

Risks Relating to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of old notes. Please read “The Exchange Offer—Procedures for Tendering” and “Description of the Notes.”

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of failing to tender your old notes in the exchange offer, please read “The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities.”

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and our other indebtedness.

As of June 30, 2011, we had total indebtedness of $341.4 million, no senior secured indebtedness and $59.9 million of availability under our amended secured revolving credit facility.

Our outstanding indebtedness could have important consequences to you, including the following:

•	our high level of indebtedness could make it more difficult for us to satisfy our obligations with respect to the notes, including any repurchase obligations that may arise thereunder;

•	the restrictions imposed on the operation of our business by the terms of our debt agreements may hinder our ability to take advantage of strategic opportunities to grow our business;

•

our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, restructuring, acquisitions or general corporate purposes may be impaired, which could be exacerbated by further volatility in the credit markets;

•

we must use a substantial portion of our cash flow from operations to pay interest on the notes and our other indebtedness, which will reduce the funds available to us for operations and other purposes;

•	our high level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited;

•	our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business; and

•	we may be vulnerable to interest rate increases, as our borrowings under our secured revolving credit facility are at variable rates.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

We may not have sufficient funds to repay bank borrowings if required as a result of a borrowing base redetermination.

Availability under our restated secured revolving credit facility is subject to an initial borrowing base of $60.0 million, and the borrowing base is expected to be redetermined by the lenders on a semiannual basis. As of June 30, 2011, we had no amounts outstanding under the restated credit facility. Additionally, the required lenders will be able to request one additional borrowing base redetermination in between scheduled redeterminations. If the outstanding borrowings under our secured revolving credit facility were to exceed the borrowing base as a result of any such recalculation, we would be required to eliminate this excess. If we are forced to repay a portion of our bank borrowings, we may not have sufficient funds to make such repayments. If we do not have sufficient funds and we are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we may have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying capital expenditures, selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. In the absence of such cash flows, we could have substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our secured revolving credit facility and the indenture under which the notes will be issued will restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness and Preferred Stock” and “Description of the Notes.” Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and have an adverse effect on the market price of our equity securities.

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture under which the new notes will be issued and our secured revolving credit facility will restrict, but will not completely prohibit us from doing so. Currently, we have a secured revolving credit facility with a borrowing base of $60.0 million. In addition, the indenture under which the notes will be issued will allow us to issue additional notes under certain circumstances which will also be guaranteed by the guarantors. The indenture under which the notes will be issued will allow us to incur certain other additional secured debt and will allow our subsidiaries that do not guarantee the notes to incur additional debt, which would be structurally senior to the notes. In addition, the indenture under which the notes will be issued will not prevent us from incurring other liabilities that do not constitute indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Not all of our subsidiaries are guarantors and therefore the notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future domestic subsidiaries that do not guarantee the notes.

The notes will not be guaranteed by Endeavor Gathering, LLC or any of our subsidiaries designated as unrestricted subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our only non-guarantor subsidiary, Endeavor Gathering, LLC, will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the notes. As of June 30, 2011, our only non-guarantor subsidiary, Endeavor Gathering, LLC, had $56.0 million of total assets and $1.5 million of total liabilities and generated none of our consolidated revenues.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to the above factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation system and we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time, or you may not be able to sell your notes at a favorable price.

The market price for the notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the price of the securities. Even if a trading market for the notes develops, it may be subject to disruptions and price volatility. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Any rating downgrade for the notes may cause their trading price to fall.

In the event a rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

Upon the occurrence of a change of control, holders of the notes will have the right to require us to purchase all or any part of such holders’ notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that either we or our subsidiary guarantors would have sufficient financial resources available to satisfy all of our or their obligations under these notes in the event of a change in control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Change of Control.”

If a bankruptcy petition were filed by or against us, holders of the notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the United States Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of the original issue price for the notes and that portion of the OID that does not constitute “unmatured interest” for purposes of the United States Bankruptcy Code. Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indentures governing the notes, even if sufficient funds are available.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the old notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS AND PREFERRED STOCK

On February 2, 2011, we entered into a Fifth Amended and Restated Loan Agreement, among the Company, as borrower, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent, and the lenders named therein (as amended, the “Restated Loan Agreement” or “revolving bank credit facility”). The Restated Loan Agreement became effective, as amended, on February 3, 2011.

The Restated Loan Agreement will mature on January 1, 2013; provided, that if our 5.0% convertible senior notes due 2013 have been repurchased and no longer remain outstanding, the maturity date will be extended automatically to December 31, 2013, assuming we are in compliance with all covenants under the revolving bank credit facility.

The Restated Loan Agreement provides for a line of credit of up to $100.0 million (the “commitment”), subject to a borrowing base (“borrowing base”). The initial borrowing base availability under the amended secured revolving credit facility is $60.0 million. The amount of loans available at any one time under the Restated Loan Agreement is the lesser of the borrowing base or the amount of the commitment. The borrowing base will be subject to semi-annual redeterminations (approximately April 1 and October 1) during the term of the loan, commencing October 1, 2011, and is based on evaluations of our oil and gas reserves. The Restated Loan Agreement includes a letter of credit sublimit of up to $10.0 million.

On March 14, 2011, the Company entered into a Second Amendment to Restated Loan Agreement, dated effective as of March 1, 2011, which amended certain provisions of the Restated Loan Agreement to (i) extend the period during which GMXR may issue additional shares of its 9.25% Series B Cumulative Preferred Stock under its at-the-market offering program; (ii) increase the maximum aggregate liquidation preference of such issuances to up to $62,000,000; and (iii) permit the Company to use the cash proceeds from such issuances for general corporate and working capital purposes.

The loans under our Restated Loan Agreement bear interest at a rate elected by us which is based on the prime rate, LIBOR or federal funds rate plus margins ranging from 1% to 4.00% depending on the base rate used and the amount of loans outstanding in relation to the borrowing base. We may voluntarily prepay the loans without premium or penalty. If and to the extent the loans outstanding exceed the most recently determined borrowing base, the loan excess will be mandatorily prepayable within 90 days after notice. Otherwise, any unpaid principal or interest will be due and payable at maturity. We are obligated to pay a facility fee equal to 0.5% per annum of the unused portion of the borrowing base, payable quarterly in arrears beginning March 31, 2011.

Loans under the Restated Loan Agreement are secured by a first priority mortgage on substantially all of our oil and natural gas properties, a pledge on our ownership of equity interests in our subsidiaries, a guaranty from Endeavor Pipeline Inc. and any future subsidiaries of the Company and a security interest in certain of our and the guarantors’ assets.

In addition to customary reporting and compliance requirements, the principal covenants under the amended secured revolving credit facility require us:

•	to maintain a current ratio (as defined in the amended secured revolving credit facility) of not less than 1.0 to 1.0;

•

to maintain on a quarterly basis as of the last day of each fiscal quarter a ratio of EBITDA (as defined in the amended secured revolving credit facility) to cash interest expense, including preferred dividends payable under our Series B cumulative preferred stock, of not less than 2.50 to 1.0;

•	to maintain on a quarterly basis as of the last day of each fiscal quarter a ratio of total senior secured debt to EBITDA of no more than 2.50 to 1.00;

•

to maintain a hedging program on mutually acceptable terms whenever the loan amount outstanding exceeds 75% of the borrowing base, provided that the aggregate amount of all such hedge transactions do not exceed 85% of forecasted oil and gas production from certain reserves;

•	to pay all accounts payable within 60 days of the due date other than those being contested in good faith;

•

not to incur any additional debt for borrowed money or obligations owing in respect of redeemable preferred stock without the prior written consent of lenders other than our Series B Preferred Stock (not to exceed $62.0 million in liquidation preference), our 5.00% convertible senior notes due 2013, our 4.50% convertible senior notes due 2015 and our 11.375% senior notes due 2019;

•	not to permit any incurrence of liens other than those permitted by the amended secured revolving credit facility;

•	not to extend credit or loans to, or purchase or acquire capital stock or make other investments in, another person, except as permitted by the amended secured revolving credit facility;

•

not to sell all or substantially all of our assets, or to permit the disposition of more than 5% of our proved petroleum reserves that are covered under mortgages and/or provided contributory value in the most recently determined borrowing base, without the lenders’ prior written consent, subject to certain permitted dispositions;

•	not to merge with or acquire another business entity;

•

not to repurchase for cash any of our capital stock (including the redemption of our Series B Preferred Stock, except as permitted in connection with a change in management or change in control), or to pay or declare any dividends on our capital stock, other than dividends on our Series B Preferred Stock at such time as no loan excess exists and no default or events of default has occurred and is continuing;

•

not to permit or suffer a change in our key management, meaning the continued active full-time employment of Ken Kenworthy, Jr. (as CEO), provided his ceasing of active employment due to death or disability will not be default so long as we hire or promote a replacement officer with experience and qualifications reasonably satisfactory to the administrative agent and the required lenders within four months of his ceasing activity;

•

not to permit a person or group (other than existing management) to acquire more than 50% of the outstanding common stock or otherwise suffer a change in control as defined in the amended secured revolving credit facility;

•

not to sell, transfer lease or otherwise dispose of assets, or purchase, lease or otherwise acquire assets from, or otherwise engage in other transactions with affiliates, except on the ordinary course of business or an arms-length basis;

•

not to make any cash payments in respect of interest or on account of the conversion, purchase, acquisition or termination of our 5.00% convertible senior notes due 2013, excluding a permitted tender offer, or our 4.50% convertible senior notes due 2015, unless no event of default under the amended secured revolving credit facility exists or the payment would not result in such a default and the borrowing base has not been exceeded;

•	not to allow Endeavor Gathering, LLC to incur debt or liens except to the extent permitted under the amended secured revolving credit facility; and

•

not to make a cash or other payment (whether in securities or other property), on account of the principal of, or the redemption, retirement, repurchase, acquisition, cancellation or termination of our senior unsecured notes (as defined in the amended secured revolving credit facility), without the consent of all of the lenders, and not to make any cash payments in respect of interest on such notes if, at the time thereof and immediately after giving effect thereto, a default or event of default under the amended secured revolving credit facility will have occurred and be continuing (or be created).

In addition to customary events of default, the principal events of default under the amended secured revolving credit facility consist of:

•	the failure to pay interest or mandatory prepayments when due;

•	material breaches of representations and warranties;

•	breaches of certain covenants;

•	defaults under other loan documents;

•	the failure to pay operators of our oil and gas properties amounts when due (other than payments being contested in good faith);

•

the default in the payment of any amounts due under, or observance or performance of any covenants or agreements in documents relating to, our Series B Preferred Stock, or our Series B Preferred Stock becoming subject to mandatory redemption before the fifth anniversary of the date on which such shares are issued, or the Company becoming required to redeem the shares, except for certain specified circumstances;

•	a “fundamental change” as defined in the indentures for our 5.00% convertible senior notes due 2013 and 4.50% convertible senior notes due 2015; and

•	certain defaults by us in respect of Endeavor Gathering, LLC.

As of June 30, 2011, we were in compliance with all financial covenants under our secured revolving credit facility.

On August 2, 2011, we entered into a third amendment to our Restated Loan Agreement to amend the EBITDA to interest expense ratio as defined in the credit facility to be greater than or equal to 2.00 to 1.00 for the period between July 1, 2011 and December 31, 2011. Beginning January 1, 2012, the required EBITDA to interest expense ratio will return to be greater than or equal to 2.50 to 1.00. During any period between July 1, 2011 and December 31, 2011 in which our EBITDA to interest expense ratio is below 2.50 to 1.00, the applicable LIBO rate margin and applicable prime rate margin will increase by 1.50%. This amendment also increases the unused facility fee by 0.5% to 1.0% per annum when our EBITDA to interest expense ratio is less than 2.50 to 1.00 (or as otherwise provided in the credit facility). We paid a fee equal to 1% of the borrowing base in connection with this amendment.

5.00% Convertible Senior Notes Due 2013

In February 2008, we completed a $125 million private placement of 5.00% Convertible Senior Notes due 2013 (the “5.00% Convertible Notes”). Net proceeds of approximately $121 million were used to repay our secured revolving credit facility and other indebtedness. The 5.00% Convertible Notes are governed by an indenture, dated as of February 15, 2008 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

The 5.00% Convertible Notes bear interest at a rate of 5.00% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning August 1, 2008. The 5.00% Convertible Notes mature on February 1, 2013, unless earlier converted or repurchased by us. Holders may convert their 5.00% Convertible Notes at their option prior to the close of business on the business day immediately preceding November 1, 2012 only under the following circumstances:

•

during any fiscal quarter commencing after March 31, 2008 if the last reported sale price of our common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

•

during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 5.00% Convertible Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day;

•

upon the occurrence of a corporate event pursuant to which: (1) we issue rights to all or substantially all of the holders of our common stock entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at a price below the average market price at the time, or (2) we distribute to all or substantially all of the holders of our common stock our assets, debt securities or rights to purchase our securities, if the distribution has a per share value in excess of 10% of the last reported sale price for our common stock at the time; or

•

if: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act acquires more than 50% of our outstanding voting stock, (2) we consummate a recapitalization, reclassification or change of our common stock as a result of which our common stock would be converted into or exchanged for stock, other securities, other property or assets, (3) we consummate a share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property, (4) we consummate any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets to any person other than one of our subsidiaries, (5) continuing directors cease to constitute at least a majority of our board of directors, (6) our shareholders approve any plan or proposal for our liquidation or dissolution, or (7) our common stock ceases to be listed on a United States national or regional securities exchange (any of the events described in clauses (1) through (7), a “fundamental change”).

On or after November 1, 2012 until the close of business on the business day immediately preceding the maturity date, holders may convert their 5.00% Convertible Notes at any time, regardless of the foregoing circumstances.

Upon conversion, we will satisfy our conversion obligation by paying and delivering cash for the lesser of the principal amount or the conversion value, and, if the conversion value is in excess of the principal amount, by paying or delivering, at our option, cash and/or shares of our common stock for such excess. The conversion value is a daily value calculated on a proportionate basis for each day of a 60 trading-day observation period.

The conversion rate is initially 30.7692 shares of our common stock per $1,000 principal amount of 5.00% Convertible Notes (equivalent to a conversion price of approximately $32.50 per share of common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following any fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its 5.00% Convertible Notes in connection with such a fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the fundamental change (ranging from $25.00 to $150.00 per share) and the remaining time to maturity of the 5.00% Convertible Notes. The increase in the conversion rate ranges from 0% to 30%, increasing as the stock price at the time of the fundamental change increases from $25.00 and declining as the remaining time to maturity of the 5.00% Convertible Notes decreases.

We may not redeem the 5.00% Convertible Notes prior to maturity. However, if we undergo a fundamental change, holders may require us to repurchase the 5.00% Convertible Notes in whole or in part for cash at a price equal to 100% of the principal amount of the 5.00% Convertible Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.

The 5.00% Convertible Notes are senior unsecured obligations of the Company and rank equally in right of payment to all of our other existing and future senior indebtedness and our existing 4.50% Convertible Notes discussed below. The 5.00% Convertible Notes are effectively subordinated to all our secured indebtedness, including indebtedness under our secured revolving credit facility, to the extent of the value of our assets pledged as collateral for such indebtedness. The 5.00% Convertible Notes are also effectively subordinated to all liabilities of our subsidiaries, including liabilities under any guarantees they have issued.

As of June 30, 2011, the unamortized discount is expected to be amortized into earnings over 1.6 years. The carrying value of the equity component of the 5.00% convertible notes was $3.9 million as of June 30, 2011.

On January 28, 2011, the Company announced the commencement of a tender offer for up to $50 million aggregate principal amount of the outstanding 5.00% convertible notes. The tender offer expired March 11, 2011 and the Company retired $50 million aggregate principal amount of the 5.00% convertible notes.

4.50% Convertible Senior Notes Due 2015

In October 2009, we completed an $86.3 million public offering of 4.50% convertible senior notes due 2015 (“4.50% Convertible Notes”). The proceeds of the offering were used to repay outstanding senior subordinated secured notes due 2012 and a portion of the outstanding indebtedness under the secured revolving credit facility.

The 4.50% Convertible Notes bear interest at a rate of 4.50% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning May 1, 2010. The 4.50% Convertible Notes mature on May 1, 2015, unless earlier converted or repurchased by us. Holders may convert their notes prior to the close of business on the business day immediately preceding February 1, 2015, only under the following circumstances:

•

during any fiscal quarter commencing after January 1, 2010, if the last reported sale price of our common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

•

during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 4.50% Convertible Notes for each day of such five consecutive trading-day period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day;

•

upon the occurrence of a corporate event pursuant to which: (1) we issue rights to all or substantially all of the holders of our common stock entitling them to purchase, for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; (2) we distribute to all or substantially all of the holders of our common stock our assets, debt securities or rights to purchase our securities, if the distribution has a per share value in excess of 10% of the last reported sale price for our common stock on the trading day immediately preceding the date of announcement of such distribution; or (3) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets;

•

if: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act acquires more than 50% of our outstanding voting stock, (2) we consummate a recapitalization, reclassification or change of our common stock as a result of which our common stock would be converted into or exchanged for stock, other securities, other property or assets, less than 90% of which received by our common shareholders consists of publicly traded securities, (3) we consummate a share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property, (4) we consummate any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets to any person other than one of our subsidiaries, (5) continuing directors cease to constitute at least a majority of our board of directors, (6) our shareholders approve any plan or proposal for our liquidation or dissolution, or (7) our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; or

•

if we call the 4.50% Convertible Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date (any of the events described in the fourth and fifth bullets above, a “make-whole fundamental change”).

On or after February 1, 2015 until the close of business on the business day immediately preceding the maturity date, holders may convert their 4.50% Convertible Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, we will satisfy our conversion obligation by paying or delivering cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The conversion rate is initially 53.3333 shares of our common stock per $1,000 principal amount of 4.50% Convertible Notes (equivalent to a conversion price of approximately $18.75 per share of our common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued and unpaid interest. In addition, following any make-whole fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its 4.50% Convertible Notes in connection with such a make-whole fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the make-whole fundamental change (ranging from $15.00 to $100.00 per share) and the remaining time to maturity of the 4.50% Convertible Notes. The increase in the conversion rate declines from a high of 25.0% to 0.0% as the stock price at the time of the make-whole fundamental change increases from $15.00 and the remaining time to maturity of the 4.50% Convertible Notes decreases.

On or after November 1, 2012, and prior to the maturity date, we may redeem for cash all, but not less than all, of the 4.50% Convertible Notes if the last reported sales price of our common stock equals or exceeds 130% of the conversion price then in effect for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice. The redemption price will equal 100% of the principal amount of the 4.50% Convertible Notes to be redeemed plus any accrued and unpaid interest, including any additional interest, to, but excluding, the redemption date. To the extent a holder converts its 4.50% Convertible Notes in connection with our redemption notice, we will increase the conversion rate as described in the preceding paragraph.

The 4.50% Convertible Notes are senior, unsecured obligations of the Company and rank equally in right of payment with our senior unsecured debt and our existing 5.00% Convertible Notes, and are senior in right of payment to our debt that is expressly subordinated to the 4.50% Convertible Notes, if any. The 4.50% Convertible Notes are structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including our subsidiaries’ guarantees of our indebtedness under our secured revolving credit facility, and are effectively junior to our secured debt to the extent of the assets securing such debt.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We have designated 25,000 of such shares as Series A Junior Participating Preferred Stock in connection with our Rights Plan.

We have also designated 6,000,000 of such shares as 9.25% Series B Cumulative Preferred Stock (“9.25% Preferred Stock”), of which 3,176,734 shares were issued and outstanding as of June 30, 2011. The 9.25% Preferred Stock has a dividend preference of $2.3125 per share per year, which must be satisfied before we may pay any dividends on any junior securities, including our common stock. The 9.25% Preferred Stock also has a liquidation preference entitling the holders thereof to receive the $25 stated value per share of 9.25% Preferred Stock, plus all accrued and unpaid dividends prior to any funds being available for distribution in liquidation to the holders of our junior securities, including our common stock. We may redeem the 9.25% Preferred Stock at our option after September 30, 2011, and we are required to redeem the 9.25% Preferred Stock upon any change of control involving our Company other than to a qualifying public company or upon certain changes in our management that result in Ken L. Kenworthy, Jr. no longer serving as our Chief Executive Officer. The holders of 9.25% Preferred Stock have voting rights in certain limited circumstances.

The board of directors is authorized, without any further action by shareholders, to determine the rights, preferences, privileges and restrictions of any series of preferred stock, the number of shares constituting any such series, and the designation thereof.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On February 9, 2011, we sold $200.0 million in aggregate principal amount of the old notes in a private placement. The old notes were sold to the initial purchasers who in turn resold the old notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act.

In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the old notes for the new notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the new notes in exchange for old notes. The terms of the new notes are identical in all material respects to those of the old notes, except that the new notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read “Description of the Notes” for more information on the terms of the new notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, referred to as DTC, who desires to deliver such old notes by book–entry transfer at DTC.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you do not have and, to your knowledge, no one receiving new notes from you has, any arrangement or understanding with any person to participate in the distribution of the new notes;

•	you are not one of our or our subsidiary guarantors’ “affiliates,” as defined in Rule 405 of the Securities Act;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes.

Please read “Plan of Distribution.”

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $200.0 million aggregate principal amount of 11.375% Senior Notes due 2019 are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess of $2,000.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes except that:

•	the new notes being issued in the exchange offer will have been registered under the Securities Act;

•	the new notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act;

•	the new notes being issued in the exchange offer will not contain the registration rights contained in the old notes; and

•	the new notes being issued in the exchange offer will not contain the provisions for additional interest relating to the old notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on                  , 2011. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date at which the exchange offer expires, after any extension by us (if applicable). If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non–acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes, file a post–effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to The Bank of New York Mellon Trust Company, N.A., the exchange agent, at the address listed below under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if old notes are tendered in accordance with the book–entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

•	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time; or

•

deliver a timely confirmation of the book–entry transfer of the old notes into the exchange agent’s account at DTC, the book–entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book–entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate or an affiliate of any of our subsidiary guarantors, the new notes are being acquired in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the new notes. Each broker-dealer must represent that it is not engaged in, and does not intend to engage in, a distribution of the new notes, and each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book–entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any old notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-entry Transfer

The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book–entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book–entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book–entry transfer. The confirmation of this book–entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of new notes issued in the exchange offer may be effected through book–entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book–entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

1.	stating the name and address of the holder of old notes and the amount of old notes tendered,

2.	stating that the tender is being made, and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book–entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book–entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the new notes promptly after acceptance of the old notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered old note. Under the registration rights agreement, we may be required to make additional payments of interest to the holders of the old notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of new notes for old notes will be made only after timely receipt by the exchange agent of:

•	a certificate for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

Interest Payments on the New Notes

The new notes will bear interest from the most recent date to which interest has been paid on the old notes for which they were exchanged. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the date the old notes were issued or, if interest has already been paid on the old notes, the most recent interest payment date on the old notes. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

Tender of old notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to old notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including certificate numbers and principal amount of the old notes;

•	contain a statement that the holder is withdrawing its election to have the old notes exchanged;

•

other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

•	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. New notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered.

Properly withdrawn old notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any new notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the new notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities;

•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the new notes, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer, with the acceptance of old notes for exchange or with the exchange of old notes for new notes.

If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered old notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered old notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	the holders are not “affiliates” of ours or of any of our subsidiary guarantors within the meaning of Rule 405 under the Securities Act; and

•	the holders are not broker-dealers who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the requirements above.

Any holder who is an affiliate of ours or any of our subsidiary guarantors or who intends to participate in the exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of new notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the exchange offer.

In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the new notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of new notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Facsimile for Eligible Institutions: (212) 298-1915 Attention: Corporate Trust - Reorganization Unit Processor: David Mauer	By Mail/Overnight Delivery/Hand: The Bank of New York Mellon Trust Company, N.A. 101 Barclay Street - 7 East New York, NY 10286 Attention: Corporate Trust - Reorganization Unit Processor: David Mauer	Confirm By Telephone: (212) 815-3687

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange Outstanding Securities

Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the new notes issued in the exchange offer, any old notes which remain outstanding after completion of the exchange offer and the previously issued notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs associated with the exchange offer will be expensed as incurred.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NOTES

The Company will issue the new 11.375% senior notes due 2019 under an Indenture (the “Indenture”) among itself, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). For purposes of this description, references to the “Notes” refer collectively to the old notes and the new notes. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is unlimited in aggregate principal amount, although the issuance of new notes in this exchange offer will be limited to $200.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the new notes (the “Additional Notes”). We will only be permitted to issue such Additional Notes in compliance with the covenant described under the subheading “—Certain Covenants—Limitations on Indebtedness and Preferred Stock.” Any Additional Notes will be part of the same issue as the new notes that we are currently offering and will vote on all matters with the holders of the Notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the new notes include any Additional Notes actually issued.

The following description is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights.

You will find the definitions of capitalized terms used in this Description of the Notes under the heading “Certain Definitions.” For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to GMX Resources Inc. and not to any of its Subsidiaries.

General

The Notes. The Notes will:

•	be senior unsecured obligations of the Company;

•	rank senior in right of payment to all existing and future Subordinated Obligations of the Company;

•	rank equally in right of payment to any other senior Indebtedness of the Company;

•	be effectively subordinated to all obligations of the Company that are secured by assets to the extent of the value of the collateral securing such Indebtedness;

•	be structurally subordinated to all obligations of our Subsidiaries that do not guarantee the Notes; and

•	be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form.

The Subsidiary Guarantees. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Diamond Blue Drilling Co. and Endeavor Pipeline Inc., each a direct and indirect wholly-owned subsidiary of the Company (see “Subsidiary Guarantees”). Endeavor Gathering, LLC will not be a Subsidiary Guarantor.

Each Subsidiary Guarantee will:

•	be a senior unsecured obligation of the relevant Subsidiary Guarantor;

•	rank senior in right of payment to all existing and future Subordinated Obligations of the relevant Subsidiary Guarantor;

•	rank equally in right of payment to any other senior Indebtedness of the relevant Subsidiary Guarantor;

•	be effectively subordinated to any liabilities of any Subsidiary Guarantor that are secured by assets to the extent of the value of the collateral securing such Indebtedness; and

•	be structurally subordinated to all obligations of our Subsidiaries that do not guarantee the Notes.

Principal, Maturity and Interest. The Company will issue the Notes initially with a maximum aggregate principal amount of $200.0 million. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on February 15, 2019. Interest on the Notes will compound semi-annually and will:

•	accrue at the rate of 11.375% per annum;

•	accrue from the Issue Date or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on February 15 and August 15, commencing on August 15, 2011;

•	be payable to the holders of record on the February 1 and August 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment. The Company will pay interest on overdue principal of the Notes at two percentage points per annum in excess of the above rate, and overdue installments of interest at such higher rate, to the extent lawful.

Payments on the Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, liquidated damages, if any, and interest on the Notes at the office or agency designated by the Company in the City and State of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our paying agent and registrar. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as paying agent or registrar.

We will pay principal of, premium, if any, liquidated damages, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Optional Redemption

On and after February 15, 2015, we may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 prior days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2015	108.531%
2016	105.688%
2017	102.844%
2018 and thereafter	100.000%

At any time on or prior to February 15, 2014 we may, at our option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 111.375% of the principal amount thereof, plus accrued and unpaid interest, if any, liquidated damages, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the original principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of the related Equity Offering.

In addition, the Notes may be redeemed, in whole or in part, at any time prior to February 15, 2015 at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the sum of the present value at such redemption date of (i) the redemption price of such Note at February 15, 2015 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”) plus (ii) all required interest payments (excluding accrued and unpaid interest as of such redemption date) due on such Note through February 15, 2015, discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to February 15, 2015; provided, however, that if the period from the redemption date to February 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and Notice

If the Company is redeeming less than all of the outstanding Notes, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the partially redeemed Note. On and after the redemption date, interest will cease to accrue on Notes or the portion of them called for redemption unless we default in the payment thereof.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

We may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. However, other existing or future agreements of the Company may limit the ability of the Company or its Subsidiaries to purchase Notes prior to maturity.

Ranking

The Notes will be senior unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated. The Notes will be effectively subordinated to all obligations of the Company that are secured by assets to the extent of the value of the collateral securing such Indebtedness and effectively subordinated to all obligations of any of our Subsidiaries that do not guarantee the Notes.

As of June 30, 2011,

•	we and our Subsidiary Guarantors had approximately $341.3 million of total Indebtedness outstanding;

•	we and our Subsidiary Guarantors had no outstanding secured Indebtedness;

•	we and our Subsidiary Guarantors had no Indebtedness outstanding under our Senior Secured Credit Agreement;

•	we and our Subsidiary Guarantors had approximately $341.3 million of unsecured Indebtedness, consisting of our Existing Senior Notes and the old notes; and

•	we and our Subsidiary Guarantors had no Subordinated Obligations.

In addition, as of June 30, 2011, the Company and certain of its Subsidiaries were able to borrow $59.9 million in the aggregate under the Senior Secured Credit Agreement, which Indebtedness, if incurred, would rank senior to the Notes to the extent of the collateral securing the Indebtedness under the Senior Secured Credit Agreement. Although the Indenture will limit the amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur in the future, such Indebtedness may be substantial. See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”

Subsidiary Guarantees

The Subsidiary Guarantors, as primary obligors and not merely as sureties, will, jointly and severally, irrevocably and unconditionally guarantee on a senior unsecured basis our obligations under the Notes and all obligations under the Indenture. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantors, except to the extent such other Indebtedness is expressly subordinated to the obligations arising under the Subsidiary Guarantees, in which case the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee will rank senior in right of payment to such Indebtedness. The Subsidiary Guarantee of a Subsidiary Guarantor will be effectively subordinated to any liabilities of any of our Subsidiaries that are secured by assets to the extent of the value of the collateral securing such Indebtedness and effectively subordinated to any liabilities of any of its Subsidiaries that do not guarantee the Notes.

As of June 30, 2011, the outstanding Indebtedness of the Subsidiary Guarantors was $200.0 million. In addition, our Subsidiary Guarantors had guaranteed $59.9 million in the aggregate available under the Senior Secured Credit Agreement, which Indebtedness would rank senior to the Notes to the extent of the collateral securing the Indebtedness under the Senior Secured Credit Agreement.

Although the Indenture will limit the amount of Indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial and such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the Incurrence by such Restricted Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See “Risk Factors—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.” If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. If the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee were avoided, holders of Notes would have to look to the assets of any remaining Subsidiary Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person that is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if the sale or other disposition does not violate the covenants described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if (i) the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture; (ii) in connection with any legal defeasance or satisfaction and discharge of the Notes as provided below under the captions “Defeasance” and “Satisfaction and Discharge” or (iii) upon satisfaction and discharge of the Indenture or payment in full in cash of the principal of, and premium, if any, liquidated damages, if any, and accrued and unpaid interest, if any, on, the Notes and all other obligations that are then due and payable under the Indenture.

Change of Control

If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes as described under “Optional Redemption,” each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes as described under “Optional Redemption,” the Company will mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the Change of Control Offer at the address specified in the Change of Control Offer prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that holders will be entitled to withdraw their tendered Notes and their election to require us to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Company is redeeming less than all of the Notes, the holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the procedures determined by us, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of at least $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail or wire transfer to each holder of Notes properly tendered and not properly withdrawn the Change of Control Payment for such Notes (or, if all of the Notes are then in global form, make such payment through the facilities of the DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and liquidated damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will apply whether or not any other provisions of the Indenture apply. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, or compliance with the Change of Control provisions of the Indenture would constitute a violation of any such laws or regulations, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the Indenture by virtue of our compliance with such securities laws or regulations.

Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and cause a default under that agreement will not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The Senior Secured Credit Agreement prohibits the Company from purchasing any Note and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change in Control occurs at a time when the Company is prohibited from purchasing Notes, we may seek the consent from the lenders under the Senior Secured Credit Agreement to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to offer to purchase Notes would constitute a Default under the Indenture after giving notice and lapse of time, which would, in turn, constitute a default under the Senior Secured Credit Agreement. Moreover, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes could cause a default under the Credit Facilities, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk factors—Risks relating to the notes—We may not be able to satisfy our obligations to holders of the notes upon a change of control.”

Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement will, and other and/or future Indebtedness may, prohibit the Company’s prepayment or repurchase of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Indebtedness under the Senior Secured Credit Agreement and any such other and/or future Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Secured Credit Agreement and the Existing Senior Notes Indentures.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Indebtedness and Preferred Stock” and “Certain Covenants—Limitation on Liens.” Such restrictions in the Indenture can be waived only with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

In a recent decision, the Chancery Court of Delaware raised the possibility that a change of control as a result of a failure to have “continuing directors” comprising a majority of the Board of Directors may be unenforceable on public policy grounds.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.

Certain Covenants

Limitation on Indebtedness and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), and the Company will not permit any of its Restricted

Subsidiaries to issue Preferred Stock; provided, however, that the Company may Incur Indebtedness and any of the Subsidiary Guarantors may Incur Indebtedness and issue Preferred Stock if on the date thereof:

(1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2) no Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1) Indebtedness of the Company Incurred pursuant to one or more Credit Facilities in an aggregate amount not to exceed the greater of (a) $100.0 million less the aggregate amount of all permanent principal repayments since the Issue Date under a Credit Facility that are made under clause 3(a) of the first paragraph of the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” or (b) 25.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom, in each case outstanding at any one time;

(2) Guarantees by the Company or the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee to at least the same extent as the Indebtedness being Guaranteed, as the case may be;

(3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(4) Indebtedness represented by (a) the Notes issued on the Issue Date, notes that were not surrendered in the exchange offer relating to the issuance of the Notes, and all Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3) and 4(a)) outstanding on the Issue Date (including the Existing Senior Notes) and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

(5) Indebtedness of a Person that becomes a Restricted Subsidiary or is acquired by the Company or a Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the Indenture and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by or was merged into the Company or a Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by or was merged into the Company or a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person becomes a Restricted Subsidiary or is acquired by or was merged into the Company or a Restricted Subsidiary, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements or carrying costs of property used in the business of the Company or such Restricted Subsidiary, and Refinancing Indebtedness Incurred to refinance any Indebtedness Incurred pursuant to this clause (6) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of $5.0 million at any time outstanding or 1.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom;

(7) Indebtedness Incurred in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion Guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) obligations represented by letters of credit for the account of the Company or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an obligation for money borrowed); and

(8) in addition to the items referred to in clauses (1) through (7) above, Indebtedness of the Company and the Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed the greater of $10.0 million at any time outstanding and 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to clause (2) below may later reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the date of the Indenture under the Senior Secured Credit Agreement shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this covenant;

(3) Guarantees of, or obligations in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and unrealized losses or charges in respect of Hedging

Obligations (including those resulting from the application of ASC Topic 815, Derivatives and Hedging) will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on Indebtedness and Preferred Stock” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any payment or distribution on or in respect of the Company’s Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a) dividends or distributions by the Company payable solely in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2) purchase, redeem, defease, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of the covenant “—Limitation on Indebtedness and Preferred Stock” or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of the Company or any Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(4) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Subsidiaries or any Subsidiary Guarantor or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all holders of such Capital Stock of such Restricted Subsidiary); or

(5) make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a) a Default shall have occurred and be continuing (or would result therefrom);

(b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the covenant described under the first paragraph under “—Limitation on Indebtedness and Preferred Stock” after giving effect, on a pro forma basis, to such Restricted Payment; or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(i) 50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds, and the fair market value (as determined by the Company’s Board of Directors in good faith) of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) management, employees, directors or any direct or indirect parent of the Company, to the extent such Net Cash Proceeds have been used to make a Restricted Payment pursuant to clause (5)(a) of the next succeeding paragraph or (y) a Subsidiary of the Company or (z) an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination));

(iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property (other than such Capital Stock), distributed by the Company upon such conversion or exchange and excluding the Net Cash Proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; and

(iv) the amount equal to the aggregate net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A) repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to a Subsidiary of the Company), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary;

(B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(C) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary to the Company or a Restricted Subsidiary.

The provisions of the preceding paragraph will not prohibit:

(1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (a) such Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from clause (c)(ii) of the preceding paragraph;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any Guarantor Subordinated Obligations, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness and Preferred Stock”; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness and Preferred Stock”; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(4) dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this covenant; provided, however, that such dividends and distributions will be included in subsequent calculations of the amount of Restricted Payments; and provided, however, that for purposes of clarification, this clause (4) shall not include cash payments in lieu of the issuance of fractional shares included in clause (9) below;

(5)(a) so long as no Default has occurred and is continuing, the purchase of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary held by any existing or former employees, management or directors of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management, employees or directors; provided that such redemptions or repurchases pursuant to this clause (5)(a) during any calendar year will not exceed $2.0 million in the aggregate; provided further, that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds received by the Company from the sale of Capital Stock of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of the clause (c) of the preceding paragraph), plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made pursuant to subclauses (i) and (ii) of this clause (5)(a); provided further, however, that the amount of any such repurchase or redemption under this clause (5)(a) will be excluded in subsequent calculations of the amount of Restricted Payments and the proceeds received from any such sale will be excluded from clause (c)(ii) of the preceding paragraph; and

(b) the cancellation of loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that the Company and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith in connection with such loans or advances; provided, further, that the amount of such cancelled loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

(6) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock or vesting of restricted Capital Stock; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(7) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the covenant described under “—Change of Control” or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that such repurchases will be included in subsequent calculations of the amount of Restricted Payments;

(8) payments or distributions to dissenting shareholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (8) shall be included in the calculation of the amount of Restricted Payments;

(9) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (9) shall be excluded in the calculation of the amount of Restricted Payments;

(10) the redemption of any of the Company’s shares of 9.25% Series B Cumulative Preferred Stock after a “Change of Ownership or Control” as required by the Certificate of Designation of the 9.25% Series B Cumulative Preferred Stock of the Company dated August 8, 2006 (as it may be amended from time to time) with the Net Cash Proceeds from the issuance or sale of Subordinated Obligations or Capital Stock (other than Disqualified Stock) after such Change of Ownership or Control has occurred or made in advance thereof in connection with, or in anticipation or contemplation of, such Change of Ownership or Control;

(11) the declaration and payment of dividends or distributions to holders of the Company’s 9.25% Series B Cumulative Preferred Stock; provided, however, that such dividends and distributions shall be included in the calculation of the amount of Restricted Payments; and provided, however, that for purposes of clarification, this clause (11) shall not include cash payments in lieu of the issuance of fractional shares included in clause (9) above; or

(12) Restricted Payments in an amount not to exceed $10.0 million at any one time outstanding; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $20.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under “—Restricted Payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

As of the Issue Date, all of our Subsidiaries will be Restricted Subsidiaries other than Endeavor Gathering, LLC. We will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (13) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (the “Initial Lien”) other than Permitted Liens upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), including any income or profits therefrom, whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Indebtedness due under the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets and any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to, in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture and the Senior Secured Credit Agreement in effect on such date;

(ii) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Company or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(iii) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(iv) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to, entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided, that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(v) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (i), (ii) or (iv) or clause (xi) of this paragraph or this clause (v) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (i), (ii) or (iv) or clause (xi) of this paragraph or this clause (v); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i), (ii) or (iv) or clause (xi) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(vi) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or other contract;

(b) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(d) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(e) provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

(vii)(a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(viii) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(ix) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(x) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(xi) the Senior Secured Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Senior Secured Credit Agreement as in effect on the Issue Date.

Limitation on Sales of Assets and Subsidiary Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents or Additional Assets, or any combination thereof; and

(3) except as provided in the next paragraph, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, by the Company or such Restricted Subsidiary, as the case may be:

(a) to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness of the Company under the Senior Secured Credit Agreement or any other Indebtedness of the Company or a Subsidiary Guarantor (other than Subordinated Obligations, Guarantor Subordinated Obligations or Indebtedness owed to us or any of our Affiliates); provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(b) to invest in Additional Assets;

provided that pending the final application of any such Net Available Cash in accordance with this covenant, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” Not later than the day following the date that is one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Note, as applicable, to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or, in the event such Pari Passu Indebtedness of the Company were issued with significant original issue discount, 100% of the accreted value thereof) of the Notes and Pari Passu Notes, as applicable, plus accrued and unpaid interest and liquidated damages, if any (or in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness) to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case denominations of at least $2,000 or an integral multiple of $1,000 in excess thereof. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes, as applicable, surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Notes, as applicable, so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Notes, as applicable, required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes, as applicable, validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and liquidated damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest and liquidated damages, if any, will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes, as applicable, so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes, as applicable, so validly tendered and not properly withdrawn, in each case in denominations of at least $2,000 or an integral multiple of $1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as applicable, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of its compliance with such securities laws or regulations.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) of the first paragraph of this covenant; and

(2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after receipt thereof.

Notwithstanding the foregoing, the 75% limitation referred to in clause (2) of the first paragraph of this covenant shall be deemed satisfied with respect to any Asset Disposition in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

The requirement of clause (3)(b) of the first paragraph of this covenant above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the specified time period and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) if such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3) if such Affiliate Transaction involves an aggregate consideration in excess of $20.0 million, the Board of Directors of the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary or is not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1) any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments;”

(2) any issuance of Capital Stock (other than Disqualified Stock), or other payments, awards or grants in cash, Capital Stock (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock (other than Disqualified Stock) of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors of the Company;

(3) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries up to $2.0 million individually to the extent permitted by applicable law;

(4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “—Limitation on Indebtedness and Preferred Stock”;

(5) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or similar entity;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of any capital contribution from its shareholders;

(7) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(8) the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;

(9) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the holders of the Notes than the terms of the agreements in effect on the Issue Date; and

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Additional Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Company shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee on a senior unsecured basis all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2) take such further action and execute and deliver such other documents necessary to effectuate the foregoing; and

(3) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Restricted Subsidiary as provided for in the Indenture;

provided, however, that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary.

SEC Reports

The Indenture will provide that, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes without cost to any holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to a non-accelerated filer. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the Notes without cost to any holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

Merger and Consolidation

The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or convey, transfer or lease all or substantially all its assets in one or more related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness and Preferred Stock;”

(4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture, joinders, amendments, supplements or other related instruments, confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes and its predecessor Company, except in the case of a lease of all or substantially all its assets, will be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Wholly-Owned Subsidiary and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; provided that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to the Company, the Company will not be required to comply with the preceding clause (5).

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Company or another Subsidiary Guarantor) unless:

(1)(a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; or

(2) the transaction is made in compliance with the covenants described under “Subsidiary Guarantees” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Limitation on Lines of Business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Each of the following is an Event of Default:

(1) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(2) failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain Covenants—Merger and Consolidation”;

(3) failure by the Company to comply within 30 days after notice as provided below with any of its obligations under the covenant described under “Change of Control” above or under the covenants described under “Certain Covenants” above (in each case, other than a failure to purchase Notes that will constitute an Event of Default under clause (2) above and other than a failure to comply with “Certain Covenants—Merger and Consolidation” which is covered by clause (3));

(4) failure by the Company to comply within 60 days after notice as provided below with its other agreements contained in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(7) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect (the “judgment default provision”); or

(8) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clauses (3) and (4) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company in writing and, in the case of a notice given by the holders, the Trustee of the default and the Company does not cure such default within the time specified in clauses (3) and (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest and liquidated damages, if any, on all the Notes to be due and payable. If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium, interest or liquidated damages, if any) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity satisfactory to it or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under any obligation to exercise any of its rights or powers under the Indenture to which it is a party at the request, order or direction of any of the holders, unless such holders have offered to the Trustee indemnity satisfactory to it. Subject to the provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

If a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of Notes notice of the default within 90 days after it occurs and becomes known to the Trustee. Except in the case of a default in the payment of principal, premium, if any, interest or liquidated damages, if any, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interest of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, no amendment may, among other things, without the consent of each holder of an outstanding Note affected thereby:

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver of any provision of the Indenture, the Notes or the Subsidiary Guarantees;

(2) reduce the stated rate of or change the stated time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note as described above under “Optional Redemption,” or change the time at which any Note may be redeemed as described above under “Optional Redemption,” or make any change to the covenants described above under “Change of Control” after the occurrence of a Change of Control, or make any change to the provisions relating an Asset Disposition Offer that has been made, in each case whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7) make any change in the amendment or waiver provisions which require each holder’s consent;

(8) modify the Subsidiary Guarantees in any manner adverse to the holders of the Notes; or

(9) make any change to or modify the ranking of the Notes that would adversely affect the holders.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors, the Trustee may amend the Indenture and the Notes to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency that does not adversely affect the holders;

(2) provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add Guarantees with respect to the Notes, including Subsidiary Guarantees, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee; provided, however, that the release and termination is in accord with the applicable provisions of the Indenture;

(5) secure the Notes or Subsidiary Guarantees;

(6) add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders or surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

(7) make any change that does not adversely affect the rights of any holder;

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees;

(10) if necessary, in connection with any addition or termination or discharge of any Subsidiary Guarantee, when such termination or discharge is permitted by the Indenture;

(11) provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(12) provide for the succession of a successor Trustee under the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under “Change of Control” and under covenants described under “Certain Covenants” (other than “Merger and Consolidation”), the operation of the cross default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under “Events of Default” above and the limitations contained in clause (3) under “Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries), (7) or (8) under “Events of Default” above or because of the failure of the Company to comply with clause (3) under “Certain Covenants—Merger and Consolidation” above.

If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

In order to exercise either defeasance option, the Company must, among other things, irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity or redemption, and in each case certain other requirements set forth in the Indenture are satisfied and if, in either case, the Company pays all other sums payable under the Indenture, then the Indenture and the Subsidiary Guarantees shall, except for certain obligations, including those with respect to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes, cease to be of further effect.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., will be the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes.

Governing Law

The Indenture, the Notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1) any properties or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” of a Person means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs Incurred during the period and the accretion of discount since the prior period end) since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C) estimated proved oil and gas reserves produced or disposed of since such year end, and

(D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers;

(ii) the capitalized costs that are attributable to Oil and Gas Properties of such Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital of such Person on a date no earlier than the date of such Person’s latest annual or quarterly financial statements; and

(iv) the greater of

(A) the net book value of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest annual or quarterly financial statement, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest audited financial statements;

minus

(b) the sum of:

(i) Minority Interests;

(ii) any net gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited balance sheet;

(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of such Person and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“ASC” means the Financial Accounting Standards Board’s Accounting Standards Codification.

“ASU” means the Accounting Standards Update issued by the Financial Accounting Standards Board.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or (C) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(4) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions in accordance with the covenant described under “Certain Covenants—Merger and Consolidation”;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(7) for purposes of “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by the covenant described under “Certain Covenants—Limitation on Restricted Payments”;

(8) an Asset Swap;

(9) dispositions of assets in any single transaction or series of related transactions that involve assets with a fair market value of less than $2.5 million;

(10) Permitted Liens;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13) foreclosure on assets;

(14) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(15) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

(16) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;

(17) the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business; and

(18) the sale or transfer (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such sale or transfer.

“Asset Swap” means any concurrent purchase and sale or exchange of any oil or natural gas property or interest therein between the Company or any of its Restricted Subsidiaries and another Person (other than an Unrestricted Subsidiary); provided, that any cash received must be applied in accordance with “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” as if the Asset Swap were an Asset Disposition.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Oklahoma City, Oklahoma are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “a2” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(4) the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such facility as provided in clause (b)); or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2) if, since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made hereunder, that constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes of the Company and its Restricted Subsidiaries;

(3) consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;

(4) consolidated amortization expense or impairment charges of the Company and its Restricted Subsidiaries recorded in connection with the application of Statement of Financial Accounting Standard No. 142, “—ASC Topic 350 Intangibles—Goodwill and Other Intangibles” and statement of Financial Accounting Standard No. 144 “—ASC Topic 360 Property, Plant and Equipment;

(5) other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6) consolidated exploration expense of the Company and its Restricted Subsidiaries,

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority, which taxes or other payments as calculated by reference to the income, profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations;

(2) amortization of debt discount and capitalized financing or debt issuance costs, including fees associated with any amendments or waivers relating thereto (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense), but excluding amortization of issuance costs associated with the Company’s adoption of ASU 2009-15 “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing,” now codified under FASB ASC Topic 470 “Debt”;

(3) non-cash interest expense, other than non-cash interest expense recorded in the Company’s consolidated financial statements as required by ASC 470-20 and/or ASU 2009-15, as they respectively relate to the Existing Senior Notes and any future Indebtedness of the Company or any Restricted Subsidiary that is convertible into Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries;

(6) costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or on Preferred Stock of the Company or any of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

minus, to the extent included above, write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its consolidated Subsidiaries (excluding net income (loss) from non-controlling interests) determined in accordance with GAAP and before any reduction in respect of preferred stock dividends of such Person; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); provided that any cash actually distributed by Endeavor Gathering, LLC during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below) shall be net of any Investments made during such period by the Company or any Restricted Subsidiary into Endeavor Gathering, LLC, pursuant to clause (19) under the definition of “Permitted Investments”; and

(b) the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5) the cumulative effect of a change in accounting principles;

(6) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines;

(7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133—ASC Topic 815 Derivatives and Hedging);

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards, provided that the proceeds resulting from any such grant will be excluded from clause (c)(ii) of the first paragraph of the covenant described under “Certain Covenants—Limitations on Restricted Payments;” and

(10) any income or loss attributed to any non-cash deferred income taxes.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“5.00% Convertible Senior Notes” means the Company’s 5.00% convertible senior notes due 2013.

“Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case together with the related documents thereto (including any guarantees and collateral documents, instruments and agreements executed in connection therewith, whether in effect on the Issue Date or entered into thereafter) in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder of the Capital Stock or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) will not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that (i) the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “Change of Control” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with the provisions of the Indenture described under the caption “Certain Covenants—Restricted Payments.”

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Offering” means (i) a public offering for cash by the Company of Capital Stock (other than Disqualified Stock) made pursuant to a registration statement, other than public offerings registered on Form S-4 or S-8, and (ii) a private offering for cash by the Company of its Capital Stock (other than Disqualified Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Senior Notes” means the Company’s 5.00% Convertible Senior Notes due 2013 and 4.50% Convertible Senior Notes due 2015.

“Existing Senior Notes Indentures” means, collectively, the indentures governing the Existing Senior Notes, among the Company, certain of its subsidiaries party thereto and the trustees named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indenture.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Subsidiary Guarantor that is not Disqualified Stock. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“holder” means a Person in whose name a Note is registered on the registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1.0 million and whose total revenues for the most recent 12-month period do not exceed $1.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4) the principal component of all obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in the good faith by the Board of Directors) and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

provided, however, that any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

Notwithstanding the preceding, “Indebtedness” shall not include:

(1) Production Payments and Reserve Sales;

(2) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an Oil and Gas Property;

(3) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided, that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

(4) any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Subsidiary Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations (other than Subsidiary Guarantees of Indebtedness), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(5) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(6) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(7) all contracts and other obligations, agreements instruments or arrangements described in clauses (20), (21), (22), (28)(a) or (29) of the definition of “Permitted Liens.”

In addition, “Indebtedness” of any Person will include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments,”

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary (as conclusively determined by the Board of Directors of the Company in good faith) at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means February 9, 2011.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any shares of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by an Officer of the Company.

“Oil and Gas Business” means: (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; and (3) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (2) of this definition.

“Oil and Gas Properties” means any and all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, together with all fixtures and improvements pertaining thereto.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Business Investment” means any Investment (other than an Investment in an Unrestricted Subsidiary) made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties, liquid natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, shareholder agreements and other similar agreements (including for limited liability companies) with third parties (including Unrestricted Subsidiaries); and

(3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(2) another Person whose primary business is the Oil and Gas Business if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(9) Investments in existence on the Issue Date;

(10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “Certain Covenants—Limitation on Indebtedness and Preferred Stock”;

(11) Subsidiary Guarantees issued in accordance with the covenant described under “Certain Covenants—Limitations on Indebtedness and Preferred Stock”;

(12) any Asset Swap or acquisition of Additional Assets made in accordance with the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” other than a transaction involving an Unrestricted Subsidiary;

(13) Permitted Business Investments;

(14) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(16) Subsidiary Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

(17) acquisitions of assets, equity interests or other securities by the Company for consideration consisting of common equity securities of the Company;

(18) Investments in the Notes and the Existing Senior Notes;

(19) any Investment in Endeavor Gathering, LLC made during any fiscal year of the Company or within 45 days after the end of such fiscal year in amounts that, together with all other Investments made in Endeavor Gathering, LLC in respect of such fiscal year in reliance on this clause (19) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid in respect of such fiscal year to the Company or any Restricted Subsidiary by Endeavor Gathering, LLC; and

(20) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (20), in an aggregate amount at the time of such Investment not to exceed the greater of (a) $10.0 million outstanding at any one time or (b) 2.0% of Adjusted Consolidated Net Tangible Assets (with the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness and other obligations under, and related Hedging Obligations and Liens on assets of Restricted Subsidiaries securing Subsidiary Guarantees of Indebtedness and other obligations of the Company under, any Credit Facility permitted to be Incurred under the Indenture under the provisions described in clause (1) of the second paragraph under “Certain Covenants—Limitation on Indebtedness and Preferred Stock”;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank Guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties;

(7) Liens securing Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9) prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that;

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture; and

(b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date;

(14) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15) Liens on property at the time the Company or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

(17) Liens securing the Notes, Subsidiary Guarantees and other obligations under the Indenture and the Subsidiary Guarantees;

(18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20) Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(21) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided that the Liens arising under any such agreements are not incurred in connection with the borrowing of money;

(22) Liens on pipelines or pipeline facilities that arise by operation of law;

(23) Liens in favor of the Company or any Subsidiary Guarantor;

(24) deposits made in the ordinary course of business to secure liability to insurance carriers;

(25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(26) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Indebtedness and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(27) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28) any (a) interest or title of a lessor or sublessor under any lease, Liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(29) Liens (other than Liens securing Indebtedness) on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof;

(30) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(31) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(32) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments;”

(33) Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank; and

(34) in addition to the items referred to in clauses (1) through (33) above, any Lien of the Company or any Restricted Subsidiary to secure Indebtedness the amount of which, when combined with the outstanding amount of all other Indebtedness secured by Liens incurred pursuant to this clause (34), does not exceed $10.0 million.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Subsidiary that is not a Restricted Subsidiary that refinances Indebtedness of the Company or a Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the

Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Senior Secured Credit Agreement” means the Fifth Amended and Restated Loan Agreement dated as of February 2, 2011 among the Company, as Borrower, Capital One, National Association, as Administrative Agent, and the agents and the lenders thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Indebtedness and Preferred Stock” above).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company or Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the Subsidiary Guarantees pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) shall refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Subsidiary Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

“Subsidiary Guarantor” means Diamond Blue Drilling Co. and Endeavor Pipeline Inc. and any Restricted Subsidiary created or acquired by the Company after the Issue Date (other than a Foreign Subsidiary and a Restricted Subsidiary constituting an Immaterial Subsidiary) that Incurs any Indebtedness.

“Unrestricted Subsidiary” means:

(1) as of the Issue Date, Endeavor Gathering, LLC;

(2) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) on the date of such designation, such designation and the Investment of the Company in such Subsidiary complies with “Certain Covenants—Limitation on Restricted Payments”;

(4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock of such Person or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under “Certain Covenants—Limitation on Indebtedness and Preferred Stock” on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences relevant to the exchange of new notes for old notes pursuant to the exchange offer does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax consequences.

We believe that the exchange of new notes for old notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder will not recognize any taxable gain or loss as a result of the exchange and will have the same tax basis and holding period in the new notes as the holder had in the old notes immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker–dealer for use in connection with any such resale. In addition, until                     , 2011, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker–dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker–dealers) against certain liabilities, including liabilities under the Securities Act.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in this prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

LEGAL MATTERS

The validity of the new notes offered hereby will be passed upon for us by Andrews Kurth LLP, Houston, Texas and certain other matters relating to this exchange offer will be passed upon for us by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma.

EXPERTS

Our audited consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009 included herein and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 incorporated by reference into this prospectus and elsewhere in the registration statement have been so included and incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our audited consolidated financial statements for the year ended December 31, 2008, before the effects of the adjustments to retrospectively apply the changes in accounting described in Note C to the consolidated financial statements included in the Company’s 2009 Annual Report on Form 10-K and Note B to the consolidated financial statements included in the Company’s 2010 Annual Report on Form 10-K (such financial statements before the effects of the retrospective adjustments are not separately included or incorporated by reference in the Prospectus) have been audited by Smith, Carney & Co., p.c., an independent registered public accounting firm. The adjustments to those financial statements to retrospectively apply the changes in accounting principle described in Notes C and B, identified above, have been audited by Grant Thornton LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2008 incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of (i) Smith, Carney & Co., p.c. solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the changes in accounting described in Notes C and B, identified above and (ii) Grant Thornton LLP solely with respect to the adjustments to those financial statements to retrospectively apply the changes in accounting described in Notes C and B, identified above, given on the authority of such firms as experts in auditing and accounting.

The historical reserve information as of December 31, 2010, prepared by MHA Petroleum Consultants, Inc., has been included herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports. The historical reserve information as of December 31, 2010, prepared by DeGolyer and MacNaughton, has been included herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

GMX Resources Inc.

We have audited the accompanying consolidated balance sheets of GMX Resources Inc. (an Oklahoma corporation) and Subsidiaries (collectively, the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity, comprehensive income (loss) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GMX Resources Inc. and Subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the consolidated financial statements, the Company changed its method of estimating oil and gas reserves and related disclosures in 2009. Also, as discussed in Note B to the consolidated financial statements, the Company changed the manner in which it accounts for share lending arrangements, as of January 1, 2010, and retrospectively applied the effects of the adjustments to prior periods. We also have audited the adjustments to the 2008 consolidated financial statements to retrospectively apply the change in accounting for share lending arrangements, as described in Note B to the consolidated financial statements. We also have audited the adjustments to the 2008 consolidated financial statements to retrospectively apply the changes in accounting for convertible notes that may be settled in cash upon conversion, as described in Note C to the consolidated financial statements included in the Company’s 2009 Annual Report on Form 10-K (not included herein). In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2008 financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2008 financial statements taken as a whole.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), GMX Resources Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 10, 2011, which is not included herein, expressed an unqualified opinion.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

March 10, 2011

(except for Note P, which is as of November 1, 2011)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of GMX Resources Inc. and Subsidiaries

We have audited, before the effects of the adjustments, to retrospectively apply the change in accounting described in Note C (not presented herein) of the financial statements included in the Company’s 2009 Annual Report on Form 10-K and before the effects of the adjustments to retrospectively apply the change in accounting described in Note B (included herein), to the consolidated statements of operations, changes in equity, comprehensive income (loss), and cash flows of GMX Resources Inc. and Subsidiaries for the year ended December 31, 2008. (The 2008 financial statements before the effects of the aforementioned adjustments are not presented herein.) These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note B (not presented herein) of the financial statements included in the Company’s 2009 Annual Report on Form 10-K, the 2008 financial statements have been restated to correct a material misstatement relating to the method used to record the Company’s full cost pool impairment charges and related deferred taxes and the computation of the Company’s diluted loss per share.

In our opinion, the 2008 financial statements presented herein, before the effects of the adjustments to retrospectively apply the change in accounting described in Note C (not presented herein) to the financial statements included in the Company’s 2009 Annual Report on Form 10-K and before the effects of the adjustments to retrospectively apply the change in accounting described in Note B (included herein), present fairly, in all material respects, the results of operations and cash flows of GMX Resources Inc. and Subsidiaries as of December 31, 2008, in conformity with generally accepted accounting principles in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting described in Note C (not presented herein) of the financial statements included in the Company’s 2009 Annual Report on Form 10-K or to the adjustments to retrospectively apply the change in accounting described in Note B (included herein) and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Grant Thornton LLP.

/s/ Smith, Carney & Co., p.c.

Oklahoma City, Oklahoma

February 27, 2009, except for the

restatement described in Note B

(not presented herein) of the Company’s

2009 Annual Report on Form 10-K,

as to which the date is March 16, 2010,

except for Note P, which is dated

November 1, 2011

GMX Resources Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2010	2009
		(as adjusted)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,357	$35,554
Accounts receivable—interest owners	5,339	1,233
Accounts receivable—oil and natural gas revenues, net	6,829	9,340
Derivative instruments	19,486	12,252
Inventories	326	326
Prepaid expenses and deposits	5,767	4,506
Assets held for sale	26,618	—

Total current assets	66,722	63,211

OIL AND NATURAL GAS PROPERTIES, BASED ON THE FULL COST METHOD
Properties being amortized	938,701	756,412
Properties not subject to amortization	39,694	39,789
Less accumulated depreciation, depletion, and impairment	(630,632)	(464,872)

	347,763	331,329

PROPERTY AND EQUIPMENT, AT COST, NET	69,037	101,755
DERIVATIVE INSTRUMENTS	17,484	17,292
OTHER ASSETS	6,084	8,484

TOTAL ASSETS	$507,090	$522,071

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,919	$19,180
Accrued expenses	33,048	12,907
Accrued interest	3,317	3,361
Revenue distributions payable	4,839	4,434
Current maturities of long-term debt	26	48

Total current liabilities	66,149	39,930

LONG-TERM DEBT, LESS CURRENT MATURITIES	284,943	190,230

DEFERRED PREMIUMS ON DERIVATIVE INSTRUMENTS	10,622	16,299

OTHER LIABILITIES	7,157	7,151

COMMITMENTS AND CONTINGENCIES—SEE NOTE I

EQUITY:
Preferred stock, par value $.001 per share, 10,000,000 shares authorized:
Series A Junior Participating Preferred Stock—25,000 shares authorized, none issued and outstanding	—	—
9.25% Series B Cumulative Preferred Stock— 6,000,000 shares authorized, 2,041,169 and 2,000,000 shares issued and outstanding as of 2010 and 2009, respectively, (aggregate liquidation preference $50,000,000)	2	2
Common stock, par value $.001 per share—100,000,000 shares authorized, 31,283,353 issued and outstanding in 2010 and 31,214,968 shares in 2009	31	31
Additional paid-in capital	531,944	522,645
Accumulated deficit	(430,784)	(284,745)
Accumulated other comprehensive income, net of taxes	15,227	8,447

Total GMX equity	116,420	246,380
Noncontrolling interest	21,799	22,081

Total equity	138,219	268,461

TOTAL LIABILITIES AND EQUITY	$507,090	$522,071

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

	Year Ended December 31,
	2010	2009	2008
		(as adjusted)	(as adjusted)
OIL AND GAS SALES, net of gain or (loss) from ineffectiveness of derivatives of $(1,280) $1,018 and $1,014, respectively	$96,523	$94,294	$125,736

EXPENSES:
Lease operations	10,651	11,776	15,101
Production and severance taxes	743	(930)	5,306
Depreciation, depletion, and amortization	38,061	31,006	31,744
Impairment of oil and natural gas properties and assets held for sale	143,712	188,150	192,650
General and administrative	27,119	21,390	16,899

Total expenses	220,286	251,392	261,700

Loss from operations	(123,763)	(157,098)	(135,964)

NON-OPERATING INCOME (EXPENSES):
Interest expense	(18,642)	(16,748)	(14,105)
Loss on extinguishment of debt	—	(4,976)	—
Interest and other income (expense)	(4)	72	285
Unrealized loss on derivatives	(122)	(2,370)	(354)

Total non-operating expenses	(18,768)	(24,022)	(14,174)

Loss before income taxes	(142,531)	(181,120)	(150,138)

BENEFIT FOR INCOME TAXES	4,239	33	26,217

NET LOSS	(138,292)	(181,087)	(123,921)
Net income attributable to noncontrolling interest	3,114	173	—

NET LOSS APPLICABLE TO GMX	(141,406)	(181,260)	(123,921)
Preferred stock dividends	4,633	4,625	4,625

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(146,039)	$(185,885)	$(128,546)

LOSS PER SHARE—Basic	$(5.18)	$(9.20)	$(9.04)

LOSS PER SHARE—Diluted	$(5.18)	$(9.20)	$(9.04)

WEIGHTED AVERAGE COMMON SHARES—Basic	28,206,506	20,210,400	14,216,466

WEIGHTED AVERAGE COMMON SHARES—Diluted	28,206,506	20,210,400	14,216,466

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Consolidated Statement of Changes in Equity

Year Ended December 31, 2008, 2009 and 2010

(dollars and shares in thousands)

	Preferred shares	Common shares	Preferred par value	Common par value	Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income	Total GMX Resources equity	Non- controlling interest	Total equity
BALANCE AT DECEMBER 31, 2007	2,000	13,268	$2	$13	$180,543	$29,686	$(1,318)	$208,926	$—	$208,926
Stock Options Exercised	—	73	—	—	979	—	—	979	—	979
Restricted Stock Awards	—	14	—	—	—	—	—	—	—	—
Stock Compensation Expense	—	—	—	—	3,545	—	—	3,545	—	3,545
Preferred Stock Dividends	—	—	—	—	—	(4,625)	—	(4,625)	—	(4,625)
Shares Issued	—	2,000	—	2	133,685	—	—	133,687	—	133,687
Shares Pursuant to Share Lending Agreement (as adjusted)	—	3,440	—	4	2,338	—	—	2,342	—	2,342
Convertible Debt Issued	—	—	—	—	9,250	—	—	9,250	—	9,250
Net Loss (as adjusted)	—	—	—	—	—	(123,921)	—	(123,921)	—	(123,921)
Other Comprehensive Income	—	—	—	—	—	—	16,614	16,614	—	16,614

BALANCE AT DECEMBER 31, 2008 (as adjusted)	2,000	18,795	$2	$19	$330,340	$(98,860)	$15,296	$246,797	$—	$246,797
Stock Options Exercised	—	1	—	—	5	—	—	5	—	5
Restricted Stock Awards	—	19	—	—	—	—	—	—	—	—
Stock Compensation Expense	—	—	—	—	5,844	—	—	5,844	—	5,844
Preferred Stock Dividends	—	—	—	—	—	(4,625)	—	(4,625)	—	(4,625)
Shares Issued	—	12,700	—	13	164,051	—	—	164,064	—	164,064
Shares Pursuant to Share Lending Agreement	—	(300)	—	(1)	—	—	—	(1)	—	(1)
Convertible Debt Issued	—	—	—	—	8,421	—	—	8,421	—	8,421
Sale of Subsidiary Membership Interest to Noncontrolling Interest	—	—	—	—	13,984	—	—	13,984	21,908	35,892
Net Loss (as adjusted)	—	—	—	—	—	(181,260)	—	(181,260)	173	(181,087)
Other Comprehensive Loss	—	—	—	—	—	—	(6,849)	(6,849)	—	(6,849)

BALANCE AT DECEMBER 31, 2009 (as adjusted)	2,000	31,215	$2	$31	$522,645	$(284,745)	$8,447	$246,380	$22,081	$268,461

Restricted Stock Awards	—	188	—	—	—	—	—	—	—	—
Preferred Stock Dividends	—	—	—	—	—	(4,633)	—	(4,633)	—	(4,633)
Stock Compensation Expense	—	—	—	—	6,274	—	—	6,274	—	6,274
Shares Issued	41	380	—	—	3,025	—	—	3,025	—	3,025
Shares Pursuant to Share Lending Agreement	—	(500)	—	—	—	—	—	—	—	—
Net Loss	—	—	—	—	—	(141,406)	—	(141,406)	3,114	(138,292)
Contributions—Non-Controlling Interest	—	—	—	—	—	—	—	—	1,244	1,244
Distributions—Non-Controlling Interest	—	—	—	—	—	—	—	—	(4,640)	(4,640)
Other Comprehensive Income	—	—	—	—	—	—	6,780	6,780	—	6,780

BALANCE AT DECEMBER 31, 2010	2,041	31,283	$2	$31	$531,944	$(430,784)	$15,227	$116,420	$21,799	$138,219

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(dollars in thousands)

	Years Ended December 31,
	2010	2009	2008
		(as adjusted)	(as adjusted)
Net loss	$(138,292)	$(181,087)	$(123,921)
Other comprehensive income (loss), net of income tax:
Change in fair value of derivative instruments, net of income taxes of $11,512, $6,961 and $6,499, respectively	22,346	13,513	12,615
Reclassification of (gain) loss on settled contracts, net of income taxes of ($8,019), ($10,489) and $2,060, respectively	(15,566)	(20,362)	3,999

Comprehensive loss	(131,512)	(187,936)	(107,307)
Comprehensive income attributable to the noncontrolling interest	3,114	173	—

Comprehensive loss attributable to GMX shareholders	$(134,626)	$(188,109)	$(107,307)

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(dollars in thousands)

	Year Ended December 31,
	2010	2009	2008
		(as adjusted)	(as adjusted)
CASH FLOWS DUE TO OPERATING ACTIVITIES
Net loss	$(138,292)	$(181,087)	$(123,921)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	38,061	31,006	31,744
Impairment and other writedowns	143,712	188,150	192,650
Deferred income taxes	(4,209)	—	(26,243)
Non-cash stock compensation expense	5,450	4,635	3,085
Loss (gain) on extinguishment of debt	(141)	4,976	—
Non-cash interest expense	9,330	6,036	2,159
Other	1,402	1,838	(1,151)
Decrease (increase) in:
Accounts receivable	(1,595)	(1,338)	717
Prepaid expenses and other assets	(1,730)	(457)	(1,089)
Increase (decrease) in:
Accounts payable and accrued expenses	6,680	(2,852)	3,558
Revenue distributions payable	67	(1,417)	1,728

Net cash provided by operating activities	58,735	49,490	83,237

CASH FLOWS DUE TO INVESTING ACTIVITIES
Purchase of oil and natural gas properties	(172,726)	(162,076)	(281,447)
Proceeds from sales of oil and natural gas properties	5,522	—	—
Purchase of property and equipment	(10,284)	(19,248)	(36,913)
Proceeds from sale of property and equipment	1,488	—	—

Net cash used in investing activities	(176,000)	(181,324)	(318,360)

CASH FLOWS DUE TO FINANCING ACTIVITIES
Advance on revolving bank credit facility	92,000	99,000	190,000
Payments on debt	(79)	(179,079)	(204,210)
Proceeds from sale of common stock	—	164,069	134,681
Proceeds from sale of preferred stock	949	—	—
Issuance of 5.00% Convertible Senior Notes	—	—	125,000
Issuance of 4.50% Convertible Senior Notes	—	86,250	—
Dividends paid on Series B cumulative preferred stock	(4,633)	(4,625)	(4,625)
Proceeds from (repayment of) Senior Secured Notes	—	(34,590)	—
Sale of equity interest of a business	—	36,000	—
Contributions from non-controlling interest member	1,244	—	—
Distributions to non-controlling interest member	(4,640)	—	—
Fees paid related to financing activities	(773)	(7,085)	(4,914)
Other	—	732	—

Net cash provided by financing activities	84,068	160,672	235,932

NET INCREASE (DECREASE) IN CASH	(33,197)	28,838	809

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,554	6,716	5,907

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,357	$35,554	$6,716

SUPPLEMENTAL CASH FLOW DISCLOSURE CASH PAID (RECEIVED) DURING THE PERIOD FOR:
INTEREST, NET OF AMOUNTS CAPITALIZED	$11,988	$15,611	$10,343

INCOME TAXES	$(30)	$(33)	$26

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2010, 2009 and 2008

NOTE A—NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND PRINCIPLES OF CONSOLIDATION

GMX Resources Inc. (“GMX”) and its subsidiaries (collectively, the “Company”, “we,” “us” and “our”) is an independent oil and natural gas exploration and production company historically focused on the development of the Cotton Valley group of formations, specifically the Cotton Valley Sands layer in the Schuler formation and the Upper Bossier, Middle Bossier and Haynesville/Lower Bossier layers of the Bossier formation (the “Haynesville/Bossier Shale”), in the Sabine Uplift of the Carthage, North Field of Harrison and Panola counties of East Texas (our “core area”).

During 2010, we made a strategic decision to pursue properties that would expand our assets and development into other basins, diversify our company’s concentrated natural gas focus from two resource plays in one basin and provide the company more liquid hydrocarbon opportunities. These efforts have led to successful agreements to acquire core positions in over 67,000 net acres in two of the leading oil resource plays in the U.S. We have recently in 2011 entered into separate agreements to purchase undeveloped leasehold in the very successful and competitive region located in the Williston Basin of North Dakota/Montana, targeting the Bakken/Sanish-Three Forks Formation, and in the oil window of the Denver Julesburg Basin (the “DJ Basin”) of Wyoming, targeting the emerging Niobrara Formation. We are making plans to deploy our capital and resources into these development opportunities in 2011. With the acquisition of the liquids-rich (estimated 90% oil) Bakken and Niobrara acreage, we will have better flexibility to deploy capital based on a variety of economic and technical factors, including well costs, service availability, take-away capacity and commodity prices (including differentials applicable to the basin). We believe this flexibility will enable us to generate better cash flow growth to fund our capital expenditure program. We believe our contracted FlexRigs and experienced Rockies and Haynesville/Bossier Shale horizontal drilling personnel will enable us to succeed in the development of these new oil resource plays.

We have three subsidiaries: Diamond Blue Drilling Co. (“Diamond Blue”), which owns three conventional drilling rigs, Endeavor Pipeline Inc. (“Endeavor Pipeline”), which operates our water supply and salt water disposal systems in our core area, and Endeavor Gathering, LLC (“Endeavor Gathering”), which owns the natural gas gathering system and related equipment operated by Endeavor Pipeline. A 40% membership interest in Endeavor Gathering is owned by Kinder Morgan Endeavor LLC (“KME”).

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). References to GAAP issued by the Financial Accounting Standards Board (“FASB”) in these footnotes are to the FASB Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of GMX and its wholly and majority owned subsidiaries. Undivided interests in oil and gas joint ventures are consolidated on a proportionate basis. All significant intercompany transactions have been eliminated.

USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates for proved oil and natural gas reserve quantities, deferred income taxes, asset retirement obligations, fair value of derivative instruments, useful lives of property and equipment, expected volatility and contract term to exercise outstanding stock options, and are subject to change.

RECLASSIFICATIONS: Certain reclassifications in the Consolidated Statements of Cash Flows have been made to prior years amounts to conform to current year presentations.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these instruments.

CONCENTRATIONS OF CREDIT RISK: Substantially all of the Company’s receivables are within the oil and gas industry, primarily from purchasers of natural gas and crude oil and from partners with interests in common properties operated by the Company. Although diversified among many companies, collectability is dependent upon the financial wherewithal of each individual company as well as the general economic conditions of the industry. The receivables are not collateralized; however the Company does review these parties for creditworthiness and general financial condition.

The Company has accounts with separate banks in Louisiana and Oklahoma. At December 31, 2010 and 2009, the Company had $4.5 million and $32.3 million, respectively, invested in overnight investment sweep accounts. Bank deposit accounts may, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to significant credit risk on its cash. The difference between the investment amount and the cash and cash equivalents amount on the accompanying consolidated balance sheets represents uncleared disbursements and non-interest bearing checking accounts.

The Company currently uses natural gas and crude oil commodity derivatives to hedge a portion of its exposure to natural gas and crude oil price volatility. These arrangements expose the Company to credit risk from its counterparties. To mitigate that risk, the Company only uses counterparties that are highly-rated entities with corporate credit ratings at or exceeding A or Aa as classified by Standard & Poor’s and Moody’s, respectively.

Sales to individual customers constituting 10% or more of total natural gas and crude oil sales were as follows for each of the years ended December 31:

	2010	2009	2008
Natural gas
Texla Energy Management, Inc.	44%	54%	20%
Tenaska	16%	—	—
Various purchasers through Penn Virginia Oil & Gas, L.P.	14%	21%	42%
Louis Dreyfus	10%	—	—
BP Energy Company	—	12%	—
Waskom Gas Processing Company	—	11%	10%
CrossTex Energy Services, Inc.	—	—	22%
Crude oil
Sunoco, Inc	61%	52%	14%
Various purchasers through Penn Virginia Oil & Gas, L.P.	39%	43%	54%
Teppco Crude Oil, LLC	—	—	14%
SemCrude, L.P.	—	—	17%

If the Company were to lose a purchaser, it believes it could replace it with a substitute purchaser with substantially equivalent terms.

INVENTORIES: Inventories consist of crude oil in tanks and natural gas liquids. Treated and stored crude oil inventory and natural gas liquids at the end of the year are valued at the lower of production cost or market.

ACCOUNTS RECEIVABLE: The Company has receivables from joint interest owners and oil and gas purchasers that are generally uncollateralized. The Company reviews these parties for creditworthiness and general financial condition. Accounts receivable are generally due within 30 days and accounts outstanding longer than 60 days are considered past due. If necessary, the Company would determine an allowance by considering the length of time past due, previous loss history, future net revenues of the debtor’s ownership interest in oil and gas properties operated by the Company and the owners ability to pay its obligation, among other things. The Company writes off accounts receivable when they are determined to be uncollectible.

The Company establishes provisions for losses on accounts receivable if it determines that it will not collect all or part of the outstanding balance. The Company regularly reviews collectability and establishes or adjusts the allowance as necessary using the specific identification method. There was no allowance for doubtful accounts at December 31, 2010 and 2009.

OIL AND NATURAL GAS PROPERTIES: The Company follows the full cost method of accounting for its oil and natural gas properties and activities. Accordingly, the Company capitalizes all costs incurred in connection with the acquisition, exploration and development of oil and natural gas properties. The Company capitalizes internal costs that can be directly identified with exploration and development activities, but does not include any costs related to production, general corporate overhead, or similar activities. Capitalized costs include geological and geophysical work, 3D seismic, delay rentals, drilling and completing and equipping oil and gas wells, including salaries and benefits and other internal costs directly attributable to these activities. Also included in oil and natural gas properties are tubular and other lease and well equipment of $4.1 million and $32.2 million at December 31, 2010 and 2009, respectively, that have not been placed in service but for which we plan to utilize in our on-going exploration and development activities.

Proceeds from dispositions of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss generally recognized upon disposal of oil and natural gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves. Revenues from services provided to working interest owners of properties in which GMX also owns an interest, to the extent they exceed related costs incurred, are accounted for as reductions of capitalized costs of oil and natural gas properties.

Investments in unevaluated properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. The balance of unevaluated properties is comprised of capital costs incurred for undeveloped acreage, exploratory wells in progress and capitalized interest costs. We assess all items classified as unevaluated property on a quarterly basis for possible impairment or reduction in value. We assess our properties on an individual basis or as a group if properties are individually insignificant. Our assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full-cost pool and are then subject to amortization.

Depreciation, depletion and amortization of oil and gas properties (“DD&A”) are provided using the units-of-production method based on estimates of proved oil and gas reserves and production, which are converted to a common unit of measure based upon their relative energy content. The Company’s cost basis for depletion includes estimated future development costs to be incurred on proved undeveloped properties. The computation of DD&A takes into consideration restoration, dismantlement, and abandonment costs and the anticipated proceeds from salvaging equipment. DD&A expense for oil and natural gas properties was $32.9 million, $23.9 million and $26.9 million for the years ended December 31, 2010, 2009, and 2008, respectively.

Capitalized costs are subject to a “ceiling test,” which limits the net book value of oil and natural gas properties less related deferred income taxes to the estimated after-tax future net revenues discounted at a 10-percent interest rate. The cost of unproved properties is added to the future net revenues less income tax effects. At December 31, 2010 and 2009, future net revenues are calculated using prices that represent the average of the first day of the month price for the 12-month period prior to the end of the period.

Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Based on average prices for the prior 12-month period for natural gas and oil as of December 31, 2010 and 2009, these cash flow hedges increased the full-cost ceiling by $52.3 million and $69.7 million, respectively, thereby reducing the ceiling test write-down by the same amount. Our qualifying cash flow hedges as of December 31, 2010, which consisted of swaps and collars, covered 19.6 Bcf and 18.5 Bcf in 2011and 2012, respectively. Our natural gas and oil hedging activities are discussed in “Note E—Derivative Activities,” of these consolidated financial statements.

Two primary factors impacting the ceiling test are reserve levels and natural gas and oil prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of natural gas and oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. As a result of the Company’s ceiling test as of December 31, 2010, 2009 and 2008, the Company recorded impairment expense of $132.8 million, $188.2 million, and $192.7 million, respectively.

PROPERTY AND EQUIPMENT: Property and equipment are capitalized and stated at cost, while maintenance and repairs are expensed currently. Depreciation and amortization of other property and equipment are provided when assets are placed in service using the straight-line method based on estimated useful lives ranging from three to twenty years. In 2009, we changed the estimated useful life of the pipeline assets from 10 to 20 years. Depreciation and amortization expense for property and equipment was $5.1 million, $7.1 million and $4.8 million for the years ending December 31, 2010, 2009, and 2008, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS: Pipeline and gathering system assets and other long-lived assets used in operations are periodically assessed to determine if circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows. An impairment loss is the difference between the carrying amount and fair value of the asset. The Company had no such impairment losses for the years ended December 31, 2010, 2009 or 2008.

Assets held for sale are carried on the balance sheet at their carrying value or fair value less cost to sell, whichever is less. Subsequent increases in fair value less cost to sell will be recognized as a gain, but not in excess of the cumulative loss previously recognized. As a result of determining fair value, an impairment loss was recorded for the year ended December 31, 2010 on the assets held for sale in the amount of $9.6 million and selling costs were estimated to be $1.3 million, resulting in a total write-down of $10.9 million.

DEBT ISSUE COSTS: The Company amortizes debt issue costs related to its revolving bank credit facility, 5.00% Convertible Senior Notes and 4.50% Convertible Senior Notes as interest expense over the scheduled maturity period of the debt. Unamortized debt issue costs were approximately $9.1 million and $8.6 million as of December 31, 2010 and 2009, respectively. The Company includes those unamortized costs in current prepaid expenses and deposits and other assets.

REVENUE DISTRIBUTIONS PAYABLE: For certain oil and natural gas properties, the Company receives production proceeds from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue distributions payable in the accompanying balance sheets. We recognize revenue for only our net interest in oil and natural gas properties.

DEFERRED INCOME TAXES: Deferred income taxes are provided for significant carryforwards and temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years. Deferred income tax assets or liabilities are determined by applying the presently enacted tax rates and laws. The Company records a valuation allowance for the amount of net deferred tax assets when, in management’s opinion, it is more likely than not that such assets will not be realized.

The Company recognizes the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by a taxing authority. Recognized tax positions are initially and subsequently measured as the largest amount of tax benefit that is more likely than not of being realized upon ultimate settlement with a taxing authority. Liabilities for unrecognized tax benefits related to such tax positions are included in other long-term liabilities unless the tax position is expected to be settled within the upcoming year, in which case the liabilities are included in accrued expenses and other current liabilities. As of December 31, 2010 and 2009, the Company had no such liabilities.

REVENUE RECOGNITION: Natural gas and crude oil revenues are recognized when sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Delivery occurs and title is transferred when production has been delivered to a purchaser’s pipeline or truck. As a result of the numerous requirements necessary to gather information from purchasers or various measurement locations, calculate volumes produced, perform field and wellhead allocations and distribute and disburse funds to various working interest partners and royalty owners, the collection of revenues from oil and gas production may take up to 60 days following the month of production. Therefore, the Company makes accruals for revenues and accounts receivable based on estimates of its share of production, particularly from properties that are operated by others. Since the settlement process may take 30 to 60 days following the month of actual production, the Company’s financial results include estimates of production and revenues for the related time period. The Company records any differences, which are not expected to be significant, between the actual amounts ultimately received and the original estimates in the period they become finalized.

NATURAL GAS BALANCING: During the course of normal operations, the Company and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells’ production capability. If an imbalance exists at the time the wells’ reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Company follows the sales method of accounting for gas imbalances. A liability is recorded when the Company’s natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Company has taken less than its ownership share of gas production. There are no significant imbalances as of December 31, 2010 or 2009.

PRODUCTION AND SEVERANCE TAXES: Production taxes are set by state and local governments and vary as to the tax rate and the value to which that rate is applied. In Texas, where substantially all of our production is derived, severance taxes are levied as a percent of revenue received. The rate in Texas is complicated by certain severance tax exemptions or rate deductions on high cost wells. Certain wells, including all of our H/B wells, qualify for full severance tax relief for a period of ten years or recovery of 50% of the cost of drilling and completions, whichever is less. As a result, refunds for severance tax paid to the State of Texas on wells that qualify for reimbursement are recognized as accounts receivable and offset severance tax expense for the amount refundable as of December 31, 2010 (net of filing fees paid to a third party). As of December 31, 2009 and 2008 credits were not recognized until approvals are received. Production and severance taxes for the years ended December 31, 2010, 2009 and 2008 reflect tax refunds received and accrued of $3.1 million, $2.9 million and $1.2 million, respectively.

DERIVATIVE INSTRUMENTS: The Company uses derivative financial instruments to manage its exposure to lower oil and natural gas prices. Derivative instruments are measured at fair value and recognized as assets or liabilities in the balance sheet. Upon entering into a derivative contract, the derivative may be designated as a cash flow hedge. The relationship between the derivative instrument designated as a hedge and the hedged items is documented, as well as our objective for risk management and strategy for use of the hedging instrument to manage the risk. Derivative instruments designated as cash flow hedges are linked to specific forecasted transactions. At inception, and on an ongoing basis, a derivative instrument used as a hedge is assessed as to whether it is highly effective in offsetting changes in the cash flows of the hedged item. A derivative that is not a highly effective hedge does not qualify for hedge accounting.

Changes in fair value of a qualifying cash flow hedge are recorded in accumulated other comprehensive income, until earnings are affected by the cash flows of the hedged item. When the cash flow of the hedged item is recognized in the statement of operations, the fair value of the associated cash flow hedge is reclassified from accumulated other comprehensive income into earnings as a component of oil and gas sales. Ineffective portions of a cash flow hedge are recognized currently in earnings as a component of oil and gas sales. The changes in fair value of derivative instruments not qualifying or not designated as hedges are reported currently in the consolidated statement of operations as unrealized gains (losses) on derivatives, a component of non-operating income (expense). If a derivative instrument no longer qualifies as a cash flow hedge, hedge accounting is discontinued and the gain or loss that was recorded in accumulated other comprehensive income is recognized over the period anticipated in the original hedge transaction.

FAIR VALUE. Fair value is defined as the price that would be received to sell an asset or price paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used in determining fair value are characterized according to a hierarchy that prioritizes those inputs based upon the degree to which they are observable. The three levels of the fair-value-measurement hierarchy are as follows:

Level 1—inputs represent quoted prices in active markets for identical assets or liabilities (for example, exchange-traded commodity derivatives).

Level 2—inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market-corroborated inputs).

Level 3—inputs that are not observable from objective sources, such as the Company’s internally developed assumptions used in pricing an asset or liability.

In determining fair value, the Company utilizes observable market data when available, or models that incorporate observable market data. In addition to market information, the Company incorporates transaction-specific details that, in management’s judgment, market participants would take into account in measuring fair value. In arriving at fair-value estimates, the Company utilizes the most observable inputs available for the valuation technique employed. If a fair-value measurement reflects inputs at multiple levels within the hierarchy, the fair-value measurement is characterized based upon the lowest level of input that is significant to the fair-value measurement. Recurring fair-value measurements are performed for derivatives instruments. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and deferred premiums on derivative instruments reported on the balance sheet approximates fair value.

ASSET RETIREMENT OBLIGATIONS: The Company’s asset retirement obligations relate to estimated future plugging and abandonment expenses on its oil and gas properties and related facilities disposal. These obligations to abandon and restore properties are based upon estimated future costs that may change based upon future inflation rates and changes in statutory remediation rules. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of oil and gas properties.

ENVIRONMENTAL LIABILITIES: Environmental expenditures that relate to an existing condition caused by past operation and that do not contribute to current or future revenue generation are expensed. Liabilities are accrued when environmental assessments and/or clean-ups are probable, and the costs can be reasonably estimated. As of December 31, 2010 and 2009, the Company has not accrued for or been fined or cited for any environmental violations that would have a material adverse effect upon the financial position, operating results or the cash flows of the Company.

BASIC EARNINGS PER SHARE AND DILUTED EARNINGS PER SHARE: Basic net income per common share is computed by dividing the net income (loss) applicable to common stock by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share is calculated in the same manner, but also considers the impact to net income and common shares for the potential dilution from our convertible notes, outstanding stock options and non-vested restricted stock awards. The following table reconciles the weighted average shares outstanding used for these computations for the years ending December 31:

	2010	2009	2008
Weighted average shares outstanding—basic	28,206,506	20,210,400	14,216,466
Effective of dilutive securities:
Stock options	—	—	—

Weighted average shares outstanding—diluted	28,206,506	20,210,400	14,216,466

Common shares outstanding loaned in connection with the 5.00% Convertible Senior Notes issued in February 2008 in the amount of 2,640,000 and 3,140,000 shares were not included in the computation of earnings per common share for the years ending December 31, 2010 or 2009, respectively.

For purposes of calculating weighted average common shares—diluted, non-vested restricted stock and outstanding stock options would be included in the computation using the treasury stock method, with the proceeds equal to the amount of cash received from the employee upon exercise and the average unrecognized compensation during the period, adjusted for any estimated future tax consequences recognized directly in equity.

Due to our net loss from operations for the years ended December 31, 2010, 2009 and 2008, we excluded the effects of the convertible notes, stock options and shares of non-vested restricted stock as they would have been antidilutive. The amount of shares excluded for 2010, 2009 and 2008 was 66,061, 794,000 and 995,000, respectively.

STOCK BASED COMPENSATION: The Company recognizes compensation expense for all stock-based payment awards made to employees, contractors and non-employee directors. Stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is generally the vesting period. For stock options, the Company uses the Black-Scholes option-pricing model to determine the option fair value, which requires the input of highly subjective assumptions, including the expected volatility of the underlying stock, the expected term of the award, the risk-free interest rate and expected future divided payments. Expected volatilities are based on our historical volatility. The expected life of an award is estimated using historical exercise behavior data and estimated future behavior. The risk-free interest rate is based on the U.S. Treasury yields in effect at the time of grant and extrapolated to approximate the expected life of the award. The Company does not expect to declare or pay dividends in the foreseeable future.

COMMITMENTS AND CONTINGENCIES: Liabilities for loss contingencies arising from claims, assessments, litigation, or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: During the years ended December 31, 2010, 2009 and 2008, the Company recorded non-cash additions to oil and gas properties of $1.0 million, $1.2 million and $3.6 million, respectively related to the depreciation of its

Company-owned rigs and the capitalization of non-cash stock compensation expense related to employees directly involved in exploration and development activities.

Capital additions funded through accounts payable include $14.6 million, $25.6 million, and $34.6 million for the years ended December 31, 2010, 2009, and 2008, respectively.

During the years ended December 31, 2010, 2009 and 2008, the Company recorded a net non-cash asset and related liability of $0.7 million, $0.6 million, and $2.4 million respectively, associated with the asset retirement obligation on the acquisition and/or development of oil and gas properties.

Interest of $2.6 million, $1.8 million, and $0.4 million, was capitalized during the years ended December 31, 2010, 2009, and 2008, respectively, related to the unproved properties that were not being currently depreciated, depleted or amortized and on which exploration or development activities were in progress.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

In December 2009, the Company adopted revised oil and gas reserve estimation and disclosure requirements. The primary impact of the new disclosures for the Company is to align the definition of proved reserves with the Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting rules, which were issued by the SEC at the end of 2008 and effective for fiscal periods ending on or after December 31, 2009. The accounting standards revised the definition of proved oil and gas reserves to require that the average, first-day-of-the-month price during the 12-month period preceding the end of the year rather than the year-end price, must be used when estimating whether reserve quantities are economical to produce. This same 12-month average price is also used in calculating the aggregate amount of (and changes in) future cash inflows related to the standardized measure of discounted future net cash flows. The rules also allow for the use of reliable technology to estimate proved oil and gas reserves, if those technologies have been demonstrated to result in reliable conclusions about reserve volumes. The unaudited supplemental information on oil and gas exploration and production activities for 2010 and 2009 has been presented following these new reserve estimation and disclosure rules, which may not be applied retrospectively. The 2008 data is presented in accordance with the previous oil and gas disclosure requirements. See “Note M—Supplemental Information on Oil and Natural Gas Properties” for additional disclosures associated with the adoption of this standard.

In October 2009, the Financial Accounting Standards Board (the “FASB”) issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing,” now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), which provided guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The guidance also requires several disclosures including a description of the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the guidance are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. For further discussion, see “Note B—Share Lending Arrangements and Adoption of ASU 2009-15.”

A standard to improve disclosures about fair value measurements was issued in January 2010. The standard requires additional disclosures about fair value measurements, adding a new requirement to disclose transfers in and out of Levels 1 and 2 measurements and gross presentation of activity within a Level 3 roll forward. The guidance also clarified existing disclosure requirements regarding the level of disaggregation of fair value measurements and disclosures regarding inputs and valuation techniques. We adopted this guidance effective first quarter 2010. The adoption had no impact on our financial position or results of operations.

NOTE B—SHARE LENDING ARRANGEMENTS AND ADOPTION OF ASU 2009-15

In February 2008, in connection with the offer and sale of the 5.00% convertible notes, we entered into a share lending agreement (the “Share Lending Agreement”) with an affiliate of Jefferies & Company, Inc. (the “Share Borrower”) and Jefferies & Company, Inc., as collateral agent for GMX. Under this agreement, we may loan to the Share Borrower up to the maximum number of shares of our common stock underlying the 5.00% convertible notes during a specified loan availability period. This maximum number of shares was initially 3,846,150 shares. We will receive a loan fee of $0.001 per share for each share of our common stock that we loan to the Share Borrower, payable at the time such shares are borrowed. The Share Borrower may borrow and re-borrow up to the maximum number of shares of our common stock during the loan availability period.

The Share Borrower’s obligations under the Share Lending Agreement are unconditionally guaranteed by Jefferies Group, Inc., the ultimate parent company of the Share Borrower and Jefferies & Company, Inc. (the “guarantor”). If the guarantor receives a rating downgrade for its long term unsecured and unsubordinated debt below a specified level by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. (or any substitute rating agency mutually agreed upon by the Company and the Share Borrower), or by either of such rating agencies in certain circumstances, the Share Borrower has agreed to post and maintain with Jefferies & Company, Inc., acting as collateral agent for the Company, collateral in the form of cash, government securities, certificates of deposit, high-grade commercial paper of U.S. issuers, letters of credit or money market shares with a market value at least equal to 100% of the market value of the shares of our common stock borrowed by the Share Borrower as security for the Share Borrower’s obligation to return the borrowed shares to the Company pursuant to the Share Lending Agreement.

The loan availability period under the Share Lending Agreement commenced on the date of the Share Lending Agreement and will continue until the date that any of the following occurs:

•

the Company notifies the Share Borrower in writing of our intention to terminate the Share Lending Agreement at any time after the entire principal amount of the 5.00% convertible notes ceases to be outstanding as a result of conversion, repurchase, at maturity or otherwise;

•	the Company and the Share Borrower agree to terminate the Share Lending Agreement;

•

the Company elects to terminate all of the outstanding loans upon a default by the Share Borrower under the Share Lending Agreement or by the guarantor under its guarantee, including a breach by the Share Borrower of any of its obligations or a breach in any material respect of any of the representations or covenants under the Share Lending Agreement or a breach by the guarantor of the guarantee, or the bankruptcy of the Share Borrower or the guarantor; or

•	the Share Borrower elects to terminate all outstanding loans upon the bankruptcy of the Company.

Any shares the Company loans to the Share Borrower will be issued and outstanding for corporate law purposes, however, the borrowed shares will not be considered outstanding for the purpose of computing and reporting earnings per share. The holders of the borrowed shares will have all of the rights of a holder of a share of our outstanding common stock, including the right to vote the shares on all matters submitted to a vote of the Company’s shareholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding shares of common stock. However, under the Share Lending Agreement, the Share Borrower has agreed:

•	not to vote any shares of the Company’s common stock it has borrowed to the extent it owns such borrowed shares; and

•	to pay to the Company an amount equal to any cash dividends that are paid on the borrowed shares.

On January 1, 2010, the Company was required to adopt ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing, which changes the accounting treatment of the Company’s share lending arrangements. Under ASU 2009-15, the Company must recognize the value of share lending arrangements as issuance cost at inception.

The comparative financial statements have been restated to apply the new pronouncement retrospectively. The following financial statement line items in the consolidated balance sheet as of December 31, 2009 were affected by the adoption:

	As Reported	Adjustments	As Adjusted
	(in thousands)
ASSETS
CURRENT ASSETS:
Prepaid expenses and deposits	$3,809	$697	$4,506
OTHER ASSETS	$6,748	$1,736	$8,484

LIABILITIES AND EQUITY
EQUITY
Additional paid-in capital	$520,307	$2,338	$522,645
Accumulated deficit	$(284,840)	$95	$(284,745)

The following financial statement line items in the consolidated statement of operations for the year ended December 31, 2009 and 2008, respectively, were affected by the adoption:

	Year ended December 31, 2009
	As Reported	Adjustments	As Adjusted
	(in thousands)
NON-OPERATING INCOME (EXPENSES)
Interest expense	$(16,127)	$(621)	$(16,748)
NET LOSS	$(180,466)	$(621)	$(181,087)
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(185,264)	$(621)	$(185,885)
EARNINGS (LOSS) PER SHARE—BASIC	$(9.17)	$(.03)	$(9.20)
EARNINGS (LOSS) PER SHARE—DILUTED	$(9.17)	$(.03)	$(9.20)

	Year ended December 31, 2008
	As Reported	Adjustments	As Adjusted
	(in thousands)
NON-OPERATING INCOME (EXPENSES)
Interest expense	$(13,617)	$(488)	$(14,105)
BENEFIT FOR INCOME TAXES	$25,013	$1,204	$26,217
NET LOSS	$(124,637)	$716	$(123,921)
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(129,262)	$716	$(128,546)
EARNINGS (LOSS) PER SHARE—BASIC	$(9.09)	$.05	$(9.04)
EARNINGS (LOSS) PER SHARE—DILUTED	$(9.09)	$.05	$(9.04)

As of December 31, 2010 and 2009, respectively, 2,640,000 and 3,140,000, shares of our common stock were subject to outstanding loans to the Share Borrower with a fair value of $14.6 million and $43.1 million. As of December 31, 2010 and 2009, respectively, the unamortized amount of issuance costs associated with the share lending agreement was $1.7 million and $2.4 million, of which $0.8 million and $0.7 million is classified as a current asset and $0.9 million and $1.7 million, is a long-term asset included in Other Assets. The Company recognized $0.7 million, $0.6 million and $0.5 million in interest expense relating to the amortization of the Share Lending Agreement for the year ended December 31, 2010, 2009 and 2008 respectively

NOTE C—NONCONTROLLING INTEREST

On November 1, 2009, GMX and its wholly owned subsidiary, Endeavor Pipeline, transferred mid-stream gas gathering, compression and related equipment to a newly formed Endeavor Gathering and sold a 40% membership interest in Endeavor Gathering to KME for $36.0 million. Endeavor Gathering provides firm capacity gathering services to the Company in our Cotton Valley Sands and Haynesville/Bossier Shale horizontal developments in East Texas, and will also provide funding of future gathering infrastructure needs to support the Company’s production growth. The results of operations and financial position of Endeavor Gathering are included in the consolidated financial statements of GMX. The portion of Endeavor Gathering’s results of operations not attributable to GMX are recorded as noncontrolling interests.

Distributions to the members will be made on a monthly basis to the members and allocated 80% and 20% to the noncontrolling interest and to GMX, respectively until the noncontrolling interest member has received $36.0 million. Subsequently, distributions will be allocated 40% and 60% to the noncontrolling interest member and GMX, respectively.

The following table sets forth the effects of changes in GMX’s ownership interest in Endeavor Gathering on GMX’s equity for the years ended December 31:

	2010	2009 (as adjusted)	2008 (as adjusted)
	(in thousands)
Net loss applicable to GMX	$(141,406)	$(181,260)	$(123,921)
Transfers from the noncontrolling interest:
Increase in GMX paid-in capital for sale of 40% membership interest in Endeavor Gathering	$—	$13,984	—

Change from net loss applicable to GMX and transfers from noncontrolling interest	$(141,406)	$(167,276)	$(123,921)

NOTE D—PROPERTY AND EQUIPMENT

Major classes of property and equipment included the following at December 31:

	December 31,
	2010	2009
	(in thousands)
Pipeline and related facilities	$57,798	$68,440
Drilling rigs	—	30,492
Machinery and equipment	5,576	5,173
Buildings and leasehold improvement	8,418	6,003
Office equipment	4,619	2,324

	76,411	112,432
Less accumulated depreciation and amortization	(9,455)	(12,751)

	66,956	99,681
Land	2,081	2,074

	$69,037	$101,755

In December 2010, the Company finalized a plan to dispose of three drilling rigs, four compressors, pipe and valves by sale. These assets will either be disposed of individually or as part of a disposal group, depending on the purchaser’s interest. The accounting for these assets at the plan date was in accordance with ASC 360-10, Property, Plant and Equipment. Under this guidance, the assets are carried on the balance sheet at their carrying value or fair value less cost to sell, whichever is less. Subsequent increases in fair value less cost to sell will be recognized as a gain, but not in excess of the cumulative loss previously recognized. In determining fair value for the drilling rigs, management used third party appraisals. For all other assets, management performed internal estimates of the value of the assets based on verbal bids gathered through their marketing efforts and other marketing information. Management also performed internal estimates to estimate the cost to sell the assets, which primarily consisted of commissions to sell the assets, and were estimated based on past experience selling similar assets and verbal bids. As a result of determining fair value, an impairment loss was recorded on the assets held for sale in the amount of $9.6 million and selling costs were estimated to be $1.3 million, resulting in a total write-down of $10.9 million, which was included in the Impairment of Oil and Natural Gas Properties and Assets Held for Sale in the Statements of Operations for the year ended December 31, 2010.

NOTE E—DERIVATIVE ACTIVITIES

The Company is subject to price fluctuations for natural gas and crude oil. Prices received for natural gas and crude oil sold on the spot market are volatile due to factors beyond the Company’s control. Reductions in crude oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, capital expenditures and quantities of reserves recoverable on an economic basis. Any reduction in reserves, including reductions due to lower prices, can reduce the Company’s borrowing base under the revolving bank credit facility and adversely affect the Company’s liquidity and ability to obtain capital for acquisition and development activities.

To mitigate a portion of its exposure to fluctuations in commodity prices, the Company enters into financial price risk management activities with respect to a portion of projected crude oil and natural gas production through financial price swaps, collars, and put spreads (collectively “derivatives”). Additionally, the Company uses basis protection swaps to reduce basis risk. Basis is the difference between the physical commodity being hedged and the price of the futures contract used for hedging. Basis risk is the risk that an adverse change in the futures market will not be completely offset by an equal and opposite change in the cash price of the commodity being hedged. Basis risk exists in natural gas due to the geographic price differentials between a given cash market location and the futures contract delivery locations. Settlement or expiration of the hedges is designed to coincide as closely as possible with the physical sale of the commodity being hedged—daily for oil and monthly for natural gas—to obtain reasonable assurance that a gain in the cash sale will offset the loss on the hedge and vice versa.

The Company’s revolving bank credit facility requires it to maintain a hedging program on mutually acceptable terms whenever the loan amount outstanding exceeds 75% of the borrowing base.

The Company’s derivative financial instruments potentially consist of price swaps, collars, put spreads and basis swaps. A description of these types of instruments is provided below:

Fixed price swaps	The Company receives a fixed price and pays a variable price to the contract counterparty. The fixed-price payment and the floating price payment are netted, resulting in a net amount due to or from the counterparty.

Costless collars	The instrument contains a fixed floor price (long put option) and ceiling price (short call option), where the purchase price of the put option equals the sales price of the call option. At settlement, if the market price exceeds the ceiling price, the Company pays the difference between the market price and the ceiling price. If the market price is less than the fixed floor price, the Company receives the difference between the fixed floor price and the market price. If the market price is between the ceiling and the fixed floor price, no payments are due from either party.

Three-way collars	A three-way collar contract consists of a standard collar contract plus a put sold by the Company with a price below the floor price of the collar. This additional put requires us to make a payment to the counterparty if the settlement price for any settlement period is below the put price. Combining the collar contract with the additional put results in the Company being entitled to a net payment equal to the difference between the floor price of the standard collar and the additional put price if the settlement price is equal to or less than the additional put price. If the settlement price is greater than the additional put price, the result is the same as it would have been with a standard collar contract only. Therefore, if market prices are below the additional put option, the Company would be entitled to receive the market price plus the difference between the additional put option and the floor. This strategy enables the Company to increase the floor and the ceiling price of the collar beyond the range of a traditional costless collar while defraying the associated cost with the sale of the additional put.

Put spreads	A put spread is the same as a three-way collar without the ceiling price (short call option). Therefore, if market prices are below the additional put option, the Company would be entitled to receive the market price plus the difference between the additional put option and the floor.

Basis swaps	Natural gas basis protection swaps are arrangements that guarantee a price differential between NYMEX natural gas futures and Houston Ship Channel or Mainline (Columbia Gulf), which is a close proximity for the Company’s primary market hubs. The Company receives a payment from the counterparty if the price differential is less than the stated terms of the contract and pays the counterparty if the price differential is greater than the stated terms of the contract.

The Company utilizes counterparties for our derivative instruments that are members of our lending bank group and that the Company believes are credit-worthy entities at the time the transactions are entered into. The Company closely monitors the credit ratings of these counterparties. Additionally, the Company performs both quantitative and qualitative assessments of these counterparties based on their credit ratings and credit default swap rates where applicable. However, the recent events in the financial markets demonstrate there can be no assurance that a counterparty financial institution will be able to meet its obligations to the Company.

None of the Company’s derivative instruments contain credit-risk-related contingent features. Additionally, the Company has not incurred any credit-related losses associated with derivative activities and believes that its counterparties will continue to be able to meet their obligations under these transactions.

ASC 815, Derivatives and Hedging requires all derivative instruments to be recognized at fair value in the balance sheet. Fair value is generally determined based on the difference between the fixed contract price and the underlying estimated market price at the determination date. Derivative instruments with the same counterparty are presented on a net basis where the legal right of offset exists. The following is a summary of the asset and liability fair values of the Company’s derivative contracts:

	Balance Sheet Location	Asset Fair Value
		December 31, 2010	December 31, 2009
		(in thousands)
Derivatives designated as Hedging Instruments under ASC 815
Natural gas	Current derivative asset	$23,187	$12,896
Natural gas	Derivative instruments—non-current asset	20,503	19,144

Total derivative asset fair value		$43,690	$32,040

	Balance Sheet Location	Liability Fair Value
		December 31, 2010	December 31, 2009
		(in thousands)
Derivatives designated as Hedging Instruments under ASC 815
Natural gas	Current derivative asset	$2,963	$—
Natural gas basis	Current derivative asset	566	—
Natural gas	Derivative instruments—non-current asset	2,897	—
Natural gas basis	Derivative instruments—non-current asset	122	549

		$6,548	$549
Derivatives not designated as Hedging Instruments under ASC 815
Natural gas	Current derivative asset	$—	$374
Natural gas basis	Current derivative asset	—	270
Natural gas	Derivative instruments—non-current asset	—	1,303
Crude oil	Current derivative asset	172	—

		172	1,947

Total derivative liability fair value		$6,720	$2,496

Net derivative fair value		$36,970	$29,544

Following is a summary of the outstanding volumes and prices on the oil and natural gas swaps and options in place as of December 31, 2010:

Effective Date	Maturity Date	Notional Amount Per Month	Remaining Notional Amount as of December 31, 2010	Additional Put Options	Floor	Ceiling	Designation under ASC 815
Natural Gas (MMBtu):
1/1/2011	12/31/2012	155,337	3,728,100	$—	$—	$7.00	Cash flow hedge
1/1/2011	12/31/2011	188,781	2,265,372	$—	$—	$8.00	Cash flow hedge
1/1/2011	3/31/2011	200,000	600,000	$5.00	$7.00	$7.25	Cash flow hedge
1/1/2011	3/31/2011	200,000	600,000	$—	$—	$8.90	Cash flow hedge
4/1/2011	10/31/2011	200,000	1,400,000	$5.00	$6.50	$8.30	Cash flow hedge
11/1/2011	3/31/2012	200,000	1,000,000	$5.50	$7.00	$10.10	Cash flow hedge
1/1/2011	12/31/2012	1,021,666	24,520,000	$4.00	$6.00	$—	Cash flow hedge
1/1/2011	12/31/2012	167,612	4,022,697	$4.50	$6.25	$—	Cash flow hedge
Crude Oil (Bbls):
1/1/2011	12/31/2011	3,042	36,500	$—	$—	$100.00	Not designated

All of the above natural gas contracts are settled against NYMEX and all oil contracts are settled against NYMEX Light Sweet Crude. The NYMEX and NYMEX Light Sweet Crude have historically had a high degree of correlation with the actual prices received by the Company.

Effects of derivative instruments on the Consolidated Statement of Operations

For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

	For the Year Ended December 31, 2010
	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)

Location of Gain Reclassified

from

Accumulated OCI into Income
(Effective Portion)
and Location of Gain Recognized
in  Income on Derivative
(Ineffective Portion and Amount

Excluded
from Effectiveness Testing)

			Amount of Gain Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
	(in thousands)		(in thousands)
Natural gas	$33,858	Oil and Gas Sales	$23,585	$(1,280)

	For the Year Ended December 31, 2009
	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)

Location of Gain Reclassified

from

Accumulated OCI into Income
(Effective Portion)
and Location of Gain Recognized
in  Income on Derivative
(Ineffective Portion and Amount

Excluded
from Effectiveness Testing)

			Amount of Gain Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
	(in thousands)		(in thousands)
Natural gas	$20,911	Oil and Gas Sales	$28,546	$1,018
Crude oil	(437)	Oil and Gas Sales	2,305	—

	$20,474		$30,851	$1,018

	For the Year Ended December 31, 2008
	Amount of Gain Recognized in OCI on Derivative (Effective Portion)

Location of Gain Reclassified

from

Accumulated OCI into Income
(Effective Portion)
and Location of Gain Recognized
in  Income on Derivative
(Ineffective Portion and Amount

Excluded
from Effectiveness Testing)

			Amount of Loss Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
	(in thousands)		(in thousands)
Natural gas	$14,999	Oil and Gas Sales	$4,032	$925
Crude oil	4,115	Oil and Gas Sales	2,027	89

	$19,114		$6,059	$1,014

Assuming that the market prices of oil and gas futures as of December 31, 2010 remain unchanged, the Company would expect to transfer a gain of approximately $9.4 million from accumulated other comprehensive income to earnings during the next 12 months. The actual reclassification into earnings will be based on market prices at the contract settlement date.

For derivative instruments that do not qualify as hedges pursuant to ASC 815, changes in the fair value of these derivatives that occur prior to their maturity (i.e., temporary fluctuations in value) are recognized in current earnings. A summary of the effect of the derivatives not qualifying for hedges is as follows:

	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
		For the Year Ended
		2010	2009	2008
Realized
Natural gas	Oil and Gas Sales	$(23)	$5,920	$—
Unrealized
Natural gas	Unrealized losses on derivatives	(221)	(2,100)	(354)
Natural gas basis	Unrealized losses on derivatives	—	(270)	—
Crude Oil	Unrealized losses on derivatives	99	—	—

		$(145)	$3,550	$(354)

The valuation of our derivative instruments are based on industry standard models that primarily rely on market observable inputs. Substantially all of the assumptions for industry standard models are observable in active markets throughout the full term of the instrument. The Company categorizes these measurements as Level 2. The following table sets forth by level within the fair value hierarchy our derivative instruments, which are our only financial assets and liabilities that were accounted for at fair value on a recurring basis, as of December 31, 2010 and 2009:

	As of December 31, 2010:			As of December 31, 2009:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
Financial assets:
Natural gas derivative instruments	$—	$37,142	$—	$—	$29,544	$—
Crude oil derivative instruments	$—	$(172)	$—	$—	$—	$—

NOTE F—LONG-TERM DEBT

The table below presents the carrying amounts and approximate fair values of our debt obligations. The carrying amounts of our revolving bank credit facility borrowings approximate their fair values due to the short-term nature and frequent repricing of these obligations. The approximate fair values of our convertible debt securities are determined based on market quotes from independent third party brokers as they are actively traded in an established market.

	December 31,
	2010		2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Revolving bank credit facility(1)	$92,000	$92,000	$—	$—
5.00% Senior Convertible Notes due February 2013	116,365	105,258	115,646	111,406
4.50% Senior Convertible Notes due May 2015	75,238	63,825	73,187	87,652
Joint venture financing(2)	1,366	1,366	1,445	1,445

Total	$284,969	$262,449	$190,278	$200,503

(1)

Maturity date of August 2012 bearing a weighted average interest rate of 4.11% and 3.83% as of December 31, 2010 and 2009, respectively, collateralized by all assets of the Company. See “Note O—Subsequent Events.”

(2)	Non-recourse, no interest rate

Maturities of Long-Term Debt

Maturities of long-term debt as of December 31, 2010 are as follows:

Year	Amount
(in thousands)
2011	$26
2012	92,019
2013	122,765
2014	11
2015	86,250
Thereafter	1,295

$302,366

Revolving Bank Credit Facility

The Company has an executed loan agreement providing for a secured revolving line of credit for up to $250 million in loans as the borrowing base permits, which is based on the Company’s oil and natural gas reserves (the “borrowing base”). The borrowing base at December 31, 2010 was $130 million and may be adjusted from time to time. The loan bears interest at a rate elected by the Company that is based on the prime, LIBO or federal funds rate plus margins ranging from 1% to 4.25% depending on the base rate used and the amount of the loan outstanding in relation to the borrowing base. Upon delivery by the Company of the monthly EBITDA certificate which sets forth the Total Net Debt to EBITDA ratio as being 4.00 to 1.00 or higher, the applicable LIBO rate margin and the applicable prime rate margin are automatically adjusted, effective on the first day of the month in which the monthly EBITDA certificate is delivered, as set forth in the agreement. The applicable LIBO rate margin will be 6.00% and the applicable prime rate margin will be 3.75%. The increased margins will remain in effect until the Total Net Debt to EBITDA ratio is less than 4.00 to 1.00.

During 2010, the maturity date for amounts borrowed by the Company pursuant to the loan agreement was extended from July 15, 2011, to August 1, 2012, and the Company may automatically extend this new maturity date to July 8, 2013, in certain circumstances. Principal is payable voluntarily by the Company or is required to be paid (i) if the loan amount exceeds the borrowing base; (ii) if the lender elects to require periodic payments as a part of a borrowing base re-determination; and (iii) at the maturity date. The Company is obligated to pay a facility fee equal to 0.5% per year of the unused portion of the borrowing base payable quarterly. The loan is secured by a first mortgage on assets of the Company.

During 2010, the financial covenants of the loan agreement were amended relating to the maximum ratio of total debt to EBITDA (as defined in the Loan Agreement). First, the definition of “total debt” was modified to include only the portions of the Company’s $122.75 million aggregate principal amount of 5.00% senior convertible notes and $86.25 million aggregate principal amount of 4.50% senior convertible notes classified as indebtedness and to exclude the portions of such convertible notes classified as equity under generally accepted accounting principles. Second, the Company is required to maintain, on a monthly basis as of the last day of each month, a ratio (on a rolling twelve month basis) of Total Net Debt to EBITDA during the preceding twelve months not to exceed the following levels:

Period	Maximum Ratio
June 1, 2010 through November 30, 2010	4.50 to 1.00
December 1, 2010 through February 28, 2011	4.75 to 1.00
March 1, 2011 through August 31, 2011	4.60 to 1.00
September 1, 2011 through October 31, 2011	4.40 to 1.00
November 1, 2011 through Maturity Date	4.00 to 1.00

Additionally, the Company is required to maintain, on a monthly basis as of the last day of each month, a ratio (on a rolling twelve month basis) of Total Senior Secured Debt to EBITDA (as defined) during the preceding twelve (12) months not to exceed 2.50 to 1.00. “Total Senior Secured Debt” means the Company’s Indebtedness (as defined) plus any other senior secured indebtedness for borrowed money owing by the Company or any subsidiaries which is secured by a lien (whether on any of the Company’s property which is not collateral or on a pari passu basis with the Indebtedness).

The loan agreement contains additional affirmative and restrictive covenants. These covenants, among other things, prohibit additional indebtedness, sales of assets, mergers and consolidations, dividends and distributions, and changes in management and require the maintenance of various financial ratios. The required and actual financials ratios as of December 31, 2010 are shown below:

Financial Covenant	Required Ratio	Actual Ratio
Current ratio(1)	Not less than 1 to 1	1.29 to 1
Ratio of Total Net Debt to EBITDA(2)	Not greater than 4.75 to 1	4.62 to 1
Total Senior Secured Debt to EBITDA(2)	Not greater than 2.50 to 1	1.50 to 1
Ratio of EBITDA, as defined in the revolving bank credit facility agreement to cash interest expense(3)	Not less than 3 to 1	3.40 to 1

(1)

Current ratio is defined in our revolving bank credit facility as the ratio of current assets plus the unused and available portion of the revolving bank credit facility ($38 million as of December 31, 2010) to current liabilities. The calculation will not include the effects, if any, of derivatives under ASC 815. As of December 31, 2010, current assets included derivatives assets of $19.5 million. In addition, the convertible notes are not considered a current liability unless one or more convertible notes have been surrendered for conversion and then only to the extent of the cash payment due on the conversion of the notes surrendered.

(2)	EBITDA as defined in our revolving bank credit facility as of December 31, 2010 is calculated as follows (amounts in thousands):

Net loss	$(138,292)
Plus:
Interest expense	18,642
Early extinguishment of debt	(141)
Impairment of oil and natural gas properties and assets held for sale	143,712
Depreciation, depletion and amortization	38,061
Non-cash compensation and other expenses	4,167
Less:
Income tax benefit	4,239

EBITDA	$61,910

(3)

Cash interest expense is defined in the revolving bank credit facility as all interest, fees, charges, and related expenses payable in cash for the applicable period payable to a lender in connection with borrowed money or the deferred purchase price of assets that is considered interest expense under GAAP, plus the portion of rent paid or payable for that period under capital lease obligations that should be treated as interest. For 2010, cash interest expense included fees paid related to bank financing activities and other loan fees of $1.7 million. As of December 31, 2010, non-cash interest expense of $7.7 million was deducted from interest expense to arrive at the cash interest expense used in the debt covenant calculation. Non-cash interest expense primarily relates to the amortization of debt issuance costs. Capitalized interest of $2.6 million was added to interest expense.

As of December 31, 2010, the Company was in compliance with financial covenants under the revolving bank credit facility. The lenders may accelerate all of the indebtedness under the revolving bank credit facility upon the occurrence of any event of default unless the Company cures any such default within any applicable grace period. For payments of principal and interest under the revolving bank credit facility, the Company generally has a three business day grace period, and a 30-day cure period for most covenant defaults, but not for defaults of certain specific covenants, including the financial covenants and negative covenants.

See “Note O—Subsequent Events.” The loan agreement was amended on February 2, 2011 in connection with the Company’s issuance of senior unsecured notes, sale of common stock and tender offer for at least $50 million of the Company’s convertible senior notes due 2013.

5.00% Convertible Senior Notes

In February 2008, the Company completed a $125 million private placement of 5.00% convertible senior notes due 2013 (“5.00% Convertible Notes”). In connection with such offering, we agreed to loan up to 3,846,150 shares of our common stock to an affiliate of Jefferies & Company, Inc. to facilitate hedging transactions by purchasers of the notes.

On December 21 and December 22, 2010, the Company entered into two separate agreements with a third party to retire $2.25 million of the 5.00% Convertible Notes for a combined total of 380,250 shares of the Company’s common stock and $45,659.72 in cash. The cash consideration satisfies unpaid and accrued interest on the 5.00% Convertible Notes.

As a result of the adoption of the new authoritative accounting guidance under ASC as of January 1, 2009 and its retrospective application, the Company recorded a debt discount of $14.3 million, which represented the fair value of the equity conversion feature, and recorded a corresponding increase in additional paid-in capital (“APIC”), net of deferred taxes. In addition, the transaction costs incurred directly related to the issuance of the 5.00% Convertible Notes were allocated proportionately to the equity conversion feature and recorded as APIC. The equity component is not subsequently re-valued as long as it continues to qualify for equity treatment.

The debt discount is amortized as additional non-cash interest expense over the expected term of the 5.00% Convertible Notes through February 2013. As of December 31, 2010, the net carrying amount was as follows (amounts in the thousands):

	2010	2009
Principal amount	$122,750	$125,000
Unamortized debt discount	(6,385)	(9,354)

Carrying amount	$116,365	$115,646

The 5.00% Convertible Notes bear interest at a rate of 5.00% per year, payable semiannually in arrears on February 1 and August 1 of each year, which began August 1, 2008. As a result of the amortization of the debt discount through non-cash interest expense, the effective interest rate on the 5.00% Convertible Notes is 8.7% per annum. The amount of the cash interest expense recognized with respect to the 5.00% contractual interest coupon for the years ended December 31, 2010 and 2009 was $6.2 million and $6.3 million, respectively. The amount of non-cash interest expense for the years ended December 31, 2010 and 2009 related to the amortization of the debt discount and amortization of the transaction costs was $3.7 million and $3.5 million, respectively. As of December 31, 2010, the unamortized discount is expected to be amortized into earnings over 2.1 years. The carrying value of the equity component of the 5.00% Convertible Notes was $9.2 million as of December 31, 2010.

Holders may convert their 5.00% Convertible Notes at their option prior to the close of business on the business day immediately preceding November 1, 2012 only under the following circumstances:

•

during any fiscal quarter commencing after March 31, 2008 if the last reported sale price of the common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

•

during the five business-day period after any five consecutive trading-day period in which the trading price for each day of that measurement period was less than 98% of the last reported sale price of our common stock and the applicable conversion rate on each such day; or

•

the occurrence of certain sales of assets, distributions or changes to distribution rights to common stockholders, mergers and consolidations, changes in management, or our common stock ceases to be listed on a United States national or regional securities exchange, among other things.

On and after November 1, 2012 until the close of business on the business day immediately preceding the maturity date, holders may convert their 5.00% Convertible Notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Company will satisfy its conversion obligation by paying and delivering cash for the lesser of the principal amount or the conversion value, and, if the conversion value is in excess of the principal amount, by paying or delivering, at its option, cash and/or shares of its common stock for such excess. The conversion value is a daily value calculated on a proportionate basis for each day of a 60 trading-day observation period. The conversion rate is initially 30.7692 shares of the Company’s common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $32.50 per share of common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following any fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its 5.00% Convertible Notes in connection with such a fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the fundamental change (ranging from $25.00 to $150.00 per share) and the remaining time to maturity of the notes. The increase in the conversion rate ranges from 0% to 30% increasing as the stock price at the time of the fundamental change increases from $25.00 and declines as the remaining time to maturity of the notes decreases.

We may not redeem the 5.00% Convertible Notes prior to maturity. However, if we undergo a fundamental change, holders may require us to repurchase the 5.00% Convertible Notes in whole or in part for cash at a price equal to 100% of the principal amount of the 5.00% Convertible Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.

The 5.00% Convertible Notes are senior unsecured obligations of the Company and rank equally in right of payment to all of the Company’s other existing and future senior indebtedness. The 5.00% Convertible Notes are effectively subordinated to revolving bank credit facility, to the extent of the value of our assets pledged as collateral for such indebtedness. The 5.00% Convertible Notes are also effectively subordinated to all liabilities of our subsidiaries, including liabilities under any guarantees they have issued.

See “Note O—Subsequent Events.” On January 28, 2011, the Company offered to tender for up to $50 million aggregate principal at its 5.00% Convertible Senior Notes due 2013 in connection with the sale of common stock and the issuance of $200 million of senior notes due 2019.

4.50% Convertible Senior Notes

In October 2009, the Company completed a $86.3 million private placement of 4.50% convertible senior notes due 2015 (“4.50% Convertible Notes”). The proceeds of the offering were used to repay the Senior Subordinated Secured Notes due 2012 and a portion of the outstanding indebtedness under the revolving bank credit facility. The Company recorded a debt discount of $13.4 million, which represented the fair value of the equity conversion feature, and recorded a corresponding increase in APIC, net of deferred taxes. In addition, the transaction costs incurred directly related to the issuance of the 4.50% Convertible Notes were allocated proportionately to the equity conversion feature and recorded as APIC. The equity component is not subsequently re-valued as long as it continues to qualify for equity treatment. As of December 31, 2010, the net carrying amount was as follows (amounts in thousands):

	2010	2009
Principal amount	$86,250	$86,250
Unamortized debt discount	(11,012)	(13,063)

Carrying amount	$75,238	$73,187

The 4.50% Convertible Notes bear interest at a rate of 4.50% per year, payable semiannually in arrears on November 1 and May 1 of each year, beginning May 1, 2010. As a result of the amortization of the debt discount through non-cash interest expense, the effective interest rate on the 4.50% Convertible Notes is 9.09% per annum. The amount of the cash interest expense recognized with respect to the 4.50% contractual interest coupon for the year ended December 31, 2010 was $3.9 million. The amount of non-cash interest expense for the year ended December 31, 2010 related to the amortization of the debt discount and amortization of the transaction costs was $2.5 million. As of December 31, 2010, the unamortized discount is expected to be amortized into earnings over 4.3 years. The carrying value of the equity component of the 4.50% Convertible Notes was $8.4 million as of December 31, 2010.

The 4.50% Convertible Notes mature on May 1, 2015, unless earlier converted or repurchased by us. Holders may convert their notes prior to the close of business on the business day immediately preceding February 1, 2015, only under the following circumstances:

•

during any fiscal quarter commencing after January 1, 2010, if the last reported sale price of our common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

•

during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 4.50% Convertible Notes for each day of such five consecutive trading-day period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day;

•

upon the occurrence of a corporate event pursuant to which: (1) we issue rights to all or substantially all of the holders of our common stock entitling them to purchase, for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; (2) we distribute to all or substantially all of the holders of our common stock our assets, debt securities or rights to purchase our securities, if the distribution has a per share value in excess of 10% of the last reported sale price for our common stock on the trading day immediately preceding the date of announcement of such distribution; or (3) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets;

•

if: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act acquires more than 50% of our outstanding voting stock, (2) we consummate a recapitalization, reclassification or change of our common stock as a result of which our common stock would be converted into or exchanged for stock, other securities, other property or assets, less than 90% of which received by our common shareholders consists of publicly traded securities, (3) we consummate a share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property, (4) we consummate any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets to any person other than one of our subsidiaries, (5) continuing directors cease to constitute at least a majority of our board of directors, (6) our shareholders approve any plan or proposal for our liquidation or dissolution, or (7) our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; or

•

if we call the 4.50% Convertible Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date (any of the events described in the fourth and fifth bullets above, a “make-whole fundamental change”).

On and after February 1, 2015 until the close of business on the business day immediately preceding the maturity date, holders may convert their 4.50% Convertible Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, we will satisfy our conversion obligation by paying or delivering cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The conversion rate is initially 53.3333 shares of our common stock per $1,000 principal amount of 4.50% Convertible Notes (equivalent to a conversion price of approximately $18.75 per share of our common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued and unpaid interest. In addition, following any make-whole fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its 4.50% Convertible Notes in connection with such a make-whole fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the make-whole fundamental change (ranging from $15.00 to $100.00 per share) and the remaining time to maturity of the 4.50% Convertible Notes. The increase in the conversion rate declines from a high of 25.0% to 0.0% as the stock price at the time of the make-whole fundamental change increases from $15.00 and the remaining time to maturity of the 4.50% Convertible Notes decreases.

On or after November 1, 2012, and prior to the maturity date, we may redeem for cash all, but not less than all, of the 4.50% Convertible Notes if the last reported sales price of our common stock equals or exceeds 130%

of the conversion price then in effect for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice. The redemption price will equal 100% of the principal amount of the 4.50% Convertible Notes to be redeemed, plus any accrued and unpaid interest, including any additional interest, to, but excluding, the redemption date. To the extent a holder converts its 4.50% Convertible Notes in connection with our redemption notice, we will increase the conversion rate as described in the preceding paragraph.

The 4.50% Convertible Notes are senior, unsecured obligations of the Company and rank equally in right of payment with our senior unsecured debt and our existing 5.00% Convertible Notes, and are senior in right of payment to our debt that is expressly subordinated to the 4.50% Convertible Notes, if any. The 4.50% Convertible Notes are structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including our subsidiaries’ guarantees of our indebtedness under our revolving bank credit facility, and are effectively junior to our secured debt to the extent of the assets securing such debt.

Senior Subordinated Secured Notes

In July 2007, we entered into a Note Purchase Agreement (“Note Agreement”) with The Prudential Insurance Company of America (“Prudential”) providing for the issuance and sale from time to time of up to $100 million in senior subordinated secured notes (the “Secured Notes”) and sold to Prudential an initial tranche of $30 million of 7.58% Series A fixed rate notes due July 31, 2012 with interest payable quarterly. Proceeds from the sale of the Secured Notes were used for general corporate purposes including additional funding of drilling and development costs in the Cotton Valley Sands in East Texas. On October 18, 2009, the Company entered into an amendment with Prudential to provide for the repayment of the outstanding indebtedness of the Secured Notes. The Company repaid all of the outstanding indebtedness under the Secured Notes with a portion of the proceeds from the 4.50% Convertible Senior Notes issued in October 2009. The terms of the repayment included a prepayment penalty of $4.6 million. Additionally, we expensed approximately $0.3 million in deferred debt issue costs for the year ended December 31, 2009.

Joint Venture Financing

In 2004, we entered into an arrangement with PVOG to purchase dollar denominated production payments from the Company on certain wells drilled during a portion of 2004. Under this agreement, PVOG provided $2.8 million in funding for our share of costs of four wells drilled which is repayable solely from 75% of GMX’s share of production revenues from these wells without interest.

NOTE G—ASSET RETIREMENT OBLIGATIONS

The activity incurred in the asset retirement obligation is as follows:

	2010	2009
	(in thousands)
Beginning balance	$6,789	$6,049
Liabilities incurred	269	324
Liabilities settled	(467)	(204)
Accretion	412	378
Revisions	275	242

Ending balance(1)	7,278	6,789
Less current portion(1)	406	259

	$6,861	$6,530

(1)

The Company’s liability for asset retirement obligations is included in other liabilities in the consolidated balance sheets, net of the current obligations. The current portion is included in accrued expenses in the consolidated balance sheets.

NOTE H—INCOME TAXES

Income tax expense (benefit) consists of the following for the years ended December 31:

	2010	2009	2008
	(in thousands)
Current tax expense (benefit)	$(30)	$(33)	$26
Deferred tax expense (benefit)	(4,209)	—	(26,243)

	$(4,239)	$(33)	$(26,217)

Total income tax expense (benefit) differed from the amounts computed by applying the U.S. federal tax rate to earnings before income taxes as a result of the following for the years ended December 31:

	2010	2009	2008
U.S. statutory tax rate	34%	34%	34%
Statutory depletion	3	—	(4)
Change in valuation allowance	(37)	(33)	(17)
Other	3	(1)	4

Effective income tax rate	3%	—%	17%

Intangible development costs may be capitalized or expensed for income tax reporting purposes, whereas they are capitalized and amortized for financial statement purposes. Lease and well equipment and other property and equipment may be depreciated for income tax reporting purposes using accelerated methods and different lives. Other temporary differences include the effect of hedging transactions and stock based compensation awards. Deferred income taxes are provided on these temporary differences to the extent that income taxes which otherwise would have been payable are reduced. Deferred income tax assets are also available to offset future income taxes.

The following table sets forth the Company’s deferred tax assets and liabilities at December 31:

	2010	2009 (as adjusted)	2008 (as adjusted)
	(in thousands)
Deferred tax assets:
Federal net operating loss carryforwards	$71,911	$26,500	$13,132
Property and equipment	10,644	548	—
Statutory depletion carryforwards	5,723	2,245	3,588
Stock compensation expense	1,416	1,030	641
Derivative instruments	704	662	734
Oil and natural gas properties	56,992	60,089	23,059
Other	480	431	34
Valuation allowance on deferred tax assets not expected to be realized	(133,451)	(79,182)	(25,037)

Total	14,419	12,323	16,151

Deferred tax liabilities:
Property and equipment	—	—	(1,983)
Derivative instruments	(8,066)	(4,237)	(9,260)
Convertible debt and share lending agreement	(6,353)	(8,086)	(4,908)

Total	(14,419)	(12,323)	(16,151)

Net deferred tax asset (liability)	$—	$—	$—

The valuation allowance for deferred tax assets increased by $54.2 million in 2010. In determining the carrying value of a deferred tax asset, accounting standards provides for the weighing of evidence in estimating whether and how much of a deferred tax asset may be recoverable. As we have incurred net operating losses in 2010 and prior years, relevant accounting guidance suggest that cumulative losses in recent years constitute significant negative evidence, and that future expectations about income are insufficient to overcome a history of such losses. Therefore, with the before mentioned adjustment of $54.2 million, we continue to reduce the carrying value of our net deferred tax asset to zero for 2010, which has been the case in prior years. The valuation allowance has no impact on our net operating loss (“NOL”) position for tax purposes, and if we generate taxable income in future periods, we will be able to use our NOLs to offset taxes due at that time. The Company will continue to assess the valuation allowance against deferred tax assets considering all available evidence obtained in future reporting periods.

At December 31, 2010, the Company had federal net operating loss carryforwards of $211.5 million which will begin to expire in 2018 if unused. The Company’s federal net operating loss carryforward has an annual limitation under Internal Revenue Code Section 382. In addition, at December 31, 2010, the Company had tax percentage depletion carryforwards of approximately $16.8 million which are not subject to expiration.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and in various states. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by these tax authorities for years before and including 2006. We have not paid any significant interest or penalties associated with our income taxes, but classify both interest expense and penalties as part of our income tax expense.

NOTE I—COMMITMENTS AND CONTINGENCIES

The Company is party to various legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters, and its experience in contesting, litigating, and settling similar matters. None of the actions are believed by management to involve future amounts that would be material to the Company’s financial position or results of operations after consideration of recorded accruals.

The Company leases offices and certain equipment under operating leases and has contracts with a drilling contractor for the use of four rigs with 3 year terms. Additionally, in 2010, the Company entered into a firm transportation and a firm sales contract for various terms through 2020. Under these contracts, the Company is obligated to transport or sell minimum daily gas volumes, as calculated on a monthly basis, or pay for any deficiencies, at a set rate. The firm transportation contract for 50 Mmbtu per day commences with the completion of a pipeline which occurred in the first quarter of 2010. An additional sales contract was effective in September 2009 for 15 Mmbtu per day and increases through 2014 up to 100 Mmbtu per day. These commitments are not recorded in the accompanying consolidated balance sheets.

The following is schedule by year of these obligations and minimum lease payments at December 31, 2010:

Year	Operating Leases	Transportation	Drilling Contracts	Total
	(in thousands)
2011	$1,129	$6,043	$22,948	$30,120
2012	1,118	6,190	22,463	29,771
2013	802	6,349	1,153	8,304
2014	491	5,970	—	6,461
2015	555	5,668	—	6,223
Thereafter	662	22,672	—	23,334

Total	$4,757	$52,892	$46,564	$104,213

Rent expense on operating leases for the years ended December 31, 2010, 2009 and 2008 was $2.8 million, $1.4 million and $693,000, respectively.

NOTE J—STOCK COMPENSATION PLANS

We recognized $6.6 million, $4.6 million and $3.1 million of stock compensation expense for the years ending December 31, 2010, 2009 and 2008, respectively. These non-cash expenses are reflected as a component of the Company’s general and administrative expense. To the extent amortization of compensation costs relates to employees directly involved in exploration and development activities, such amounts are capitalized to oil and natural gas properties. Stock based compensation capitalized as part of oil & natural gas properties was $1.0 million and $1.2 million for the years ended December 31, 2010 and 2009.

2008 Long-Term Incentive Plan

In May 2008, the Board of Directors and shareholders adopted the 2008 Long-Term Incentive Plan (or “LTI Plan”) to retain and attract employees, consultants and directors, and to stimulate the active interest in the development and financial success of the Company. The LTI Plan provides for the grant of stock options, restricted stock awards, bonus stock awards, stock appreciation rights, performance units and performance bonuses, subject to certain conditions.

On June 17, 2010, the LTI Plan was amended. Under the terms of the amended LTI Plan, the aggregate number of shares of common stock available for awards may not exceed 1,750,000 shares. Of the shares available for issuance under the LTI Plan as of the amendment date of the LTI Plan, 750,000 could be granted as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2000 Stock Option Plan

In October 2000, the Board of Directors and shareholders adopted the GMX Resources Inc. Stock Option Plan (the “2000 Option Plan”). Under the 2000 Option Plan, the Company may grant both stock options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and options which are not qualified as incentive stock options.

The maximum number of shares of common stock issuable under the 2000 Option Plan, as amended in May 2007, is 850,000, subject to appropriate adjustment in the event of reorganization, stock split, stock dividend, reclassification or other change affecting the Company’s common stock. All officers, employees and directors are eligible to receive awards under the 2000 Option Plan. The exercise price of options granted is not less than 100% of the fair market value of the shares on the date of grant. Options granted become exercisable as the Board of Directors may determine in connection with the grant of each option. In addition, the Board of Directors may at any time accelerate the date that any option granted becomes exercisable. Stock options generally vest over four years and have a 10-year contractual term. 25,698 options were accelerated in vesting during 2010 as a result of agreements with terminated employees. There have been no options for which vesting was accelerated in 2009 and 2008.

The 2000 Option Plan terminated on October 30, 2010, and no options will be granted pursuant to this plan except with respect to awards then outstanding.

Stock Options

The following table provides information related to stock option activity under the 2000 Option Plan for the years ended December 31, 2008, 2009 and 2010:

	Number of shares underlying options	Weighted average exercise price per share	Aggregate intrinsic value(1) (in thousands)	Weighted average grant date fair value per share
Outstanding as of December 31, 2007	574,500	$28.86
Granted	100,000	25.84		$25.84
Exercised	(73,450)	13.34	$2,396
Forfeited	(18,000)	33.41

Outstanding as of December 31, 2008	583,050	30.16
Exercised	(750)	6.10	$3
Forfeited	(5,500)	33.95

Outstanding as of December 31, 2009	576,800	30.16
Granted	48,001	6.34		$4.36
Forfeited	(48,750)	32.84

Outstanding as of December 31, 2010	576,051	$27.93	$—

Exercisable as of December 31, 2010	446,050	$29.11	$—

(1)	The intrinsic value is the amount by which the market value of the underlying stock exceeds the exercise price.

The weighted-average remaining contractual life of outstanding and exercisable options at December 31, 2010 was 5.18 and 4.10 years, respectively. As of December 31, 2010 there was $649,186 of total unrecognized compensation costs related to non-vested stock options granted under the Company’s stock option plan. That cost is expected to be recognized over a weighted average period of 1.2 years.

The fair value of each stock award is estimated on the date of grant using the Black-Scholes option pricing model. Assumptions used in the valuation are disclosed in the following table:

	2010	2009	2008
Expected volatility	77.2%	—	41.3%
Expected dividend yields	0%	—	0%
Expected term (in years)	6.25	—	4
Risk free rate	2.2%	—	2.7%

The Company estimated volatility is based on the historical volatility of the Company’s common stock. The risk free interest rate is based on the U. S. Treasury yield curve in effect at the time of grant for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield and the best estimate of projected dividend yield for future periods within the expected life of the option.

Restricted Stock

In July 2008, the Company began issuing restricted stock awards to its officers, independent directors, consultants and certain employees under the LTI Plan. The holders of these shares have all the rights and privileges of owning the shares (including voting rights) except that the holders are not entitled to delivery of a portion thereof until certain passage of time requirements are met. With respect to the restricted stock granted to officers, consultants, and employees of the Company, the shares generally vest over a 3 or 4 year period. With respect to restricted shares issued to the Company’s independent board members, the shares vest over a two year period. The fair value of the awards issued is determined based on the fair market value of the shares on the date of grant. The value is amortized over the vesting period. In 2010, 74,799 restricted shares accelerated vesting as a result of termination agreements with employees.

A summary of the status of our unvested shares of restricted stock and the changes for the years ending December 31, 2008, 2009 and 2010 is presented below:

	Number of unvested restricted shares	Weighted average grant- date fair value per share
Unvested shares as of January 1, 2008	—	$—
Granted	79,347	$74.11
Vested	(16,521)	$76.65
Forfeited	(98)	$76.73

Unvested shares as of December 31, 2008	62,728	$73.44
Granted	542,847	$18.55
Vested	(23,574)	$70.38
Forfeited	(1,471)	$29.00

Unvested shares as of December 31, 2009	580,530	$22.35
Granted	359,385	$6.34
Vested	(220,016)	$24.21
Forfeited	(27,903)	$23.11

Unvested shares as of December 31, 2010	691,996	$13.47

As of December 31, 2010, there was $9.3 million of unrecognized compensation expense related to non-vested restricted stock grants. This unrecognized compensation cost is expected to be recognized over a weighted-average period of 2.3 years.

The vesting of certain restricted stock grants results in state and federal income tax benefits related to the difference between the market price of the common stock at the date of vesting and the date of grant. During the years ended December 31, 2010 and 2009, we did not recognize excess tax benefits related to the vesting of restricted stock due to the market price of the common stock at the date of grant exceeding the market price at the vesting date.

401(k) Plan

The GMX Resources Inc. 401(k) Plan was adopted April 15, 2001. The plan is a qualified retirement plan under the Internal Revenue Code. All employees are eligible who have attained age 21. GMX matches the employee contributions up to 5% of the employee’s gross wages. The Company contributed $449,000, $281,000 and $448,000 in 2010, 2009 and 2008, respectively.

NOTE K—CAPITAL STOCK

In July 2008, GMX completed an offering of 2,000,000 shares of its common stock for $70.50 per share. Net proceeds to the Company were approximately $134.0 million. The Company repaid outstanding indebtedness under its revolving bank credit facility. The balance of the net proceeds were used to fund the development of oil and natural gas properties, acquisitions of additional oil and natural gas properties and for general corporate purposes.

In May 2009, GMX completed an offering of 5,750,000 shares of its common stock for $12.00 per share. Net proceeds to the Company were $65.3 million. The Company used the net proceeds from this offering to repay outstanding indebtedness under its revolving bank credit facility.

In October 2009, GMX completed an offering of 6,950,000 shares of its common stock at $15.00 per share. Net proceeds to the Company were approximately $98.8 million. The Company used the net proceeds from this offering, along with the proceeds from the concurrent issuance of the 4.50% Convertible Notes, to repay the outstanding indebtedness under its revolving bank credit facility and to repay all of its outstanding senior subordinated secured notes, and for general corporate purposes.

As mentioned in “Note F—Long-Term Debt,” in December, 2010, the Company converted $2.25 million of the 5.00% Convertible Notes for a combined total of 380,250 shares of the Company’s common stock.

In August 2006, GMX sold 2,000,000 shares of 9.25% Series B Cumulative Preferred Stock at $25.00 per share in a public offering, resulting in a total offering of $50 million. The net proceeds of $47.1 million from the sale of preferred stock were used to fund the drilling and development of the Company’s East Texas properties and for other general corporate purposes.

In December 2010, GMX sold 41,169 shares of the Series B Cumulative Preferred stock in connection with a continuing “at-the-market” offering.

The annual dividends on each share of Series B Cumulative Preferred Stock are $2.3125 and is payable quarterly when, as and if declared by GMX, in cash (subject to specified exceptions), in arrears to holders of record as of the dividend payment record date, on or about the last calendar day of each March, June, September and December.

The Series B Cumulative Preferred Stock is not convertible into the GMX’s common stock and can be redeemed at the Company’s option after September 30, 2011 at $25.00 per share. The Series B Cumulative Preferred Stock will be required to be redeemed prior to September 30, 2011 at specified redemption prices and thereafter at $25.00 per share in the event of a change of ownership or control of GMX if the acquirer is not a public company meeting certain financial criteria.

NOTE L—OIL AND NATURAL GAS OPERATIONS

Costs incurred in oil and natural gas property acquisitions, exploration, and development activities are as follows for the years ended December 31:

	2010	2009	2008
	(in thousands)
Development and exploration costs:
Development drilling	$7,788	$14,202	$183,081
Exploratory drilling	164,355	116,250	15,943
Tubular and other drilling inventories	3,167	1,697	39,773
Asset retirement obligation	706	565	2,407

	176,016	132,714	241,204
Acquisition:
Proved	3,884	6,881	23,246
Unproved(1)	8,149	11,450	26,236

	12,033	18,331	49,482

Total	$188,049	$151,045	$290,686

(1)	Includes $2.6 million, $1.8 million and $361,000 of capitalized interest for the years ended December 31, 2010, 2009 and 2008, respectively.

Costs excluded from amortization are as follows at December 31:

	2010	2009
	(in thousands)
Unproved property acquisition	$37,006	$33,122
Exploratory drilling	2,688	6,667

	$39,694	$39,789

Unproved property acquisition costs include costs to acquire new leasehold, unevaluated leaseholds, and capitalized interest. Of the $37.0 million of unproved property costs at December 31, 2010 being excluded from the amortization base, $8.1 million, $11.5 million and $21.0 million were incurred in 2010, 2009, and 2008, respectively. Subject to industry conditions, evaluation of most of these properties and the inclusion of their costs in the amortized capital costs is expected to be completed within three years.

The average DD&A rate per equivalent unit of production was $1.88, $1.76 and 2.08 for the years ended December 31, 2010, 2009 and 2008, respectively.

NOTE M—SUPPLEMENTAL INFORMATION ON OIL AND NATURAL GAS OPERATIONS (UNAUDITED)

In December 2008, the SEC issued its final rule, Modernization of Oil and Gas Reporting, which is effective for reporting 2009 and 2010 reserve information. In January 2010, the FASB issued its authoritative guidance on extractive activities for oil and gas to align its requirements with the SEC’s final rule. We adopted the guidance as of December 31, 2009 in conjunction with our year-end reserve report as a change in accounting principle that is inseparable from a change in accounting estimate. Under the SEC’s final rule, reserves recorded for the year ended December 31, 2008 were not restated. The primary impacts in 2009 of the SEC’s final rule included:

•	the use of the 2009 twelve-month average of the first-day-of-the-month reference prices (prior to adjustment for location and quality differentials) of $61.18 per Bbl for oil and $3.87 per MMBtu for

natural gas compared to the year-end 2009 reference prices (prior to adjustment for location and quality differentials) of $79.36 per Bbl for oil and $5.79 per MMBtu for natural gas resulted in negative revisions of 16 Bcfe;

•	certain of our undeveloped locations are not scheduled to be developed within five years of December 31, 2009, had the impact of reducing our proved undeveloped reserves by 25 Bcfe; and

•	applying the same pricing methodology that was in effect for 2008 in 2009 would have resulted in the recognition of an additional 99 Bcfe in reserves at December 31, 2009.

In addition to the 2009 pricing discussed above, the twelve month average of the first-day-of-the-month reference prices (prior to adjustment for location and quality differentials) for 2010 were $79.43 per Bbl for oil and $4.38 per MMBtu for natural gas. For 2008, prior to the SEC issuing its final rule, the reference price was $44.60 per Bbl for oil and $5.71 per MMBtu for natural gas.

All of our reserves were located in the United States. Our reserves were based upon reserve reports prepared by the independent petroleum engineers of MHA Petroleum Consultants, Inc. (“MHA”) and DeGolyer and MacNaughton (“D&M”). Management believes the reserve estimates presented herein, in accordance with generally accepted engineering and evaluation principles consistently applied, are reasonable. However, there are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond our control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree speculative, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may all differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data.

Therefore, the Standardized Measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to our properties. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in product prices. Decreases in the prices of oil and natural gas have had, and could have in the future, an adverse effect on the carrying value of our proved reserves, reserve volumes and our revenues, profitability and cash flow.

As of December 31, 2010, our reserves shown are net wellhead volumes that have been reduced for lease use volumes (volumes that are consumed or lost between the wellhead and the point of custody transfer). Prior to December 31, 2010, wellhead volumes had not been reduced for lease use volumes which were estimated to be 11% and 10% of ending proved reserves as of December 31, 2009 and 2008, respectively. Historically, the Company had reduced the natural gas price used in determining future cash inflows to compensate for lease use volumes and in determining net realized price.

Estimated Quantities of Oil and Natural Gas

The following table sets forth certain data pertaining to our proved, proved developed and proved undeveloped reserves for the three years ended December 31, 2010.

	OIL (MBBLS)	GAS (MMCF)
December 31, 2008
Proved reserves, beginning of period	4,693	406,342
Extensions, discoveries, and other additions	1,613	132,434
Production	(190)	(11,777)
Revisions of previous estimates	(1,112)	(91,678)

Proved reserves, end of period	5,004	435,321

December 31, 2009
Proved reserves, beginning of period	5,004	435,321
Extensions, discoveries, and other additions	38	25,672
Production	(119)	(12,908)
Revisions of previous estimates	(1,244)	(114,873)

Proved reserves, end of period	3,679	333,212

December 31, 2010
Proved reserves, beginning of period	3,679	333,212
Extensions, discoveries, and other additions	—	232,629
Production	(95)	(16,901)
Revisions of previous estimates	(2,363)	(236,991)

Proved reserves, end of period	1,221	311,949

Proved Developed Reserves
December 31, 2007	1,776	144,164
December 31, 2008	1,920	150,585
December 31, 2009	1,439	124,611
December 31, 2010	1,221	157,027
Proved Undeveloped Reserves
December 31, 2007	2,917	262,178
December 31, 2008	3,084	284,736
December 31, 2009	2,240	208,601
December 31, 2010	—	154,922

Revisions of Previous Estimates

In 2010, we had negative revisions of 251 Bcfe, which was primarily the result of all of our Cotton Valley Sands undeveloped locations being removed for adherence with the SEC 5-year guideline for booking our proved reserves, resulting in a negative revision of 219.6 Bcfe. In addition to the Cotton Valley Sands undeveloped locations, the Company also had negative revisions of 10.2 Bcfe related to individual well production history and 16.2 Bcfe related to reporting reserves at net well head volumes.

In 2009, we had negative revisions of 122 Bcfe. Certain of our Cotton Valley Sands undeveloped locations are scheduled for development beyond five years and were excluded from our proved reserves, resulting in a negative revision of 53 Bcfe. The proved reserves for Cotton Valley Sands producers were reduced by 53 Bcfe based on individual well production history. Negative revisions of 16 Bcfe were related to lower natural gas prices as declines in prices result in certain reserves becoming uneconomic at earlier periods.

In 2008, we had a total of 98 Bcfe of negative revisions primarily related to the significant decline in oil and natural gas prices at December 31, 2008 as declines in prices result in certain reserves becoming uneconomic at earlier periods.

Extensions, Discoveries and Other Additions

In 2010, we had a total of 233 Bcfe of extensions and discoveries in the Haynesville Shale resulting from successful drilling during 2010 that extended and developed the proved acreage.

In 2009, we had a total of 25 Bcfe of extensions and discoveries, including 22 Bcfe in the Haynesville Shale resulting from successful drilling during 2009 that extended and developed the proved acreage.

In 2008, the increases in proved reserves from extensions and discoveries is the direct result of additional drilling on our acreage in the Cotton Valley Sands formation.

Standardized measure of discounted future net cash flows

The Standardized Measure of discounted future net cash flows (discounted at 10%) from production of proved reserves was developed as follows:

•	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

•

In accordance with SEC guidelines, the engineers’ estimates of future net revenues from our proved properties and the present value thereof for 2009 and 2010 are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. 2008 estimates were not required to be restated and reflect previously disclosed estimates using year-end prices. These prices are held constant throughout the life of the properties. Oil and natural gas prices are adjusted for each lease for quality, contractual agreements, and regional price variations.

•

The future gross revenue streams were reduced by estimated future operating costs (including production and ad valorem taxes) and future development and abandonment costs, all of which were based on current costs in effect at December 31 of the year presented and held constant throughout the life of the properties.

•

Future income taxes were calculated by applying the statutory federal and state income tax rate to pre-tax future net cash flows, net of the tax basis of the properties involved and utilization of available tax carryforwards related to oil and gas operations.

The following summary sets forth the Company’s future net cash flows relating to proved oil and natural gas reserves based on the standardized measure as of December 31:

	2010	2009	2008
	(in thousands)
Future cash inflows	$1,381,031	$1,540,047	$2,586,574
Future production costs	(401,387)	(591,102)	(1,014,500)
Future development costs	(286,897)	(323,246)	(559,777)
Future income tax provisions	—	—	(187,084)

Net future cash inflows	692,747	625,699	825,213
Less effect of a 10% discount factor	(442,857)	(437,121)	(596,420)

Standardized measure of discounted future net cash flows	$249,890	$188,578	$228,793

Principal changes in the standardized measure of discounted future net cash flows attributable to the Company’s proved reserves are as follows at December 31:

	2010	2009	2008
	(in thousands)
Standardized measure, beginning of year	$188,578	$228,793	$427,730
Sales of oil and natural gas, net of production costs	(62,847)	(45,233)	(110,375)
Net changes in prices and production costs	164,062	(135,218)	(255,999)
Change in estimated future development costs	300,915	76,929	96,063
Extensions and discoveries, net of future development costs	113,367	60,206	49,551
Previously estimated development cost incurred	5,761	143,316	120,028
Revisions of quantity estimates	(260,272)	(82,836)	(106,288)
Accretion of discount	68,045	83,475	164,367
Changes in timing of production and other	(267,719)	(192,723)	(269,525)
Net changes in income taxes	—	51,869	113,241

Standardized measure, end of year	$249,890	$188,578	$228,793

NOTE N—QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized unaudited quarterly financial data for 2010 and 2009 are as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands, except per share data)
2010
Oil and gas sales	$21,300	$23,213	$24,833	$27,177
Income (loss) before income taxes(1)	(504)	1,167	1,570	(144,763)
Net income (loss)(1)	5,284	(1,202)	4,504	(146,878)
Net income applicable (loss) to GMX Common Shareholders(1)	3,815	(2,977)	2,168	(149,045)
Basic earnings (loss) per share(2)	0.14	(0.11)	0.08	(5.27)
Diluted earnings (loss) per share(2)	0.14	(0.11)	0.08	(5.27)

	First Quarter (as adjusted)(3)	Second Quarter (as adjusted)(3)	Third Quarter (as adjusted)(3)	Fourth Quarter (as adjusted)(3)
	(in thousands, except per share data)
2009
Oil and gas sales	$22,826	$22,837	$23,075	$25,556
Income (loss) before income taxes(1)	(134,430)	2,737	1,687	(51,114)
Net income (loss)(1)	(132,002)	(216)	(1,381)	(47,487)
Net income (loss) applicable to GMX Common Shareholders(1)	(133,158)	(1,373)	(2,537)	(48,816)
Basic earnings (loss) per share(2)	(8.67)	(0.08)	(0.12)	(1.88)
Diluted earnings (loss) per share(2)	(8.67)	(0.08)	(0.12)	(1.88)

(1)

Includes impairment charges on our oil and natural gas properties due to a ceiling test write-down of $138.1 million, $50.1 million and $132.8 million for the first quarter 2009 fourth quarter 2009 and fourth quarter 2010, respectively. In addition, the fourth quarter 2010 loss includes $10.9 million in impairment related to assets classified as held for sale (see Note D).

(2)	The sum of the per share amounts per quarter does not equal the per share amount for the year due to the changes in the average number of common shares outstanding.
(3)	Amounts adjusted for adoption of new issued accounting standards related to the adoption of ASU 2009-15. See “Note B—share Lending Agreement and Adoption of ASU 2009-15.”

NOTE O—SUBSEQUENT EVENTS

Undeveloped Leasehold Acquisitions:

In January 2011, the Company entered into five transactions to purchase undeveloped leasehold located in the Williston Basin in North Dakota/Montana, targeting the Bakken/Sanish-Three Forks Formation, as well as in the oil window of the DJ Basin in Wyoming, targeting the emerging Niobrara Formation. A summary of the transactions are as follows:

•

Niobrara acquisition—an agreement to purchase all of the working interest and an 80% net revenue interest in approximately 30,834 undeveloped acres of oil and gas leases located in the Niobrara basin in Wyoming for approximately $27.8 million, including commissions. The Company closed the transaction relating to these properties on February 14, 2011. Pursuant to our agreements with the seller, the seller has the option to reacquire 50% of the working interest acquired by us in these properties at the same purchase price paid by us within three months following the closing of this transaction.

•

Bakken acquisition-Retamco—a purchase and sale agreement, entered into on January 13, 2011, relating to the acquisition by the Company of all of the working interest and an 80% net revenue interest in approximately 17,797 undeveloped net acres of oil and gas leases located in the Bakken formation in Montana and North Dakota. Pursuant to this agreement, as partial consideration for the oil and gas leases, we issued to the seller, Retamco Operating, Inc., at the closing of this transaction on February 28, 2011 2,268,971 shares of common stock and approximately $4.2 million in cash. At the closing, the Company also entered into a registration rights agreement with this seller relating to the resale of the shares of common stock received in this transaction.

•

Niobrara acquisition-Retamco—a separate purchase and sale agreement with Retamco Operating, Inc. relating to the acquisition by the Company of all of the working interest and an 80% net revenue interest in approximately 9,809 undeveloped net acres of oil and gas leases located in the Niobrara basin in Wyoming. The purchase price for this transaction is approximately $24.0 million in cash. The transaction remains subject to customary title diligence and purchase price adjustments for title defects. We expect to close the transaction relating to these properties on or prior to April 30, 2011. The closing of the transaction for these properties is not conditioned on the closing of the transaction relating to the seller’s Bakken formation properties.

•

Bakken acquisitions-Arkoma Bakken and other parties—a purchase and sale agreement, dated as of January 24, 2011, and a letter of intent, with Arkoma Bakken, LLC and other sellers with respect to undeveloped acreage located in the Bakken formation in North Dakota. These agreements provide for consideration payable in cash and in our common stock. The stock consideration will be based on a volume weighted average closing price of our common stock on the NYSE during the 15 trading days immediately prior to and including the date three trading days prior to the closing date; provided in the event such calculated price is less than $5.50, the price used will be $5.50, and in the event such calculated price is more than $6.50, the price used will be $6.50. The first purchase and sale agreement relates to the acquisition by us an undivided 87.5% of the sellers’ working interest and an 82.5% net revenue interest in approximately 7,613 undeveloped acres located in McKenzie and Dunn Counties, North Dakota (with the acquired interest representing 6,661 net acres). The aggregate purchase price for these properties is approximately $31.3 million of which approximately one-third will be paid in cash. Based on stock consideration of $20,895,423, the stock consideration would be between 3,799,168 shares (based on a value of $5.50 per share) and 3,214,681 shares (based on a value of $6.50 per share) of our common stock. The letter of intent and proposed second purchase and sale agreement relates to the acquisition of 87.5% working interest and an 80% net revenue interest in approximately 1,862 net acres in Williams County, North Dakota (with the acquired interest representing 1,629 net acres). The aggregate purchase price for these properties is currently expected to be approximately $7.3 million. Based on stock consideration of $3,828,388, the stock consideration would be between 696,071 shares of our common stock (based on a value of $5.50 per share) and 588,983 shares (based on a value of $6.50 per share). In addition to the execution of a definitive agreement for the second transaction for 1,629 net acres, the transactions remain subject to customary title diligence and purchase price adjustments for title defects, as well as other diligence. The Company expects to close the transaction relating to these properties under the first purchase and sale agreement on or before April 30, 2011. At each closing, the Company will enter into a participation agreement with a joint operating agreement designating the Company as the operator of these properties. The Company has also agreed, or will agree, to enter into a registration rights agreement with these sellers at closing relating to the resale of the shares of common stock received in this transaction. However, these sellers will agree not to sell the shares of common stock received by them for six months following the closing of these transactions.

Sale of Common Stock:

In February 2011, GMX completed an offering of 21,075,000 shares of its common stock at a price of $4.75 per share, The net proceeds to the Company were $93.6 million after underwriters’ fees. The Underwriters exercised an option to purchase an additional 1,098,518 shares from GMX that increased the net proceeds by $4.9 million after Underwriters’ fees. The Company expects to use the net proceeds, together with proceeds from a concurrent private placement of senior notes, to fund an offer to purchase up to $50.0 million of its 5.00% convertible senior notes due 2013, (ii) to repay the current outstanding balance under its secured revolving credit facility, (iii) to fund the cash portion of the purchase price of the above acquisitions of undeveloped oil and gas leases for approximately $69.5 million (assumes seller in the Niobrara acquisition above does not exercise the option to reacquire a 50% working interest in the acreage), (iv) to fund its exploration and development program and (v) for other general corporate purposes.

Issuance and Sale of Notes:

On February 9, 2011, the Company successfully completed the issuance and sale of $200,000,000 aggregate principal amount of 11.375% Senior Notes due 2019 (the “Senior Notes”). The Senior Notes are jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by two of our wholly-owned subsidiaries, and all of our future subsidiaries other than immaterial subsidiaries (such guarantors, the “Guarantors”). The Senior Notes and the Guarantees were issued pursuant to an indenture dated as of February 9, 2011 (the “Indenture”), by and among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Interest on the Senior Notes will accrue from and including February 9, 2011 at a rate of 11.375% per year. Interest on the Senior Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2011. The Senior Notes mature on February 15, 2019.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or repurchase or redeem capital stock;

•	make certain investments;

•	incur liens;

•	enter into certain types of transactions with its affiliates;

•	limit dividends or other payments by the Company’s restricted subsidiaries to the Company; and

•	sell assets, or consolidate or merge with or into other companies.

These limitations are subject to a number of important exceptions and qualifications.

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding may declare the entire principal of all the Notes to be due and payable immediately.

At any time on or prior to February 15, 2014, the Company may, at our option, redeem up to 35% of the Senior Notes, including additional notes, with the proceeds of certain public offerings of our common stock at a price of 111.375% of their principal amount plus accrued interest, provided that: (i) at least 65% of the aggregate principal amount of the notes originally issued remains outstanding after the redemption; and (ii) the redemption occurs within 90 days after the closing of the related public offering.

At any time on or prior to February 15, 2015, the Company may, at its option, redeem the Senior Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium.

On or after February 15, 2015, the Company may, at its option, redeem some or all of the Senior Notes at any time at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date:

Year	Percentage
2015	108.531%
2016	105.688%
2017	102.844%
2018 and thereafter	100.000%

If the Company experiences certain kinds of changes of control, holders of the Senior Notes will be entitled to require us to purchase all or a portion of the Senior Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The purchase price for the Senior Notes and Guarantees was 96.833% of their principal amount. The net proceeds from the issuance of the Notes were approximately $187.2 million after discounts and underwriters’ fees. The Company intends to use the net proceeds of this offering (i) to fund an offer to purchase up to $50.0 million of our 5.00% convertible senior notes due 2013, (ii) to repay the current outstanding balance under its secured revolving credit facility, (iii) to fund the cash portion of the purchase price of pending acquisitions of undeveloped oil and gas leases for approximately $69.5 million, (iv) to fund the Company’s exploration and development program and (v) for other general corporate purposes.

Amended Loan Agreement:

On February 2, 2011, the Company entered into a Fifth Amended and Restated Loan Agreement among the Company, as borrower, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent, and the lenders named therein (the “Restated Loan Agreement”). The Restated Loan Agreement became effective after specified conditions had been satisfied, as amended on February 3, 2011, including (i) the completion of an equity offering of at least $75.0 million of common stock and an offering of senior unsecured notes in a principal amount of at least $175.0 million, on terms specified, in each case on or before February 28, 2011, (ii) the deposit of at least $50.0 million of the proceeds from the common stock and senior unsecured notes offerings in a restricted account with the agent on or before the closing date, for use solely for the purpose of retiring a portion of the Company’s convertible senior notes due 2013, such that the principal of such notes will be no more than $75.0 million within 45 days after the effective date of the Restated Loan Agreement (with such restricted account and remaining funds continuing as collateral under the Restated Loan Agreement if such debt is not retired to such outstanding balance at such time), and (iii) no advances, unpaid fees or other borrowings are outstanding under the prior loan agreement, excluding letters of credit that will be transferred to be outstanding under the Restated Loan Agreement. The Restated Loan Agreement will terminate automatically if these conditions are not satisfied by February 28, 2011.

The Restated Loan Agreement will mature on January 1, 2013; provided, that if our 5.0% convertible senior notes due 2013 have been repurchased and no longer remain outstanding, the maturity date will be extended automatically to December 31, 2013 assuming we are in compliance with all covenants under the amended secured revolving credit facility.

The Restated Loan Agreement provides for a line of credit of up to $100.0 million (the “commitment”), subject to a borrowing base (“borrowing base”). The initial borrowing base availability under the Restated Loan Agreement is $60.0 million. The amount of loans available at any one time under the Restated Loan Agreement is the lesser of the borrowing base or the amount of the commitment. The borrowing base will be subject to semi-annual redeterminations (approximately April 1 and October 1) during the term of the loan, commencing October 1, 2011, and is based on evaluations of our oil and gas reserves. The Restated Loan Agreement includes a letter of credit sublimit of up to $10.0 million.

The loans under our Restated Loan Agreement bear interest at a rate elected by the Company which is based on the prime rate, LIBOR or federal funds rate plus margins ranging from 1% to 3.50% depending on the base rate used and the amount of loans outstanding in relation to the borrowing base. We may voluntarily prepay the loans without premium or penalty. If and to the extent the loans outstanding exceed the most recently determined borrowing base, the loan excess will be mandatorily prepayable within 90 days after notice. Otherwise, any unpaid principal or interest will be due and payable at maturity. The Company is obligated to pay a facility fee equal to 0.5% per annum of the unused portion of the borrowing base, payable quarterly in arrears beginning March 31, 2011.

Loans under Restated Loan Agreement are secured by a first priority mortgage on substantially all of our oil and natural gas properties, a pledge on the Company’s ownership of equity interests in its subsidiaries, a guaranty from Endeavor Pipeline Inc. and any future subsidiaries of the Company and a security interest in certain of our and the guarantors’ assets.

NOTE P—CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Company provides condensed consolidating financial information for its subsidiaries that are guarantors of its registered debt. The subsidiary guarantors are wholly owned and have, jointly and severally, unconditionally guaranteed on an unsecured basis the Company’s 11.375% Senor Notes. The subsidiary guarantees (i) rank equally in right of payment with all of the existing and future senior debt of the subsidiary guarantors; (ii) rank senior to all of the existing and future subordinated debt of the subsidiary guarantors; (iii) are effectively subordinated in right of payment to any existing or future secured obligations of the subsidiary guarantors to the extent of the value of the assets securing such obligations; and (iv) are structurally subordinated to all debt and other obligations of the subsidiaries of the guarantors who are not themselves guarantors. The Company’s subsidiary guarantors guarantee payments of principal and interest under the Company’s registered notes. The Company has not presented separate financial and narrative information for each of the subsidiary guarantors because it believes that such financial and narrative information would not provide any additional information that would be material in evaluating the sufficiency of the guarantees.

The following condensed consolidating financial information represents the financial information of GMX Resources Inc., its wholly owned subsidiary guarantors and its non-guarantor subsidiary, prepared on the equity basis of accounting. The non-guarantor subsidiary is included in the non-guarantor column in the tables below. The financial information may not necessarily be indicative of the financial position, results of operations or cash flows had the subsidiary guarantors operated as independent entities.

Condensed Consolidating Balance Sheets

	December 31, 2010
	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,468	$564	$325	$—	$2,357
Accounts receivable—interest owners	5,338	—	1	—	5,339
Accounts receivable—oil and natural gas revenues	6,463	366	—	—	6,829
Accounts receivable—intercompany	15,450	4,195	1,786	(21,431)	—
Derivative instruments	19,486	—	—	—	19,486
Inventories	326	—	—	—	326
Prepaid expenses and deposits	5,532	149	86	—	5,767
Assets held for sale	1,085	16,817	8,716	—	26,618

Total current assets	55,148	22,091	10,914	(21,431)	66,722
OIL AND NATURAL GAS PROPERTIES, BASED ON THE FULL COST METHOD
Properties being amortized	937,858	713	130	—	938,701
Properties not subject to amortization	39,694	—	—	—	39,694
Less accumulated depreciation, depletion and impairment	(630,632)	—	—	—	(630,632)

	346,920	713	130	—	347,763
PROPERTY AND EQUIPMENT, AT COST, NET	15,879	5,518	47,640	—	69,037
DERIVATIVE INSTRUMENTS	17,484	—	—	—	17,484
OTHER ASSETS	6,084	—	—	—	6,084
INVESTMENT IN SUBSIDIARIES	48,773	—	—	(48,773)	—

TOTAL ASSETS	$490,288	$28,322	$58,684	$(70,204)	$507,090

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$24,635	$—	$284	$—	24,919
Accounts payable—intercompany	5,533	15,331	567	(21,431)	—
Accrued expenses	32,796	116	136		33,048
Accrued interest	3,317	—	—	—	3,317
Revenue distribution payable	4,839	—	—	—	4,839
Current maturities of long-term debt	26	—	—	—	26

Total current liabilities	71,146	15,447	987	(21,431)	66,149
LONG-TERM DEBT, LESS CURRENT MATURITIES	284,943	—	—	—	284,943
DEFERRED PREMIUMS ON DERIVATIVE INSTRUMENTS	10,622	—	—	—	10,622
OTHER LIABILITIES	7,157	—	—	—	7,157
EQUITY
Total GMX equity	116,420	12,875	57,697	(70,572)	116,420
Noncontrolling interest	—	—	—	21,799	21,799

TOTAL LIABILITIES AND EQUITY	$490,288	$28,322	$58,684	$(70,204)	$507,090

	December 31, 2009
	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,573	$3,884	$97	$—	$35,554
Accounts receivable—interest owners	1,118	115	—	—	1,233
Accounts receivable—oil and natural gas revenues	9,331	9	—	—	9,340
Accounts receivable—intercompany	14,684	2,206	1,022	(17,912)	—
Derivative instruments	12,252	—	—	—	12,252
Inventories	326	—	—	—	326
Prepaid expenses and deposits	4,232	182	92	—	4,506
Assets held for sale	—	—	—	—	—

Total current assets	73,516	6,396	1,211	(17,912)	63,211
OIL AND NATURAL GAS PROPERTIES, BASED ON THE FULL COST METHOD
Properties being amortized	756,376	28	8	—	756,412
Properties not subject to amortization	39,789	—	—	—	39,789
Less accumulated depreciation, depletion and impairment	(464,872)	—	—	—	(464,872)

	331,293	28	8	—	331,329
PROPERTY AND EQUIPMENT, AT COST, NET	12,175	28,690	60,890	—	101,755
DERIVATIVE INSTRUMENTS	17,292	—	—	—	17,292
OTHER ASSETS	8,484	—	—	—	8,484
INVESTMENT IN SUBSIDIARIES	59,094	—		(59,094)	—

TOTAL ASSETS	$501,854	$35,114	$62,109	$(77,006)	$522,071

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$18,748	$57	$375	$—	19,180
Accounts payable—intercompany	3,018	14,518	376	(17,912)	—
Accrued expenses	12,185	578	144		12,907
Accrued interest	3,361	—	—	—	3,361
Revenue distribution payable	4,434	—	—	—	4,434
Short-term derivative instruments	—	—	—	—	—
Current maturities of long-term debt	48	—	—	—	48

Total current liabilities	41,794	15,153	895	(17,912)	39,930
LONG-TERM DEBT, LESS CURRENT MATURITIES	190,230	—	—	—	190,230
DEFERRED PREMIUMS ON DERIVATIVE INSTRUMENTS	16,299	—	—	—	16,299
OTHER LIABILITIES	7,151	—	—	—	7,151
EQUITY
Total GMX (deficit) equity	246,380	19,961	61,214	(81,175)	246,380
Noncontrolling interest	—	—	—	22,081	22,081

TOTAL LIABILITIES AND EQUITY	$501,854	$35,114	$62,109	$(77,006)	$522,071

Condensed Consolidating Statements of Operations

	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Year Ended December 31, 2010
TOTAL REVENUES	$95,108	$2,164	$8,473	$(9,222)	$96,523
COSTS AND EXPENSES
Lease operating	14,850	2,540	1,831	(8,570)	10,651
Production and severance taxes	743	—	—	—	743
Depreciation, depletion and amortization	34,958	736	2,367	—	38,061
Impairment of natural gas and oil properties and other fixed assets	132,893	4,414	6,405	—	143,712
General and administrative	25,851	1,540	380	(652)	27,119

Total expenses	209,295	9,230	10,983	(9,222)	220,286
Income (loss) from operations	(114,187)	(7,066)	(2,510)	—	(123,763)
NON-OPERATING INCOME (EXPENSE)
Interest expense	(18,640)	—	(2)	—	(18,642)
Interest and other income (expense)	60	(17)	(47)	—	(4)
Unrealized gains (losses) on derivatives	(122)	—	—	—	(122)
Equity Income (loss) of Subsidiaries	(12,756)	—	—	12,756	—

Total non-operating Income (expense)	(31,458)	(17)	(49)	12,756	(18,768)

Income (loss) before income taxes	(145,645)	(7,083)	(2,559)	12,756	(142,531)
BENEFIT FOR INCOME TAXES	4,239	—	—	—	4,239

NET INCOME (LOSS)	(141,406)	(7,083)	(2,559)	12,756	(138,292)
Net income attributable to noncontrolling interest	—	—	—	3,114	3,114

NET LOSS APPLICABLE TO GMX	(141,406)	(7,083)	(2,559)	9,642	(141,406)
Preferred stock dividends	4,633	—	—	—	4,633

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	(146,039)	(7,083)	(2,559)	9,642	(146,039)

Year Ended December 31, 2009
TOTAL REVENUES	$93,657	$9,010	$1,022	$(9,395)	$94,294
COSTS AND EXPENSES
Lease operating	14,628	2,153	341	(5,346)	11,776
Production and severance taxes	(930)	—	—	—	(930)
Depreciation, depletion and amortization	25,412	6,415	374	(1,195)	31,006
Impairment of natural gas and oil properties and other fixed assets	188,150	—	—	—	188,150
General and administrative	20,166	3,988	90	(2,854)	21,390

Total expenses	247,426	12,556	805	(9,395)	251,392
Income (loss) from operations	(153,769)	(3,546)	217	—	(157,098)
NON-OPERATING INCOME (EXPENSE)
Interest expense	(16,747)	—	(1)	—	(16,748)
Loss on extinguishment of debt	(4,976)	—	—	—	(4,976)
Interest and other income (expense)	72	—	—	—	72
Unrealized gains (losses) on derivatives	(2,370)	—	—	—	(2,370)
Equity Income (loss) of Subsidiaries	(3,503)	—	—	3,503	—

Total non-operating income (expenses)	(27,524)	—	(1)	3,503	(24,022)

Income (loss) before income taxes	(181,293)	(3,546)	216	3,503	(181,120)
BENEFIT FOR INCOME TAXES	33	—	—	—	33

NET INCOME (LOSS)	(181,260)	(3,546)	216	3,503	(181,087)
Net income attributable to noncontrolling interest	—	—	—	173	173

NET INCOME (LOSS) APPLICABLE TO GMX	(181,260)	(3,546)	216	3,330	(181,260)
Preferred stock dividends	4,625	—	—	—	4,625

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	(185,885)	(3,546)	216	3,330	(185,885)

	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Year Ended December 31, 2008
TOTAL REVENUES	$125,736	$19,243	$—	$(19,243)	$125,736
COSTS AND EXPENSES
Lease operating	16,938	2,449	—	(4,286)	15,101
Production and severance taxes	5,306	—	—	—	5,306
Depreciation, depletion and amortization	27,900	7,379	—	(3,535)	31,744
Impairment of natural gas and oil properties and other fixed assets	192,650	—	—	—	192,650
General and administrative	16,647	11,596	—	(11,344)	16,899

Total expenses	259,441	21,424	—	(19,165)	261,700
Income (loss) from operations	(133,705)	(2,181)	—	(78)	(135,964)
NON-OPERATING INCOME (EXPENSE)
Interest expense	(14,105)	—	—	—	(14,105)
Interest and other income (expense)	285	(77)	—	77	285
Unrealized gains (losses) on derivatives	(354)	—	—	—	(354)
Equity Income (loss) of Subsidiaries	(2,258)	—	—	2,258	—

Total non-operating income (expense)	(16,432)	(77)	—	2,335	(14,174)

Income (loss) before income taxes	(150,137)	(2,258)	—	2,257	(150,138)
BENEFIT FOR INCOME TAXES	26,217	—	—	—	26,217

NET LOSS	(123,920)	(2,258)	—	2,257	(123,921)
Net income attributable to noncontrolling interest	—	—	—	—	—

NET LOSS APPLICABLE TO GMX	(123,920)	(2,258)	—	2,257	(123,921)
Preferred stock dividends	4,625	—	—	—	4,625

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	128,545	(2,258)	—	2,257	(128,546)

Condensed Consolidating Statements of Cash Flows

	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Year Ended December 31, 2010
Net cash provided by (used in) operating activities	$54,708	$(1,567)	$5,594	—	$58,735
Net cash provided by (used in) investing activities	(171,470)	(1,753)	(2,777)	—	(176,000)
Net cash provided by (used in) financing activities	86,657	—	(2,589)	—	84,068

Net increase (decrease) in cash	(30,105)	(3,320)	228	—	(33,197)
Cash and cash equivalents at beginning of period	31,573	3,884	97	—	35,554

Cash and cash equivalents at end of period	$1,468	$564	$325	$—	$2,357

Year Ended December 31, 2009
Net cash provided by (used in) operating activities	$28,242	$20,877	$371	—	$49,490
Net cash provided by (used in) investing activities	(159,930)	(20,920)	(474)	—	(181,324)
Net cash provided by (used in) financing activities	160,472	—	200	—	160,672

Net increase (decrease) in cash	28,784	(43)	97	—	28,838
Cash and cash equivalents at beginning of period	2,789	3,927	—	—	6,716

Cash and cash equivalents at end of period	$31,573	$3,884	$97	$—	$35,554

Year Ended December 31, 2008
Net cash provided by (used in) operating activities	$44,635	$38,602	—	—	$83,237
Net cash provided by (used in) investing activities	(279,281)	(39,079)	—	—	(318,360)
Net cash provided by (used in) financing activities	235,932	—	—	—	235,932

Net increase (decrease) in cash	1,286	(477)	—	—	809
Cash and cash equivalents at beginning of period	1,503	4,404	—	—	5,907

Cash and cash equivalents at end of period	$2,789	$3,927	$—	$—	$6,716

GMX Resources Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,877	$2,357
Accounts receivable—interest owners	4,325	5,339
Accounts receivable—oil and natural gas revenues, net	8,478	6,829
Derivative instruments	18,891	19,486
Inventories	326	326
Prepaid expenses and deposits	1,995	5,767
Assets held for sale	18,854	26,618

Total current assets	57,746	66,722

OIL AND NATURAL GAS PROPERTIES, BASED ON THE FULL COST METHOD
Properties being amortized	1,021,610	938,701
Properties not subject to amortization	174,021	39,694
Less accumulated depreciation, depletion, and impairment	(713,330)	(630,632)

	482,301	347,763

PROPERTY AND EQUIPMENT, AT COST, NET	68,002	69,037
DERIVATIVE INSTRUMENTS	12,148	17,484
OTHER ASSETS	13,899	6,084

TOTAL ASSETS	$634,096	$507,090

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,871	$24,919
Accrued expenses	38,684	33,048
Accrued interest	11,213	3,317
Revenue distributions payable	6,102	4,839
Current maturities of long-term debt	26	26

Total current liabilities	67,896	66,149

LONG-TERM DEBT, LESS CURRENT MATURITIES	341,332	284,943
DEFERRED PREMIUMS ON DERIVATIVE INSTRUMENTS	5,619	10,622
OTHER LIABILITIES	7,419	7,157
EQUITY:
Preferred stock, par value $.001 per share, 10,000,000 shares authorized:
Series A Junior Participating Preferred Stock, 25,000 shares authorized, none issued and outstanding	—	—
9.25% Series B Cumulative Preferred Stock, 6,000,000 shares authorized, 3,176,734 shares issued and outstanding as of June 30, 2011 and 2,041,169 shares issued and outstanding as of December 31, 2010 (aggregate liquidation preference $79,418,350 as of June 30, 2011 and $51,029,225 as of December 31, 2010)	3	2
Common stock, par value $.001 per share—100,000,000 shares authorized, 59,390,455 shares issued and outstanding as of June 30, 2011 and 31,283,353 shares issued and outstanding as of December 31, 2010	59	31
Additional paid-in capital	684,196	531,944
Accumulated deficit	(500,616)	(430,784)
Accumulated other comprehensive income, net of taxes	9,662	15,227

Total GMX Resources’ equity	193,304	116,420
Noncontrolling interest	18,526	21,799

Total equity	211,830	138,219

TOTAL LIABILITIES AND EQUITY	$634,096	$507,090

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
OIL AND GAS SALES, net of gain or (loss) from ineffectiveness of derivatives of $315, $(1,786), $722 and $(1,257), respectively	$32,858	$23,213	$62,235	$44,513

EXPENSES:
Lease operations	2,836	2,243	5,733	5,354
Production and severance taxes	166	315	549	1,025
Depreciation, depletion, and amortization	13,304	8,731	26,093	15,101
Impairment of oil and natural gas properties and assets held for sale	16,861	—	65,181	—
General and administrative	7,605	6,219	14,683	13,406

Total expenses	40,772	17,508	112,239	34,886

Income (loss) from operations	(7,914)	5,705	(50,004)	9,627

NON-OPERATING INCOME (EXPENSES):
Interest expense	(7,832)	(4,654)	(15,854)	(8,883)
Loss on extinguishment of debt	(67)	—	(176)	—
Interest and other income	12	9	282	33
Unrealized gain or (loss) on derivatives	5,437	107	4,992	(114)

Total non-operating expense	(2,450)	(4,538)	(10,756)	(8,964)

Income (loss) before income taxes	(10,364)	1,167	(60,760)	663
INCOME TAX (PROVISION) BENEFIT	(1,436)	(2,369)	(2,868)	3,419

NET (LOSS) INCOME	(11,800)	(1,202)	(63,628)	4,082
Net income attributable to noncontrolling interest	1,746	618	3,158	931

NET (LOSS) INCOME APPLICABLE TO GMX RESOURCES	(13,546)	(1,820)	(66,786)	3,151
Preferred stock dividends	1,837	1,157	3,047	2,313

NET (LOSS) INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(15,383)	$(2,977)	$(69,833)	$838

(LOSS) EARNINGS PER SHARE—Basic	$(0.28)	$(0.11)	$(1.43)	$0.03

(LOSS) EARNINGS PER SHARE—Diluted	$(0.28)	$(0.11)	$(1.43)	$0.03

WEIGHTED AVERAGE COMMON SHARES—Basic	55,660,978	28,181,587	48,959,825	28,140,319

WEIGHTED AVERAGE COMMON SHARES—Diluted	55,660,978	28,181,587	48,959,825	28,140,319

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS DUE TO OPERATING ACTIVITIES
Net income (loss)	$(63,628)	$4,082
Depreciation, depletion, and amortization	26,093	15,101
Impairment of oil and natural gas properties and assets held for sale	65,181	—
Deferred income taxes	2,867	(3,389)
Non-cash compensation expense	2,155	3,545
Loss (gain) on extinguishment of debt	176	—
Non-cash interest expense	4,622	4,545
Non-cash change in fair value of derivative financial instruments	(4,992)	114
Other	(722)	1,257
Decrease (increase) in:
Accounts receivable	(634)	(659)
Inventory and prepaid expenses	(231)	(79)
Increase (decrease) in:
Accounts payable and accrued liabilities	5,474	(2,340)
Revenue distributions payable	1,263	293

Net cash provided by operating activities	37,624	22,470

CASH FLOWS DUE TO INVESTING ACTIVITIES
Purchase of oil and natural gas properties	(192,708)	(76,794)
Proceeds from sale of oil and natural gas properties, property, equipment and assets held for sale	2,189	5,986
Purchase of property and equipment	(1,739)	(6,773)

Net cash used in investing activities	(192,258)	(77,581)

CASH FLOWS DUE TO FINANCING ACTIVITIES
Borrowings on revolving bank credit facility	26,000	26,000
Payments on debt	(118,035)	(50)
Payments on 5.00% Senior Convertible Notes	(50,000)	—
Issuance of 11.375% Senior Notes	193,666	—
Proceeds from sale of common stock	105,324	—
Proceeds from sale of preferred stock	25,809	—
Dividends paid on Series B preferred stock	(3,047)	(2,312)
Fees paid related to financing activities	(16,132)	—
Contributions from non-controlling interest member	385	(956)
Distributions to non-controlling interest member	(6,816)	—

Net cash provided by (used in) financing activities	157,154	22,682

NET INCREASE (DECREASE) IN CASH	2,520	(32,429)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,357	35,554

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,877	$3,125

SUPPLEMENTAL CASH FLOW DISCLOSURE
CASH PAID DURING THE PERIOD FOR:
INTEREST, Net of amounts capitalized	$3,336	$5,466
INCOME TAXES, Paid (Received)	$1	$(30)
NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions to oil and natural gas properties from issuance of common stock	$31,612	$—
(Increase) decrease in accounts payable for property additions	$7,079	$(8,648)

See accompanying notes to consolidated financial statements.

GMX Resources Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net (loss) income	$(11,800)	$(1,202)	$(63,628)	$4,082
Other comprehensive income (loss), net of income tax:
Change in fair value of derivative instruments, net of income tax of $(79), $122, $2, $6,313, respectively	(153)	237	3	12,254
Reclassification of gain on settled contracts, net of income taxes of ($1,357), ($2,490), ($2,868), ($3,728), respectively	(2,634)	(4,834)	(5,568)	(7,236)

Comprehensive (loss) income	(14,587)	(5,799)	(69,193)	9,100
Comprehensive income attributable to the noncontrolling interest	1,746	618	3,158	931

Comprehensive (loss) income attributable to GMX shareholders	$(16,333)	$(6,417)	$(72,351)	$8,169

See accompanying notes to consolidated financial statements.

GMX Resources Inc.

Condensed Notes To Interim Financial Statements

Three months ended June 30, 2011 and 2010

(Unaudited)

NOTE A—NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

GMX Resources Inc. (“GMX”) and its subsidiaries (collectively, the “Company”, “we,” “us” and “our”) is an independent oil and natural gas exploration and production company historically focused on the development of the Cotton Valley group of formations, specifically the Cotton Valley Sands layer in the Schuler formation and the Upper Bossier, Middle Bossier and Haynesville/Lower Bossier layers of the Bossier formation (the “Haynesville/Bossier Shale”), in the Sabine Uplift of the Carthage, North Field of Harrison and Panola counties of East Texas (our “primary development area”).

During 2010, we made a strategic decision to pursue properties that would expand our assets and development into other basins, diversify our company’s concentrated natural gas focus from two resource plays in one basin and provide the Company more liquid hydrocarbon opportunities. These efforts have led to successful agreements entered into during the first half of 2011 to acquire core positions in over 75,000 net acres in two of the leading oil resource plays in the U.S. In January 2011, the Company entered into five transactions to purchase undeveloped leasehold in the very successful and competitive region located in the Williston Basin of North Dakota/Montana, targeting the Bakken/Sanish-Three Forks Formation, and in the oil window of the Denver Julesburg Basin (the “DJ Basin”) of Wyoming, targeting the emerging Niobrara Formation. In May 2011, the Company increased its Williston Basin position with multiple transactions totaling 11,449 net acres. With the acquisition of the liquids-rich (estimated 90% oil) Bakken and Niobrara acreage, we will have better flexibility to deploy capital based on a variety of economic and technical factors, including well costs, service availability, take-away capacity and commodity prices (including differentials applicable to the basin). We believe this flexibility will enable us to generate better cash flow growth to fund our capital expenditure program. We believe our experienced Rockies and Haynesville/Bossier Shale horizontal drilling personnel will enable us to succeed in the development of these new oil resource plays. A summary of the 2011 transactions are as follows:

•

Niobrara acquisition—On February 14, 2011, the company acquired all of the working interest and an 80% net revenue interest in approximately 30,818 undeveloped net acres of oil and gas leases located in the Niobrara basin in Wyoming for approximately $27.4 million, including commissions. Pursuant to our agreement with the seller, the seller has elected not to exercise an option to reacquire 50% of the working interest acquired by us in these properties at the same purchase price paid by us.

•

Bakken acquisition-Retamco—On January 13, 2011, we entered into a purchase and sale agreement relating to the acquisition by the Company of all of the working interest and an 80% net revenue interest in approximately 17,797 undeveloped net acres of oil and gas leases located in the Bakken formation in Montana and North Dakota. Pursuant to this agreement, as consideration for the oil and gas leases, we issued to the seller, Retamco Operating, Inc., at the closing of this transaction on February 28, 2011, 2,268,971 shares of common stock and approximately $4.2 million in cash. At the closing, the Company also entered into a registration rights agreement with this seller relating to the resale of the shares of common stock received in this transaction.

•

Niobrara acquisition-Retamco—On January 13, 2011, we entered into a separate purchase and sale agreement with Retamco Operating, Inc. relating to the acquisition by the Company of all of the working interest and an 80% net revenue interest in approximately 9,374 undeveloped net acres of oil and gas leases located in the Niobrara basin in Wyoming. The purchase price for this transaction was approximately $24.0 million in cash. On April 6, 2011, we completed the purchase of 9,039 acres and the remaining 335 net acres in May 2011.

•

Bakken acquisitions-Arkoma Bakken and other parties—On April 28, 2011, the Company acquired an undivided 87.5% of the sellers’ working interest and an 82.5% net revenue interest in approximately 7,613 undeveloped acres located in McKenzie and Dunn Counties, North Dakota (with the acquired interest representing 6,661 net acres). The aggregate purchase price for these properties was approximately $31.2 million, of which approximately $10.4 million was paid in cash and the remainder of the purchase price was paid with stock consideration of 3,542,091 common shares (based on a 15 day volume weighted average value of $5.88 per share). At closing, the Company entered into a participation agreement with a joint operating agreement designating the Company as the operator of these properties. The Company has entered into a registration rights agreement with these sellers at closing relating to the resale of the shares of common stock received in this transaction. However, these sellers have agreed not to sell the shares of common stock received by them for six months following the closing of this transaction.

•

May 2011 Bakken acquisitions—In May 2011, the Company increased its Williston Basin position with multiple transactions totaling 11,449 net acres for a total purchase price of $28 million. The first of two significant transactions was a purchase and sale agreement for 9,608 net acres at an average cost of $2,500 per acre, from a private seller, located in Billings and Stark Counties, ND. The second transaction was for 1,684 net acres from the State of North Dakota at an average cost of $2,211 per acre. Approximately 960 net acres are located in McKenzie County and 724 net acres are located in Billings County. The remaining 157 net acres were acquired through the leasing of several fee mineral rights.

The two Bakken acquisitions in May 2011 bring our total Williston Basin net acres to 35,524. We hold Williston Basin leases in approximately 150 1,280-acre units and expect to be the operator in approximately 43 of those units, providing a minimum of 172 operated locations. We expect that the average working interest in our Williston Basin operated locations to be approximately 45%, with the first three operated wells having an 80%-100% working interest.

We have three subsidiaries: Diamond Blue Drilling Co. (“Diamond Blue”), which owns three conventional drilling rigs, Endeavor Pipeline Inc. (“Endeavor Pipeline”), which operates our water supply and salt water disposal systems in our primary development area, and Endeavor Gathering, LLC (“Endeavor Gathering”), which owns the natural gas gathering system and related equipment operated by Endeavor Pipeline. Kinder Morgan Endeavor LLC (“KME”) owns 40% membership interest in Endeavor Gathering.

Basis of Presentation

The accompanying unaudited consolidated financial statements and condensed notes thereto of GMX have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted. The accompanying consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto included in GMX’s 2010 Annual Report on Form 10-K (“2010 10-K”).

In the opinion of GMX’s management, all adjustments (all of which are normal and recurring) have been made which are necessary to fairly state the unaudited consolidated balance sheet of GMX as of June 30, 2011, and the results of its operations for the three and six months ended June 30, 2011 and 2010 and its cash flow for the six months ended June 30, 2011 and 2010.

Earnings Per Share

Basic earnings (loss) per common share is computed by dividing the net income (loss) applicable to common stock by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per common share is calculated in the same manner, but also considers the impact to net income (loss) and common shares for the potential dilution from our convertible notes, outstanding stock options and non-vested restricted stock awards. Because the Company was in a loss position for the three and six months ended June 30, 2011, the instruments mentioned above would decrease diluted loss per share, which would result in antidilutive instruments. Therefore, there were no dilutive shares for the three and six months ended June 30, 2011. For the same reason, there were no dilutive shares for the three months ended June 30, 2010 and, due to lower share prices, it was also determined that there were no dilutive shares for the six months ended June 30, 2010.

Oil and Natural Gas Properties

The Company follows the full cost method of accounting for its oil and natural gas properties and activities. Accordingly, the Company capitalizes all costs incurred in connection with the acquisition, exploration and development of oil and natural gas properties. The Company capitalizes internal costs that can be directly identified with exploration and development activities, but does not include any costs related to production, general corporate overhead, or similar activities. Capitalized costs include geological and geophysical work, 3D seismic, delay rentals, drilling and completing and equipping oil and gas wells, including salaries and benefits and other internal costs directly attributable to these activities. Also included in oil and natural gas properties are tubular and other lease and well equipment of $3.9 million and $4.1 million at June 30, 2011 and December 31, 2010, respectively, that have not been placed in service but for which we plan to utilize in our on-going exploration and development activities.

Capitalized costs are subject to a “ceiling test,” which limits the net book value of oil and natural gas properties less related deferred income taxes to the estimated after-tax future net revenues discounted at a 10-percent interest rate. The cost of unproved properties is added to the future net revenues less income tax effects. At June 30, 2011 and 2010, future net revenues are calculated using prices that represent the average of the first day of the month price for the 12-month period prior to the end of the period.

Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Based on average prices for the prior 12-month period for natural gas and oil as of June 30, 2011, these cash flow hedges increased the full-cost ceiling by $41.2 million thereby reducing the ceiling test write-down by the same amount. Excluding the effects of the cash flow hedge, which increased the full cost ceiling by $63.3 million, we would have incurred a ceiling test write-down of $61.2 million for the six months ended June 30, 2010. Our natural gas hedging activities are discussed in Note C of these consolidated financial statements

The primary factors impacting the full cost method ceiling test are expenditures added to the full cost pool, reserve levels, value of cash flow hedges and natural gas and oil prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of natural gas and oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value is generally written off as an expense. Natural gas represents 90% of the Company’s total production, and as a result, a decrease in natural gas prices can significantly impact the Company’s ceiling test. During the first six months of 2011, the 12-month average of the first day of the month natural gas price decreased 4% from $4.38 per MMbtu at December 31, 2010 to $4.21 per MMbtu at June 30, 2011. As a result of the Company’s quarterly ceiling test, the Company recorded impairment expense related to oil and gas properties of $59.6 million through the first six months of 2011.

For the oil and gas impairment charge recorded in the first six months of 2011, $14.5 million of the $59.6 million charge was related to the acquisition cost of undeveloped acreage subject to the impairment test, based on the Company’s decision during the first quarter of 2011 not to develop the acreage before the expiration of the related leases. The Company’s decision not to develop the acreage was based on analysis completed in the first quarter of 2011, after looking at off-set wells, anticipated future gas prices, infrastructure costs, the Company’s liquidity position and focus on exploration and development of the newly acquired acreage in Bakken and Niobrara areas.

Assets held for sale on our consolidated balance sheets are measured at the lesser of carrying value or fair value less cost to sell. Based on our analysis of recent offers to purchase a portion of our assets held for sale for a lower amount than the carrying amount as of June 30, 2011, we estimated that those assets should further be impaired by approximately $5.4 million for the six months ended June 30, 2011.

Recent Accounting Standards

In January 2010, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements” (“ASU No. 2010-06”), a standard intended to improve disclosures about fair value measurements. The standard requires additional disclosures about fair value measurements, adding a new requirement to disclose transfers in and out of Levels 1 and 2 measurements and gross presentation of activity within a Level 3 roll forward. The standard also clarified existing disclosure requirements regarding the level of disaggregation of fair value measurements and disclosures regarding inputs and valuation techniques. We adopted all aspects of ASU No. 2010-06 effective as of the first quarter of 2010. The adoption had no impact on our consolidated financial position or results of operations.

NOTE B—LONG-TERM DEBT

The table below presents the carrying amounts and approximate fair values of our debt obligations. The carrying amounts of our revolving bank credit facility borrowings approximate their fair values due to the short-term nature and frequent repricing of these obligations. The approximate fair values of our convertible debt securities are determined based on market quotes from independent third party brokers as they are actively traded in an established market.

	June 30, 2011		December 31, 2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Revolving bank credit facility(1)	$—	$—	$92,000	$92,000
5.00% Convertible Senior Notes due February 2013	69,845	68,203	116,365	105,258
4.50% Convertible Senior Notes due May 2015	76,325	69,863	75,238	63,825
11.375% Senior Notes due February 2019	193,856	186,000	—	—
Joint venture financing(2)	1,332	1,332	1,366	1,366

Total	$341,358	$325,398	$284,969	$262,449

(1)	Maturity date of January 1, 2013 and collateralized by all assets of the Company.
(2)	Non-recourse, no interest rate.

Revolving Bank Credit Facility

On February 2, 2011, the Company entered into a Fifth Amended and Restated Loan Agreement among the Company, as borrower, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent, and the lenders named therein (the “Restated Loan Agreement” or “revolving bank credit facility”). The Restated Loan Agreement became effective after specified conditions had been satisfied, as amended on February 3, 2011, including (i) the completion of an equity offering of at least $75.0 million of common stock and an offering of senior unsecured notes in a principal amount of at least $175.0 million, on terms specified, in each case on or before February 28, 2011, (ii) the deposit of at least $50.0 million of the proceeds from the common stock and senior unsecured notes offerings in a restricted account with the agent on or before the closing date, for use solely for the purpose of retiring a portion of the Company’s 5.00% convertible notes, such that the principal of such notes will be no more than $75.0 million within 45 days after the effective date of the Restated Loan Agreement (with such restricted account and remaining funds continuing as collateral under the Restated Loan Agreement if such debt is not retired to such outstanding balance at such time), and (iii) no advances, unpaid fees or other borrowings are outstanding under the prior loan agreement, excluding letters of credit that will be transferred to be outstanding under the Restated Loan Agreement.

The Restated Loan Agreement will mature on January 1, 2013; provided, that if our 5.00% convertible notes have been repurchased and no longer remain outstanding, the maturity date will be extended automatically to December 31, 2013, assuming we are in compliance with all covenants under the amended revolving bank credit facility.

The Restated Loan Agreement provides for a line of credit of up to $100.0 million (the “commitment”), subject to a borrowing base (“borrowing base”). The initial borrowing base availability under the Restated Loan Agreement is $60.0 million. The amount of loans available at any one time under the Restated Loan Agreement is the lesser of the borrowing base or the amount of the commitment. The borrowing base will be subject to semi-annual redeterminations (approximately April 1 and October 1) during the term of the loan, commencing October 1, 2011, and is based on evaluations of our oil and gas reserves. The Restated Loan Agreement includes a letter of credit sublimit of up to $10.0 million.

On March 14, 2011, the Company entered into an amendment to Restated Loan Agreement, dated effective as of March 31, 2011, which amended certain provisions of the Restated Loan Agreement to (i) extend the period during which GMXR may issuance additional shares of its 9.25% Series B Cumulative Preferred Stock under its at-the-market offering program; (ii) increase the maximum aggregate liquidation preference of such issuances to up to $62.0 million; and (iii) permit the Company to use the cash proceeds from such issuances for general corporate and working capital purposes.

As a result of the Restated Loan Agreement and a decrease in the commitment, we recorded a loss on the extinguishment of debt of $1.9 million, which relates to the write-off of the original debt transaction costs in proportion to the decrease in commitment in the Restated Loan Agreement.

The loans under our Restated Loan Agreement bear interest, at the Company’s election, at a base rate which is based on the prime rate, LIBOR or federal funds rate plus margins ranging from 1% to 4.00% depending on the base rate used and the amount of loans outstanding in relation to the borrowing base. We may voluntarily prepay the loans without premium or penalty. If and to the extent the loans outstanding exceed the most recently determined borrowing base, the loan excess will be mandatorily pre-payable within 90 days after notice. Otherwise, any unpaid principal or interest will be due and payable at maturity. The Company is obligated to pay a facility fee equal to 0.5% per annum of the unused portion of the borrowing base, payable quarterly in arrears beginning March 31, 2011.

Loans under the Restated Loan Agreement are secured by a first priority mortgage on substantially all of our oil and natural gas properties, a pledge on the Company’s ownership of equity interests in its subsidiaries, a guaranty from Endeavor Pipeline Inc. and any future subsidiaries of the Company and a security interest in certain of our and the guarantors’ assets.

Our revolving bank credit facility contains various affirmative and restrictive covenants. These covenants, among other things, prohibit additional indebtedness, sales of assets, mergers and consolidations, dividends and distributions, and changes in management and require the maintenance of various financial ratios. The required and actual financial ratios as of June 30, 2011 are shown below:

Financial Covenant	Required Ratio	Actual Ratio

Current ratio(1)	Not less than 1 to 1	1.46 to 1
Ratio of total senior secured debt to EBITDA(2)	Not greater than 2.50 to 1	0.01 to 1
Ratio of EBITDA (as defined in the revolving bank credit facility agreement) to cash interest expense, including preferred dividends payable under our Series B cumulative preferred stock(3)	Not less than 2.50 to 1	2.76 to 1

(1)	Current ratio is defined in our revolving bank credit facility as the ratio of current assets plus the unused and available portion of the revolving bank credit facility ($60.0 million as of June 30, 2011) to current liabilities. The calculation will not include the effects, if any, of derivatives under FASB Accounting Standards Codification (“ASC”) 815, “Derivatives and Hedging.” As of June 30, 2011, current assets included derivative assets of $18.9 million. In addition, the 5.00% convertible senior notes due 2013 (the “5.00% convertible notes”) and the 4.50% convertible senior notes due 2015 (the “4.50% convertible notes”) are not considered a current liability unless one or more of such convertible notes have been surrendered for conversion and then only to the extent of the cash payment due on the conversion of the notes surrendered. As of June 30, 2011, none of the 5.00% convertible notes and the 4.50% convertible notes had been surrendered for conversion.
(2)	EBITDA is a non-GAAP number that is defined in our revolving bank credit facility and is calculated and reconciled as follows from the GAAP amount of net loss for the twelve months ended June 30, 2011 (amounts in thousands):

Net loss	$(206,001)
Plus:
Interest expense	25,613
Impairment of oil and natural gas properties	208,894
Depreciation, depletion and amortization	49,053
Non-cash compensation and other expenses	(5,774)
Income tax provision	2,049
Less:
Gain on extinguishment of debt	35

EBITDA	$73,869

(3)	Cash interest expense is defined in the revolving bank credit facility as all interest, fees, charges, and related expenses payable in cash for the applicable period payable to a lender in connection with borrowed money or the deferred purchase price of assets that is considered interest expense under GAAP, plus the portion of rent paid or payable for that period under capital lease obligations that should be treated as interest. For the twelve months ended June 30, 2011, cash interest expense included fees paid related to bank financing activities and other loan fees of $1.5 million. As of June 30, 2011, non-cash interest expense of $8.0 million was deducted from interest expense to arrive at the cash interest expense used in the debt covenant calculation. Non-cash interest expense primarily relates to the amortization of debt issuance costs and convertible debt discount. Capitalized interest of $4.5 million was added to interest expense.

As of June 30, 2011, the Company was in compliance with all financial covenants under the revolving bank credit facility.

5.00% Convertible Senior Notes

As of June 30, 2011 and December 31, 2010, the net carrying amount of the 5.00% convertible notes was as follows (amounts in thousands):

	June 30, 2011	December 31, 2010
Principal amount	$72,750	$122,750
Less: Unamortized debt discount	(2,905)	(6,385)

Carrying amount	$69,845	$116,365

The 5.00% convertible notes bear interest at a rate of 5.00% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning August 1, 2008. As a result of the amortization of the debt discount through non-cash interest expense, the effective interest rate on the 5.00% convertible notes is 8.7% per annum. The amount of the cash interest expense recognized with respect to the 5.00% contractual interest coupon for the three and six months ended June 30, 2011 was $0.9 million and $2.3 million, respectively, and $1.6 million and $3.1 million for the three and six months ended June 30, 2010, respectively. The amount of non-cash interest expense related to the amortization of the debt discount and amortization of the transaction costs for the three and six months ended June 30, 2011 was $0.4 million and $1.1 million, respectively, and $0.9 million and $1.8 million for the three and six months ended June 30, 2010, respectively.

As of June 30, 2011, the unamortized discount is expected to be amortized into earnings over 1.6 years. The carrying value of the equity component of the 5.00% convertible notes was $3.9 million as of June 30, 2011.

On January 28, 2011, the Company announced the commencement of a tender offer for up to $50 million aggregate principal amount of the outstanding 5.00% convertible notes. The tender offer expired March 11, 2011 and the Company retired $50 million aggregate principal amount of the 5.00% convertible notes. This transaction was accounted for under ASC 470-20-40. Under this guidance, the consideration transferred was allocated to the extinguishment of the liability and reacquisition of the original equity component resulting in a gain on extinguishment of debt of $2.1 million and a charge to additional-paid-in-capital of $5.2 million. The gain on the extinguishment of debt in this transaction was offset by the loss on the extinguishment of our revolving bank credit facility noted above plus transactions costs incurred to extinguish the debt, which resulted in a total loss on extinguishment of debt of $0.2 million, including $0.1 million for the three months ended June 30, 2011, presented in our consolidated statements of operations. As of December 31, 2010, unamortized debt issue costs were approximately $9.1 million, with $4.8 million included in other assets and $4.3 million included in current prepaid expenses and deposits. As of June 30, 2011, unamortized costs were $12.2 million, with all costs classified within other assets.

4.50% Convertible Senior Notes

As of June 30, 2011 and December 31, 2010, the net carrying amount of the 4.50% convertible notes was as follows (amounts in thousands):

	June 30, 2011	December 31, 2010
Principal amount	$86,250	$86,250
Less: Unamortized debt discount	(9,925)	(11,012)

Carrying amount	$76,325	$75,238

The 4.50% convertible notes bear interest at a rate of 4.50% per year, payable semiannually in arrears on November 1 and May 1 of each year, beginning May 1, 2010. As a result of the amortization of the debt discount through non-cash interest expense, the effective interest rate on the 4.50% convertible notes is 9.09% per annum. The amount of the cash interest expense recognized with respect to the 4.50% contractual interest coupon for the three and six months ended June 30, 2011 was $1.0 million and $1.9 million, respectively, and $1.0 million and $1.9 million for the three and six months ended June 30, 2010, respectively. The amount of non-cash interest expense related to the amortization of the debt discount and transaction costs for the three and six months ended June 30, 2011 was $0.6 million and $1.1 million, respectively, and $0.6 million and $1.2 million for the three and six months ended June 30, 2010, respectively. As of June 30, 2011, the unamortized discount is expected to be amortized into earnings over 3.8 years. The carrying value of the equity component of the 4.50% convertible notes was $8.4 million as of June 30, 2011.

11.375% Senior Notes

On February 9, 2011, the Company successfully completed the issuance and sale of $200 million aggregate principal amount of 11.375% Senior Notes due 2019 (the “11.375% senior notes”). The 11.375% senior notes are jointly and severally, and unconditionally, guaranteed (the “guarantees”) on a senior unsecured basis initially by two of our wholly-owned subsidiaries, and all of our future subsidiaries other than immaterial subsidiaries (such guarantors, the “Guarantors”). The 11.375% senior notes and the guarantees were issued pursuant to an indenture dated as of February 9, 2011 (the “Indenture”), by and among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”). As of June 30, 2011, the net carrying amount of the 11.375% senior notes was as follows (amounts in thousands):

June 30, 2011
Principal amount	$200,000
Less: Unamortized debt discount	(6,144)

Carrying amount	$193,856

The 11.375% senior notes bear interest at a rate of 11.375% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning August 15, 2011. As a result of the amortization of the debt discount through non-cash interest expense, the effective interest rate on the 11.375% senior notes is 12.00% per annum. The amount of the cash interest expense recognized with respect to the 11.375% contractual interest coupon for the three and six months ended June 30, 2011 was $5.7 million and $9.0 million, respectively. The amount of non-cash interest expense for the three and six months ended June 30, 2011 related to the amortization of the debt discount and transaction costs was $0.4 million and $0.6 million, respectively. As of June 30, 2011, the unamortized discount is expected to be amortized into earnings over 7.6 years.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or repurchase or redeem capital stock;

•	make certain investments;

•	incur liens;

•	enter into certain types of transactions with its affiliates;

•	limit dividends or other payments by the Company’s restricted subsidiaries to the Company; and

•	sell assets, or consolidate or merge with or into other companies.

These limitations are subject to a number of important exceptions and qualifications.

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in aggregate principal amount of the 111.375% senior notes then outstanding may declare the entire principal of all the notes to be due and payable immediately.

At any time on or prior to February 15, 2014, the Company may, at our option, redeem up to 35% of the 11.375% senior notes, including additional notes, with the proceeds of certain public offerings of our common stock at a price of 11.375% of their principal amount plus accrued interest, provided that: (i) at least 65% of the aggregate principal amount of the notes originally issued remains outstanding after the redemption; and (ii) the redemption occurs within 90 days after the closing of the related public offering.

At any time on or prior to February 15, 2015, the Company may, at its option, redeem the 11.375% senior notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium.

On or after February 15, 2015, the Company may, at its option, redeem some or all of the 11.375% senior notes at any time at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date:

Year	Percentage
2015	108.531%
2016	105.688%
2017	102.844%
2018 and thereafter	100.000%

If the Company experiences certain kinds of changes of control, holders of the 11.375% Senior Notes will be entitled to require us to purchase all or a portion of the 11.375% senior notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The purchase price for the 11.375% senior notes and guarantees was 96.833% of their principal amount. The net proceeds from the issuance of the 11.375% senior notes were approximately $187.2 million after discounts and underwriters’ fees.

NOTE C—DERIVATIVE ACTIVITIES

The Company is subject to price fluctuations for natural gas and crude oil. Prices received for natural gas and crude oil sold on the spot market are volatile due to factors beyond the Company’s control. Reductions in crude oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, capital expenditures and quantities of reserves recoverable on an economic basis. Any reduction in reserves, including reductions due to lower prices, can reduce the Company’s borrowing base under the revolving bank credit facility and adversely affect the Company’s liquidity and ability to obtain capital for acquisition and development activities.

To mitigate a portion of its exposure to fluctuations in commodity prices, the Company enters into financial price risk management activities with respect to a portion of projected crude oil and natural gas production through financial price swaps, collars and put spreads (collectively “derivatives”). Additionally, the Company uses basis protection swaps to reduce basis risk. Basis is the difference between the price of the physical commodity being hedged and the price of the futures contract used for hedging. Basis risk is the risk that an adverse change in the futures market will not be completely offset by an equal and opposite change in the cash price of the commodity being hedged. Basis risk exists in natural gas due to the geographic price differentials between a given cash market location and the futures contract delivery locations. Settlement or expiration of the hedges is designed to coincide as closely as possible with the physical sale of the commodity being hedged—daily for oil and monthly for natural gas—to obtain reasonable assurance that a gain in the cash sale will offset the loss on the hedge and vice versa.

The Company’s revolving bank credit facility requires the Company to maintain a hedging program on mutually acceptable terms whenever the loan amount outstanding exceeds 75% of the borrowing base. The Company utilizes counterparties for our derivative instruments that are members of our lending bank group and that the Company believes are credit-worthy entities at the time the transactions are entered into. The Company closely monitors the credit ratings of these counterparties. Additionally, the Company performs both quantitative and qualitative assessments of these counterparties based on their credit ratings and credit default swap rates where applicable. However, the recent events in the financial markets demonstrate there can be no assurance that a counterparty financial institution will be able to meet its obligations to the Company. Additionally, none of the Company’s derivative instruments contain credit-risk-related contingent features. However, the Company has not incurred any credit-related losses associated with derivative activities and believes that its counterparties will continue to be able to meet their obligations under these transactions.

On June 27, 2011, GMX management made a decision to temporarily suspend our Haynesville/Bossier (“H/B”) horizontal (“Hz”) drilling program. This decision was made to focus our efforts and resources to the drilling of oil in the newly acquired acreage. As a result of this decision, our projected future production hedged with various counterparties was less than the production that was contractually hedged. Therefore, the production amounts in certain hedging contracts no longer qualified for hedge accounting and the accumulated changes in fair value of $5.1 million were reclassed from other comprehensive income into earnings for the six months ended June 30, 2011.

The following is a summary of the asset and liability fair values of our derivative contracts:

		Asset Fair Value		Liability Fair Value		Net Derivative Fair Value
	Balance Sheet Location	June 30, 2011	December 31, 2010	June 30, 2011	December 31, 2010	June 30, 2011	December 31, 2010
		(in thousands)		(in thousands)		(in thousands)
Derivatives designated as Hedging Instruments under ASC 815
Natural gas	Current derivative asset	$18,500	$23,187	$1,883	$2,963	$16,617	$20,224
Natural gas basis	Current derivative asset	—	—	490	566	(490)	(566)
Natural gas	Derivative instruments— non-current asset	11,688	20,503	1,597	2,897	10,091	17,606
Natural gas basis	Derivative instruments— non-current asset	—	—	—	122	—	(122)

		$30,188	$43,690	$3,970	$6,548	$26,218	$37,142

Derivatives not designated as Hedging Instruments under ASC 815
Natural gas	Current derivative asset	$2,905	$—	$48	$—	$2,857	$—
Crude oil	Current derivative asset	—	—	93	172	(93)	(172)
Natural gas	Derivative instruments— non-current asset	2,306	—	52	—	2,254	—
Crude oil	Derivative instruments— non-current asset	—	—	197	—	(197)	—

		$5,211	$—	$390	$172	$4,821	$(172)

Net derivative fair value						$31,039	$36,970

The following table summarizes the outstanding natural gas and crude oil derivative contracts the Company had in place as of June 30, 2011:

Effective Date	Maturity Date	Notional Amount Per Month	Remaining Notional Amount as of June 30, 2011	Additional Put Options	Floor	Ceiling	Designation under ASC 815
Natural Gas (MMBtu):
7/1/2011	12/31/2012	155,833	2,805,000			$7.00	Cash flow hedge
7/1/2011	12/31/2011	188,783	1,132,698			$8.00	Cash flow hedge
7/1/2011	10/31/2011	200,000	800,000	$5.00	$6.50	$8.30	Cash flow hedge
7/1/2011	10/31/2011	122,286	489,143	4.00	4.50	$5.40	Cash flow hedge
11/1/2011	3/31/2012	200,000	1,000,000	$5.50	$7.00		Cash flow hedge
7/1/2011	12/31/2012	1,034,477	18,620,589	$4.00	$6.00		Cash flow hedge
11/1/2011	3/31/2012	153,580	767,902	$4.00	$4.50		Cash flow hedge
11/1/2011	3/31/2012	180,000	900,000			$6.25	Cash flow hedge
1/1/2013	12/31/2013	91,250	1,095,000	$3.75	$5.25	$6.25	Cash flow hedge
1/1/2013	12/31/2012	304,167	3,650,000		$5.45	5.45	Cash flow hedge
7/1/2011	12/31/2012	39,412	709,411	4.00	6.00		Not designated
7/1/2011	12/31/2012	186,043	3,348,780	$4.50	$6.25		Not designated

Crude Oil (Bbls):
7/1/2011	12/31/2011	3,067	18,400			$100.00	Not designated
4/1/2012	12/31/2013	1,523	36,550			$120.00	Not designated

All of the above natural gas contracts are settled against NYMEX, and all oil contracts are settled against NYMEX Light Sweet Crude. The NYMEX and NYMEX Light Sweet Crude have historically had a high degree of correlation with the actual prices received by the Company.

As a result of temporarily suspending our H/B Hz drilling program beginning in July 2011, certain hedged natural gas volumes exceeded estimated future production. In order to reduce the amount of hedged volumes, the Company monetized 84,887 Mcf of 2011 hedges and 4.3 Bcfe of 2012 hedges in July 2011. Net of deferred premiums payable related to these volumes, the Company received $2.7 million in net proceeds.

Effects of derivative instruments on the Consolidated Statement of Operations

For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

There were no oil derivatives that qualified for hedges for the three and six months ended June 30, 2011 and 2010. A summary of the effect of the natural gas derivatives qualifying for hedges is as follows:

Description		Natural Gas Derivatives Qualifying as Hedges
	Location of Amounts	Three Months Ended June 30,
		2011	2010
		(in thousands)
Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)	OCI	(232)	359
Amount of Gain Reclassified from Accumulated OCI into Income (Effective Portion)	Oil and Gas Sales	3,991	7,324
Amount of Gain (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Oil and Gas Sales	315	(1,786)

Description		Natural Gas Derivatives Qualifying as Hedges
	Location of Amounts	Six Months Ended June 30,
		2011	2010
		(in thousands)
Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)	OCI	5	18,567
Amount of Gain Reclassified from Accumulated OCI into Income (Effective Portion)	Oil and Gas Sales	8,436	10,964
Amount of Gain (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Oil and Gas Sales	722	(1,257)

Assuming that the market prices of oil and natural gas futures as of June 30, 2011 remain unchanged, the Company would expect to transfer a gain of approximately $9.7 million from accumulated other comprehensive income to earnings during the next 12 months. The actual reclassification into earnings will be based on market prices at the contract settlement date.

For derivative instruments that do not qualify as hedges pursuant to ASC 815, changes in the fair value of these derivatives that occur prior to their maturity (i.e., temporary fluctuations in value) are recognized in current earnings. A summary of the effect of the derivatives not qualifying for hedges is as follows:

	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
		Three Months Ended June 30,
		2011	2010
		(in thousands)
Realized
Crude oil	Oil and gas sales	$(44)	$—
Unrealized
Natural gas	Unrealized gain or (loss) on derivatives	5,110	—
Crude oil	Unrealized gain or (loss) on derivatives	327	107

		$5,393	$107

	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
		Six Months Ended June 30,
		2011	2010
		(in thousands)
Realized
Natural gas	Oil and gas sales	$—	$23
Crude oil	Oil and gas sales	(44)	—

		(44)	23
Unrealized
Natural gas	Unrealized gain or (loss)on derivatives	5,110	(221)
Crude oil	Unrealized gain or (loss)on derivatives	(118)	107

		$4,948	$(91)

The valuation of our derivative instruments are based on industry standard models that primarily rely on market observable inputs. Substantially all of the assumptions for industry standard models are observable in active markets throughout the full term of the instrument. The Company categorizes these measurements as Level 2. The following table sets forth by level within the fair value hierarchy our derivative instruments, which are our only financial assets and liabilities that were accounted for at fair value on a recurring basis, as of June 30, 2011 and December 31, 2010:

	As of June 30, 2011			As of December 31, 2010
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
Financial assets:
Natural gas derivative instruments	$—	$31,329	$—	$—	$37,142	$—
Crude oil derivative instruments	$—	$(290)	$—	$—	$(172)	$—

NOTE D—STOCK COMPENSATION PLANS

We recognized $1.2 million and $1.1 million of stock compensation expense for the three months ended June 30, 2011 and 2010, respectively and $2.4 million and $3.5 million for the six months ended June 30, 2011 and 2010, respectively. These non-cash expenses are reflected as a component of the Company’s general and administrative expense. To the extent amortization of compensation costs relates to employees directly involved in exploration and development activities, such amounts are capitalized to oil and natural gas properties. Stock based compensation capitalized as part of oil and natural gas properties was $0.1 million and $0.1 million for the three months ended June 30, 2011 and 2010, respectively, and $0.3 million and $0.7 million for the six months ended June 30, 2011 and 2010, respectively.

Restricted Stock

A summary of the status of our unvested shares of restricted stock and the changes for the year ended December 31, 2010 and the six months ended June 30, 2011 is presented below:

	Number of unvested restricted shares	Weighted average grant- date fair value per share
Unvested shares as of December 31, 2009	580,530	$22.35
Granted	359,385	$6.34
Vested	(220,016)	$24.21
Forfeited	(27,903)	$23.11

Unvested shares as of December 31, 2010	691,996	$13.47
Granted	12,618	$5.55
Vested	(144,680)	$22.93
Forfeited	(1,683)	$21.56

Unvested shares as of June 30, 2011	558,251	$10.82

As of June 30, 2011, there was $5.2 million of unrecognized compensation expense related to non-vested restricted stock grants. This unrecognized compensation cost is expected to be recognized over a weighted-average period of 2.17 years.

NOTE E—CAPITAL STOCK

Share Lending Arrangement

In February 2008, in connection with the offer and sale of the 5.00% convertible notes, we entered into a share lending agreement (the “Share Lending Agreement”). Under this agreement, we loaned to the share borrower up to the maximum number of shares of our common stock underlying the 5.00% convertible notes. As of June 30, 2011, 2,640,000 shares of our common stock were subject to outstanding loans to the share borrower under the Share Lending Agreement.

Sale/Issuance of Common and Preferred Stock

In February 2011, we completed an offering of 21,075,000 shares of our common stock at a price of $4.75 per share. The net proceeds to the Company were $93.6 million after underwriters’ discounts and commissions and expenses of the offering payable by the Company. In March 2011, the underwriters exercised the over-allotment option granted in connection with the February 2011 offering and purchased an additional 1,098,518 shares of common stock, which increased the net proceeds to the Company by $4.9 million after underwriters’ discounts and commissions and expenses of the offering payable by the Company. The Company used the net proceeds, together with proceeds from a concurrent private placement of the 11.375% Senior Notes, to (i) fund an offer to purchase up to $50.0 million of its 5.00% convertible notes, (ii) repay the then outstanding balance under its revolving bank credit facility and (iii) fund the cash portion of the purchase price of the acquisitions described in Note A. The Company intends to use the remaining net proceeds to fund its exploration and development program and for other general corporate purposes.

In February 2011, the Company issued 2,268,971 common shares in connection with a Bakken acquisition described in Note A. In April 2011, the Company issued an additional 3,542,091 shares of its common stock in connection with another set of Bakken acquisitions also described in Note A.

During the six months ended June 30, 2011, the Company received $25.8 million related to the issuance of 1,135,565 shares of its 9.25% Series B Cumulative Preferred Stock in ongoing at-the-market sales by the Company.

NOTE F—INCOME TAXES

We recorded tax (provisions) benefits of $(1.4) million and $(2.4) million for the three months ended June 30, 2011 and 2010, respectively, and $(2.9) million and $3.4 million for the six months ended June 30, 2011 and 2010, respectively, due to changes in the valuation allowance on deferred tax assets. The valuation allowance was adjusted due to increases or decreases in offsetting deferred tax liabilities, primarily as a result of unrealized gains or losses on derivative instruments that qualify for hedge accounting. In determining the carrying value of a deferred tax asset, accounting standards provide for the weighing of evidence in estimating whether and how much of a deferred tax asset may be recoverable. As the Company has incurred net operating losses in prior years, relevant accounting guidance suggests that cumulative losses in recent years constitute significant negative evidence, and that future expectations about income are insufficient to overcome a history of such losses. In 2008, the Company reduced the carrying value of its net deferred tax asset to zero and maintained that position as of June 30, 2011 and December 31, 2010. The valuation allowance has no impact on our net operating loss (“NOL”) position for tax purposes, and if the Company generates taxable income in future periods, the Company will be able to use its NOLs to offset taxes due at that time. The Company will continue to assess the valuation allowance against deferred tax assets considering all available evidence obtained in future reporting periods.

NOTE G—COMMITMENTS AND CONTINGENCIES

Litigation

A putative class action lawsuit was filed by the Northumberland County Retirement System and Oklahoma Law Enforcement Retirement System in the District Court in Oklahoma County, Oklahoma, purportedly on March 10, 2011, against the Company and certain of its officers along with certain underwriters of the Company’s July 2008, May 2009 and October 2009 public offerings. Discovery requests and summons were filed and issued, respectively, in late April 2011. The complaint alleges that the registration statement and the prospectus for the offering contained material misstatements and omissions and seek damages under Sections 11, 12 and 15 of the Securities Act of 1933 of an unspecified equitable relief. Defendants removed the case to federal court on May 12, 2011 and filed motions to dismiss on June 20, 2011. Plaintiffs filed a motion to remand the case to state court on June 10, 2011, and defendants filed an opposition to that motion. The federal court stayed all further proceedings in this case until after it decides whether to remand the case to state court. If the case remains in federal court, plaintiffs are expected to seek to be appointed lead plaintiff under the Private Securities Litigation Reform Act and to file an amended complaint thereafter. We are currently unable to assess the probability of loss or estimate a range of potential loss, if any, associated with the securities class action case, which is at an early stage.

The Company is party to various legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters, and its experience in contesting, litigating, and settling similar matters. None of the actions are believed by management to involve future amounts that would be material to the Company’s financial position or results of operations after consideration of recorded accruals.

Insurance Matters

The Company maintains property damage, business interruption and other insurance coverage, the scope and amounts of which we believe are customary and prudent for the nature and extent of our operations. The Company also believes its deductibles are consistent with customary and prudent industry practices and does not expect that the payment of any deductibles would have a material adverse effect on the Company’s financial condition or results of operations. While we believe the Company maintains adequate insurance coverage, insurance may not fully cover every type of damage, interruption or other loss that might occur. If we were to incur a significant loss for which we were not fully insured, it could have a material impact on our financial position, results of operations and cash flows. In addition, there may be a timing difference between amounts we are required to pay in connection with a loss and amounts we receive from insurance as reimbursement. Any event that materially interrupts the revenues generated by our consolidated operations, or other losses that require us to make material expenditures not covered by insurance, could adversely affect our cash flows and financial condition and, accordingly, adversely affect the market price of our securities.

NOTE H—SUBSEQUENT EVENTS

On August 2, 2011, we entered into an amendment to our revolving bank credit facility to amend the EBITDA to interest expense ratio as defined in the credit agreement to be greater than or equal to 2.00 to 1.00 for the period between July 1, 2011 and December 31, 2011. Beginning January 1, 2012, the required EBITDA to interest expense ratio will return to be greater than or equal to 2.50 to 1.00. During any period between July 1, 2011 and December 31, 2011 in which the Company’s EBITDA to interest expense ratio is below 2.50 to 1.00, the applicable LIBO rate margin and applicable prime rate margin will increase by 1.50%. This amendment also increases the unused facility fee by 0.5% to 1.0% per annum when the Company’s EBITDA to interest expense ratio is less than 2.50 to 1.00 (or as otherwise provided in the credit facility). The Company paid a fee equal to 1% of the borrowing base in connection with this amendment.

As a result of temporarily suspending our H/B Hz drilling program beginning in July 2011, certain hedged natural gas volumes exceeded estimated future production. In order to reduce the amount of hedged volumes, the Company monetized 84,887 Mcf of 2011 hedges and 4.3 Bcfe of 2012 hedges in July 2011. Net of deferred premiums payable related to these volumes, the Company received $2.7 million in proceeds.

NOTE I—CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Company provides condensed consolidating financial information for its subsidiaries that are guarantors of its registered debt. The subsidiary guarantors are wholly owned and have, jointly and severally, unconditionally guaranteed on an unsecured basis the Company’s 11.375% Senior Notes. The subsidiary guarantees (i) rank equally in right of payment with all of the existing and future senior debt of the subsidiary guarantors; (ii) rank senior to all of the existing and future subordinated debt of the subsidiary guarantors; (iii) are effectively subordinated in right of payment to any existing or future secured obligations of the subsidiary guarantors to the extent of the value of the assets securing such obligations; and (iv) are structurally subordinated to all debt and other obligations of the subsidiaries of the guarantors who are not themselves guarantors. The Company’s subsidiary guarantors guarantee payments of principal and interest under the Company’s registered notes. The Company has not presented separate financial and narrative information for each of the subsidiary guarantors because it believes that such financial and narrative information would not provide any additional information that would be material in evaluating the sufficiency of the guarantees.

The following condensed consolidating financial information represents the financial information of GMX Resources Inc., its wholly owned subsidiary guarantors and its non-guarantor subsidiaries, prepared on the equity basis of accounting. The non-guarantor subsidiaries and a variable interest entity are included in the non-guarantor column in the tables below. The financial information may not necessarily be indicative of the financial position, results of operations or cash flows had the subsidiary guarantors operated as independent entities.

Condensed Consolidating Balance Sheets

	June 30, 2011
	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,458	$117	$1,302	$—	$4,877
Accounts receivable—interest owners	4,325	—	—	—	4,325
Accounts receivable—oil and natural gas revenues	8,065	413	—	—	8,478
Accounts receivable—intercompany	17,733	4,350	1,066	(23,149)	—
Derivative instruments	18,891	—	—	—	18,891
Inventories	326	—	—	—	326
Prepaid expenses and deposits	1,891	75	29	—	1,995
Assets held for sale	873	11,467	6,514	—	18,854

Total current assets	55,562	16,422	8,911	(23,149)	57,746
OIL AND NATURAL GAS PROPERTIES, BASED ON THE FULL COST METHOD
Properties being amortized	1,020,756	713	141	—	1,021,610
Properties not subject to amortization	174,021	—	—	—	174,021
Less accumulated depreciation, depletion and impairment	(713,330)	—	—	—	(713,330)

	481,447	713	141	—	482,301
PROPERTY AND EQUIPMENT, AT COST, NET	15,857	5,246	46,899	—	68,002
DERIVATIVE INSTRUMENTS	12,148	—	—	—	12,148
OTHER ASSETS	13,899	—	—	—	13,899
INVESTMENT IN SUBSIDIARIES	41,348	—	—	(41,348)	—

TOTAL ASSETS	$620,261	$22,381	$55,951	$(64,497)	$634,096

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$11,827	$—	$44	$—	11,871
Accounts payable—intercompany	5,123	16,708	1,318	(23,149)	—
Accrued expenses	38,296	169	219	—	38,684
Accrued interest	11,213	—	—	—	11,213
Revenue distribution payable	6,102	—	—	—	6,102
Current maturities of long-term debt	26	—	—	—	26

Total current liabilities	72,587	16,877	1,581	(23,149)	67,896
LONG-TERM DEBT, LESS CURRENT MATURITIES	341,332	—	—	—	341,332
DEFERRED PREMIUMS ON DERIVATIVE INSTRUMENTS	5,619	—	—	—	5,619
OTHER LIABILITIES	7,419	—	—	—	7,419
EQUITY
Total GMX equity	193,304	5,504	54,370	(59,874)	193,304
Noncontrolling interest	—	—	—	18,526	18,526

TOTAL LIABILITIES AND EQUITY	$620,261	$22,381	$55,951	$(64,497)	$634,096

Condensed Consolidating Statement of Operations

	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In Thousands)
Six Months Ended June 30, 2011
TOTAL REVENUES	$61,267	$1,437	$6,084	$(6,553)	$62,235
COSTS AND EXPENSES
Lease operating	9,174	2,026	733	(6,200)	5,733
Production taxes	549	—	—	—	549
Depreciation, depletion and amortization	24,477	374	1,242	—	26,093
Impairment of natural gas and oil properties and other fixed assets	59,738	5,350	93	—	65,181
General and administrative	13,872	1,004	160	(353)	14,683

Total expenses	107,810	8,754	2,228	(6,553)	112,239
Income (loss) from operations	(46,543)	(7,317)	3,856	—	(50,004)
NON-OPERATING INCOME (EXPENSE)
Interest expense	(15,853)	—	(1)	—	(15,854)
Write off of Unamortized Revolver Fees	(176)	—	—	—	(176)
Interest and other income	206	—	76	—	282
Unrealized gains (losses) on derivatives	4,992	—	—	—	4,992
Equity Income (loss) of Subsidiaries	(6,544)	—	—	6,544	—

Total non-operating expense	(17,375)	—	75	6,544	(10,756)

Income (loss) before income taxes	(63,918)	(7,317)	3,931	6,544	(60,760)
PROVISION (BENEFIT) FOR INCOME TAXES	2,868	—	—	—	2,868

NET INCOME (LOSS)	(66,786)	(7,317)	3,931	6,544	(63,628)
Net income attributable to noncontrolling interest	—	—	—	3,158	3,158

NET INCOME APPLICABLE TO GMX	(66,786)	(7,317)	3,931	3,386	(66,786)
Preferred stock dividends	3,047	—	—	—	3,047

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	(69,833)	(7,317)	3,931	3,386	(69,833)

Three Months Ended June 30, 2011
TOTAL REVENUES	$32,370	$746	$3,174	$(3,432)	$32,858
COSTS AND EXPENSES
Lease operating	4,649	1,161	271	(3,245)	2,836
Production taxes	166	—	—	—	166
Depreciation, depletion and amortization	12,493	187	624	—	13,304
Impairment of natural gas and oil properties and other fixed assets	11,508	5,353	—	—	16,861
General and administrative	7,228	469	96	(188)	7,605

Total expenses	36,044	7,170	991	(3,433)	40,772
Income (loss) from operations	(3,674)	(6,424)	2,183	1	(7,914)
NON-OPERATING INCOME (EXPENSE)
Interest expense	(7,832)	—	—	—	(7,832)
Write off of Unamortized Revolver Fees	(67)	—	—	—	(67)
Interest and other income	82	(58)	(12)	—	12
Unrealized gains (losses) on derivatives	5,437	—	—	—	5,437
Equity Income (loss) of Subsidiaries	(6,057)	—	—	6,057	—

Total non-operating expense	(8,437)	(58)	(12)	6,057	(2,450)

Income (loss) before income taxes	(12,111)	(6,482)	2,171	6,058	(10,364)
PROVISION (BENEFIT) FOR INCOME TAXES	1,436	—	—	—	1,436

NET INCOME (LOSS)	(13,547)	(6,482)	2,171	6,058	(11,800)
Net income attributable to noncontrolling interest	—	—	—	1,746	1,746

NET INCOME APPLICABLE TO GMX	(13,547)	(6,482)	2,171	4,312	(13,546)
Preferred stock dividends	1,837	—	—	—	1,837

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	(15,384)	(6,482)	2,171	4,312	(15,383)

	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In Thousands)
Six Months Ended June 30, 2010
TOTAL REVENUES	$43,881	$969	$3,732	$(4,069)	$44,513
COSTS AND EXPENSES
Lease operating	7,346	907	840	(3,739)	5,354
Production taxes	1,025	—	—	—	1,025
Depreciation, depletion and amortization	13,583	366	1,152	—	15,101
Impairment of natural gas and oil properties and other fixed assets	—	—	—	—	—
General and administrative	12,851	712	173	(330)	13,406

Total expenses	34,805	1,985	2,165	(4,069)	34,886
Income (loss) from operations	9,076	(1,016)	1,567	—	9,627
NON-OPERATING INCOME (EXPENSE)
Interest expense	(8,882)	—	(1)	—	(8,883)
Write off of Unamortized Revolver Fees	—	—	—	—	—
Interest and other income	33	—	—	—	33
Unrealized gains (losses) on derivatives	(114)	—	—	—	(114)
Equity Income (loss) of Subsidiaries	(381)	—	—	381	—

Total non-operating expense	(9,344)	—	(1)	381	(8,964)

Income (loss) before income taxes	(268)	(1,016)	1,566	381	663
PROVISION (BENEFIT) FOR INCOME TAXES	(3,419)	—	—	—	(3,419)

NET INCOME (LOSS)	3,151	(1,016)	1,566	381	4,082
Net income attributable to noncontrolling interest	—	—	—	931	931

NET INCOME APPLICABLE TO GMX	3,151	(1,016)	1,566	(550)	3,151
Preferred stock dividends	2,313	—	—	—	2,313

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	838	(1,016)	1,566	(550)	838

Three Months Ended June 30, 2010
TOTAL REVENUES	$22,876	$516	$2,066	$(2,245)	$23,213
COSTS AND EXPENSES
Lease operating	3,393	586	348	(2,084)	2,243
Production taxes	315	—	—	—	315
Depreciation, depletion and amortization	7,964	184	583	—	8,731
Impairment of natural gas and oil properties and other fixed assets	—	—	—	—	—
General and administrative	5,967	360	53	(161)	6,219

Total expenses	17,639	1,130	984	(2,245)	17,508
Income (loss) from operations	5,237	(614)	1,082	—	5,705
NON-OPERATING INCOME (EXPENSE)
Interest expense	(4,653)	—	(1)	—	(4,654)
Write off of Unamortized Revolver Fees	—	—	—	—	—
Interest and other income	9	—	—	—	9
Unrealized gains (losses) on derivatives	107	—	—	—	107
Equity Income (loss) of Subsidiaries	(151)	—	—	151	—

Total non-operating expense	(4,688)	—	(1)	151	(4,538)

Income (loss) before income taxes	549	(614)	1,081	151	1,167
PROVISION (BENEFIT) FOR INCOME TAXES	2,369	—	—	—	2,369

NET INCOME (LOSS)	(1,820)	(614)	1,081	151	(1,202)
Net income attributable to noncontrolling interest	—	—	—	618	618

NET INCOME APPLICABLE TO GMX	(1,820)	(614)	1,081	(467)	(1,820)
Preferred stock dividends	1,157	—	—	—	1,157

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	(2,977)	(614)	1,081	(467)	(2,977)

Condensed Consolidating Statement of Cash Flows

	Parent	Guarantors	Non-Guarantor	Eliminations	Consolidated
	(In Thousands)
Six Months Ended June 30, 2011
Net cash provided by (used in) operating activities	$31,411	$(346)	$6,559	—	$37,624
Net cash provided by (used in) investing activities	(193,833)	(101)	1,676	—	(192,258)
Net cash provided by (used in) financing activities	164,412	—	(7,258)	—	157,154

Net increase (decrease) in cash	1,990	(447)	977	—	2,520
Cash and cash equivalents at beginning of period	1,468	564	325	—	2,357

Cash and cash equivalents at end of period	$3,458	$117	$1,302	$—	$4,877

Six Months Ended June 30, 2010
Net cash provided by (used in) operating activities	$17,824	$1,547	$3,099	—	$22,470
Net cash provided by (used in) investing activities	(73,738)	(1,587)	(2,256)	—	(77,581)
Net cash provided by (used in) financing activities	23,022	—	(340)	—	22,682

Net increase (decrease) in cash	(32,892)	(40)	503	—	(32,429)
Cash and cash equivalents at beginning of period	31,572	3,885	97	—	35,554

Cash and cash equivalents at end of period	$(1,320)	$3,845	$600	$—	$3,125

Dealer Prospectus Delivery Obligation

Until                     , 2011, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Our certificate of incorporation contains a provision that eliminates the personal monetary liability of directors and officers to us and our shareholders for a breach of fiduciary duties to the extent currently allowed under the OGCA. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of our certificate of incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a shareholder’s only remedy is to enjoin the completion of the Board of Director’s action, this remedy would be ineffective if the shareholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that we and our shareholders would have no effective remedy against the directors or officers.

Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 1053 of the OGCA. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.

The OGCA permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of duty. Our certificate of incorporation provides indemnification to the same extent allowed pursuant to the foregoing provisions of the OGCA.

We have entered into indemnity agreements with each of our non-employee directors. These agreements provide for indemnification to the extent permitted by the OGCA and require us to use commercially reasonable efforts to maintain director and officer liability insurance.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedule.

Not applicable.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145I, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(g) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 1, 2011.

GMX RESOURCES INC.
(Registrant)

By:	/s/ James A. Merrill
James A. Merrill, Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ken L. Kenworthy, Jr. and James A. Merrill, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on November 1, 2011.

Signatures	Title

/s/ Ken L. Kenworthy, Jr. Ken L. Kenworthy, Jr.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James A. Merrill James A. Merrill	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ T.J. Boismier T. J. Boismier	Director

/s/ Steven Craig Steven Craig	Director

/s/ Ken L. Kenworthy, Sr. Ken L. Kenworthy, Sr.	Director

/s/ Jon W. McHugh Jon W. McHugh	Director

/s/ Thomas G. Casso Thomas G. Casso	Director

/s/ Michael G. Cook Michael G. Cook	Director

/s/ Michael J. Rohleder Michael J. Rohleder	Director

/s/ J. David Lucke J. David Lucke	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 1, 2011.

DIAMOND BLUE DRILLING CO.
(Co-registrant)

By:	/s/ Michael J. Rohleder
Michael J. Rohleder, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on November 1, 2011.

Signatures	Title

/s/ Michael J. Rohleder Michael J. Rohleder	President (Principal Executive Officer)

/s/ James A. Merrill James A. Merrill	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ken L. Kenworthy, Jr. Ken L. Kenworthy, Jr.	Director

/s/ James A. Merrill James A. Merrill	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 1, 2011.

ENDEAVOR PIPELINE INC.
(Co-registrant)

By:	/s/ Keith Leffel
Keith Leffel, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on November 1, 2011.

Signatures	Title

/s/ Keith Leffel Keith Leffel	President (Principal Executive Officer) and Director

/s/ Harry C. Stahel, Jr. Harry C. Stahel, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ken L. Kenworthy, Jr. Ken L. Kenworthy, Jr.	Director

/s/ James A. Merrill James A. Merrill	Director

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

3.1(a)	Amended and Restated Certificate of Incorporation of GMX Resources Inc.	SB-2	353-49328	3.1	11/06/2000

3.1(b)	Amended Certificate of Incorporation of GMX Resources Inc.	8-K	001-32977	3.1	05/25/2010

3.2	Amended and Restated Bylaws of GMX Resources Inc.	8-K	001-32977	3.2	11/04/2008

3.3*	Certificate of Incorporation of Diamond Blue Drilling Co.

3.4*	Bylaws of Diamond Blue Drilling Co..

3.5*	Certificate of Incorporation of Endeavor Pipeline Inc.

3.6*	Bylaws of Endeavor Pipeline Inc.

4.1	Indenture dated February 9, 2011, between GMX Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-32977	4.1	02/09/2011

4.2	Registration Rights Agreement dated February 9, 2011, between GMX Resources Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated	8-K	001-32977	4.3	02/09/2011

4.3	Form of Global Note 11.375% Senior Notes (included as Exhibit A to Indenture filed as Exhibit 4.1)

5.1*	Opinion of Andrews Kurth LLP

5.2*	Opinion of Crowe & Dunlevy, A Professional Corporation

12.1*	Statement of computation of ratio of earnings to fixed charges

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Smith, Carney & Co., p.c.

23.3*	Consent of MHA Petroleum Consultants, Inc.

23.4*	Consent of DeGolyer and MacNaughton

23.5*	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

23.6*	Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.2)

24.1*	Power of Attorney (included in signature page)

25.1*	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

99.1*	Form of Letter of Transmittal

99.2*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

99.3*	Form of Notice of Guaranteed Delivery

99.4*	Form of Letter to Brokers

99.5*	Form of Letter to Clients

*	Filed herewith.